      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 1998

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               NATIONSRENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               7353                              31-1570069
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)


                    450 EAST LAS OLAS BOULEVARD, SUITE 1400
                         FT. LAUDERDALE, FLORIDA 33301
                                 (954) 760-6550
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 JAMES L. KIRK
                       CHAIRMAN, CHIEF EXECUTIVE OFFICER
                                 AND PRESIDENT
                               NATIONSRENT, INC.
                          450 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301
                                 (954) 760-6550
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

               STEPHEN K. RODDENBERRY                                     LEIGH P. RYAN
         AKERMAN, SENTERFITT & EIDSON, P.A.                   PAUL, HASTINGS, JANOFSKY & WALKER LLP
           ONE S.E. 3RD AVENUE, 28TH FLOOR                         399 PARK AVENUE, 31ST FLOOR
              MIAMI, FLORIDA 33131-1704                           NEW YORK, NEW YORK 10022-4697
                   (305) 374-5600                                        (212) 318-6006

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

---------------------------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

---------------------------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

---------------------------------------

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                      PROPOSED
                   TITLE OF EACH CLASS OF                        MAXIMUM AGGREGATE             AMOUNT OF
                SECURITIES TO BE REGISTERED                      OFFERING PRICE(1)          REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share.....................        $100,000,000                $29,500
----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED             , 1998
PROSPECTUS

                                               SHARES

[LOGO]
                               NATIONSRENT, INC.
                                  COMMON STOCK

     All of the           shares of common stock, $0.01 par value per share (the
"Common Stock"), offered hereby (the "Offering") are being offered by NationsRent, Inc. ("NationsRent" or the "Company"). Prior to the Offering, there has been no public market for the Common Stock. It is currently estimated that
the initial public offering price will be between $     and $     per share. See
"Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The Company intends to apply to list the
Common Stock on the New York Stock Exchange ("NYSE") under the symbol "      ."
                         ------------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK.
                         ------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=========================================================================================================
                                                                    UNDERWRITING
                                                 PRICE TO           DISCOUNTS AND         PROCEEDS TO
                                                  PUBLIC           COMMISSIONS(1)         COMPANY(2)
---------------------------------------------------------------------------------------------------------
Per Share.................................           $                    $                    $
---------------------------------------------------------------------------------------------------------
Total(3)..................................       $                    $                    $
=========================================================================================================

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses of the Offering payable by the Company estimated
    at $          .

(3) The Company has granted to the Underwriters a 30-day option to purchase up to additional shares of Common Stock on the same terms and conditions as set forth above solely to cover over-allotments, if any. If this option is exercised in full, the Price to Public, Underwriting Discounts and
    Commissions and Proceeds to Company will be $          , $          and
    $          , respectively. See "Underwriting."

                         ------------------------------

     The shares of Common Stock are offered, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, subject to certain conditions including the approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares
of Common Stock will be made against payment therefor on or about             ,
1998 at the office of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167.
                         ------------------------------

BEAR, STEARNS & CO. INC.

            BT ALEX. BROWN

                        DONALDSON, LUFKIN & JENRETTE
                                   SECURITIES CORPORATION

                                     NATIONSBANC MONTGOMERY SECURITIES LLC

               The date of this Prospectus is             , 1998.

NATIONSRENT, INC.

[PHOTOS OF LOCATIONS -- INTERIOR AND EXTERIOR]

[MAP OF LOCATIONS]

                               ------------------

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE COMMON STOCK INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the consolidated financial statements and the notes thereto ("Consolidated Financial Statements") and the pro forma consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus. Unless the context otherwise requires, all references to "NationsRent" or the "Company" include NationsRent, Inc. and its subsidiaries. Unless otherwise indicated (i) all information contained in this Prospectus assumes that the Underwriters' over-allotment option is not exercised, (ii) the description of the business of the Company reflects all closed acquisitions and the closing of all pending acquisitions currently under binding agreements (collectively, the "Acquisitions") and (iii) all historical share information contained in this Prospectus has been adjusted to reflect a 2,500 for 1 split of the Common Stock which occurred on June 2, 1998 (the "Stock Split").

                                  THE COMPANY

     NationsRent is one of the fastest growing equipment rental companies in the United States. The Company has acquired a core platform of equipment rental businesses concentrated in selected markets and intends to build a network of nationally branded locations. NationsRent expects to become a leading provider of rental equipment in each market it enters by acquiring platform businesses and opening or acquiring additional locations concentrated around those businesses. The Company believes that this "cluster" strategy enables it to (i) increase profitability in its acquired stores and (ii) achieve profitability in its newly opened locations more quickly than its competitors.

     The Company's locations offer a comprehensive selection of high quality, well-maintained rental equipment, including backhoes, bulldozers, skid steer loaders, aerial lifts and work platforms, compressors and generators. The Company markets its products and services primarily to a broad range of construction and industrial customers, including heavy highway contractors, general contractors, subcontractors, manufacturing plants and distribution centers. The Company also sells used and new equipment, spare parts and supplies, and provides maintenance and repair services. Since its formation in August 1997, the Company has acquired or contracted to acquire 16 equipment rental businesses operating in Florida, Indiana, Kentucky, Louisiana, Michigan, Ohio, Pennsylvania, Texas and West Virginia. The Company operates 65 locations and for the year ended December 31, 1997, on a pro forma basis after giving effect to the Acquisitions, the Company had revenue of $213.8 million and operating income of $37.1 million.

     NationsRent is capitalizing on the current dynamics in the equipment rental industry. According to industry sources, the United States equipment rental industry grew from an estimated $614 million in revenue in 1982 to an estimated $20 billion in 1997, which represents a compound annual growth rate of more than 26%. This growth has been driven primarily by construction and industrial companies increasingly outsourcing their equipment needs to reduce investment in non-core assets and convert costs from fixed to variable. According to industry sources, the United States equipment rental industry is expected to grow to an estimated $40 billion in revenue over the next five years due to the overall growth in the economy and a continuing trend from sales to rentals. In addition, the United States equipment rental industry is highly fragmented, with more than 20,000 companies. According to industry sources, the 100 largest equipment rental companies have a combined market share of less than 20%, no single equipment rental company in the United States has a market share greater than 3% and more than 90% of equipment rental companies have ten or fewer locations. NationsRent believes it can take advantage of the fragmentation in the equipment rental industry and the absence of an equipment rental company with significant market share to achieve a leading market position by creating an integrated network of nationally branded locations offering broad product selection and superior customer service.

COMPETITIVE STRENGTHS

     NationsRent believes it has several competitive strengths that will enable it to continue to increase growth and profitability, including the following:

          Strong Market Position. The Company believes that, by implementing its "cluster" strategy in each market it enters, it can achieve a leading market share and increase revenue from existing customers. The Company believes this strategy will enable it to more effectively serve its customers, broaden its customer base, pool rental equipment inventory, offer a broader selection and greater availability of equipment and maintain a high utilization rate. By offering a full range of rental equipment from each location, the Company believes that customers who currently utilize multiple rental equipment providers will prefer to fill their rental needs through the NationsRent network of locations. In addition, NationsRent believes it has other advantages relative to smaller operators, including greater purchasing power and a lower cost of capital.

          National Brand. NationsRent is in the process of establishing a nationally recognized brand. All NationsRent locations will be supported by the Company's national branding strategy including a distinctive store format and marketing program. The Company believes it will be able to increase revenue by establishing a brand name known for consistent quality and an extensive supply of rental inventory in a customer-oriented atmosphere. The Company expects this branding strategy to enable it to expand its customer base to attract a broader range of customers, including large customers with operations in a variety of geographic markets.

          Focus on Customer Service. NationsRent is differentiating itself from its competitors with innovations designed to increase customer satisfaction. The Company seeks to offer more convenient access, faster check-in and check-out procedures and shorter required lead time for rentals than its competitors, as well as on-time equipment delivery and pick-up, on-site repair service, 24-hour customer assistance and a library of audio, video and written instruction materials for equipment usage and safety. In addition, as part of the Company's plan to provide one-stop shopping to customers, each location sells parts and supplies to complement equipment rentals and sales.

          State-of-the-Art Management Information System. The Company is customizing a state-of-the-art management information system capable of monitoring operations at several thousand locations. This innovative system is being designed to track customer purchasing patterns and demographics for use in gaining market share in new and existing markets, consolidating equipment purchases, maximizing utilization rates and reducing overhead expenditures. This system will provide management with real time revenue, inventory, financial and customer information, facilitating rapid and well informed decision making. In addition, this system will permit customers to reserve and rent equipment and access their account information from their own computer terminals via the Company's internet website. To develop its customized system, the Company has assembled a team of management information specialists who have previously developed systems for Blockbuster Entertainment Corporation ("Blockbuster"), the world's largest video rental company, and Wal-Mart Stores, Inc. ("Wal-Mart"), the world's largest retailer.

          Distinctive Operating Format. In connection with the development of the NationsRent national brand, the Company has designed a format for its locations which it believes will help differentiate NationsRent from its competitors. Distinguishing characteristics of this format include drive-through lanes, clearly marked equipment aisles and attractive, well organized and clean store facilities. The Company expects that its larger locations will typically be on a 6 to 12 acre site in a heavily-trafficked area with a 20,000 to 40,000 square foot facility housing a reconditioning center and a broad selection and extensive inventory of equipment and supplies. The Company expects that its smaller locations will typically be on a 2 to 6 acre site in a high-visibility commercial area with a 7,500 to 11,000 square foot facility housing at least one drive-through lane, maintenance and delivery capabilities and inventory and supplies that are targeted to the customer base in that area.

          Experienced Management Team. The Company has one of the most experienced and growth-oriented executive management teams in the equipment rental industry. James L. Kirk, the Company's Chairman, Chief Executive Officer and President, founded OHM Corporation ("OHM"), a NYSE listed company, in 1969 and served in various senior executive positions with OHM, growing it into a leading environmental construction company with an inventory of heavy and light equipment having an original cost of over $100 million. In addition, the Company will benefit from the experience of
     H. Wayne Huizenga, a director of and investor in the Company, who serves as Chairman and Co-Chief Executive Officer of Republic Industries, Inc. ("Republic") and co-founded and served in various senior executive positions with Waste Management, Inc. ("Waste Management") and Blockbuster, each of which is a leading consolidator in its respective industry. The other members of the Company's senior management team have previously worked closely with Mr. Kirk in senior management positions at OHM, and other key employees and consultants of the Company have worked with Mr. Huizenga in various positions at Republic, Waste Management or Blockbuster. The NationsRent management team is supported by operating, marketing and business development managers with an average of more than 15 years of experience in the equipment rental industry.

GROWTH STRATEGY

     The Company's objectives are to increase revenue, profitability, market share and stockholder value by building a nationally branded network of locations that offer a comprehensive selection of high quality rental equipment in convenient and accessible locations to customers in the construction and industrial markets. Key elements of the NationsRent growth strategy are as follows:

          Acquire Leading Companies. NationsRent seeks to acquire leading companies in each market it enters to implement its "cluster" strategy and position the Company to achieve significant market share. The Company targets businesses that have one or more of the following characteristics:
     (i) strong positions in their geographic market; (ii) experienced local management teams that will continue to work with the Company following the acquisition; (iii) high quality equipment rental inventory; and (iv) physical and operating characteristics that are suited to conversion to the NationsRent format. Once the Company has entered a particular market, it seeks to acquire additional rental businesses in that market or adjacent markets with locations and equipment selection that complement its existing operations, thus enabling the Company to further penetrate that market. See "Business -- Completed and Pending Acquisitions."

          Convert Acquired Locations. After making an acquisition, the Company intends to convert acquired locations to the NationsRent format by (i) branding acquired locations and rental inventory with the NationsRent logo, colors and distinctive store appearance, (ii) increasing the breadth and depth of rental inventory, (iii) linking the location to the Company's customized management information system and (iv) implementing the NationsRent customer service approach.

          Open New Rental Locations. Once NationsRent has established a presence in a particular market, it seeks to open new locations in that geographic area or adjacent areas, as required, to enable it to offer a greater selection and availability of equipment, maximize its equipment inventory utilization rates and achieve economies of scale. The Company believes that this strategy will allow its new locations to achieve profitability at a faster rate than its competitors because these locations should (i) more quickly generate revenue as a result of the pre-existing market presence, name recognition and referrals from existing locations and
     (ii) have lower overhead costs due to the sharing of service, maintenance, administrative functions and personnel with the Company's established locations.

          Further Penetrate Industrial Rental Market. The Company believes that the equipment needs of industrial customers are underserved by the United States equipment rental market and, as a result, there are significant opportunities to further penetrate this market segment. NationsRent believes that by offering a comprehensive selection and available supply of rental equipment throughout an integrated nationally branded network of locations, industrial customers will become increasingly aware of the advantages of equipment rental relative to ownership, including reduced capital investment, reduced storage and maintenance expense, and greater access to the most modern equipment. The recent acquisition of The Bode-Finn Company ("Bode-Finn"), which has served industrial customers for over 40 years, has established the Company as a leading provider of rental equipment to industrial customers in several geographic markets.

COMPLETED AND PENDING ACQUISITIONS

     In furtherance of its growth strategy, NationsRent has acquired or contracted to acquire 16 equipment rental businesses with 65 locations. See "Business -- Completed and Pending Acquisitions." These locations are concentrated in regions, as set forth in the following table:

                                                                                DATE         NUMBER
REGION            MARKET SERVED                          ACQUIRED BUSINESS    ACQUIRED    OF LOCATIONS
------            -------------                          -----------------    --------    ------------
Midwest           Central/Northern Ohio                  Sam's                 9/97             5
                                                         R&R                  12/97             2
                                                         Central               1/98             8
                                                         Bode-Finn             5/98             1
                  Ohio River Valley                      Ashland              11/97             2
                                                         Titan                12/97             2
                                                         Bode-Finn             5/98             1
                  Indianapolis/Northern Indiana          C&E                  12/97             6
                                                         RFL                   4/98             1
                                                         U-Rent-It             5/98             1
                                                         Jobs                   *               1
                  Southwest Ohio/Northern Kentucky       Bode-Finn             5/98             4
                                                         Jobs                   *               1
                  Louisville/Lexington, Kentucky         Bode-Finn             5/98             2
                                                         Jobs                   *               1
                  Southwest Pennsylvania                 A-Action               *               1
                  Detroit, Michigan                      J. Kelly               *               2

Gulf Coast        Southwest Florida                      Naples                4/98             2
                                                         Florida Equipment     4/98             2
                  Florida Panhandle                      General Rental         *               6
                  Southeast Texas                        Associated             *               4
                                                         General Rental         *               7
                  Louisiana                              Associated             *               3
                                                                                               --
                                                                              Total:           65
                                                                                               ==

---------------
* Pending acquisition which is anticipated to be closed prior to consummation of the Offering.

     The Company was incorporated in the State of Delaware in August 1997. The Company's principal executive offices are located at 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 and its telephone number is (954) 760-6550.

                                  THE OFFERING

Common Stock offered by the Company.........................  shares(1)
Common Stock to be outstanding after the Offering...........  shares(2)
Use of proceeds.............................................  To repay certain outstanding indebtedness. See "Use of
                                                              Proceeds."
Proposed NYSE Symbol........................................

---------------
(1) Does not include      shares of Common Stock which may be issued by the
    Company upon exercise of the Underwriters' over-allotment option.

(2) Based on the number of shares of Common Stock outstanding as of
                   . Does not include (i)      additional shares of Common Stock
    reserved for issuance in connection with options that may be granted under the 1998 Stock Option Plan that the Company expects to adopt prior to consummation of the Offering (the "1998 Stock Option Plan"), (ii)
    additional shares of Common Stock reserved for issuance in connection with
    certain outstanding options and warrants and (iii)           additional
    shares of Common Stock reserved for issuance in connection with certain convertible promissory notes of the Company. See "Management -- Stock Option Plan," "Description of Certain Indebtedness -- Promissory Notes" and "Description of Capital Stock -- Warrants and Options."

                                  RISK FACTORS

     Prospective purchasers of Common Stock in the Offering should carefully consider the risk factors set forth under "Risk Factors" beginning on page 9 and the other information included in this Prospectus prior to making an investment decision. See "Risk Factors."

          SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

                                                      HISTORICAL(1)
                                                      -------------                    HISTORICAL(1)
                                                                                       -------------       PRO FORMA AS
                                                        AUGUST 14       PRO FORMA                         ADJUSTED THREE
                                                       (INCEPTION)     AS ADJUSTED     THREE MONTHS        MONTHS ENDED
                                                         THROUGH        YEAR ENDED         ENDED           MARCH 31,(2)
                                                      DECEMBER 31,     DECEMBER 31,      MARCH 31,      ------------------
                                                          1997           1997(2)           1998          1997       1998
                                                      -------------    ------------    -------------    -------    -------
                                                                       (UNAUDITED)      (UNAUDITED)        (UNAUDITED)
                                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Total revenue.......................................     $ 9,305         $213,835        $  9,039       $44,467    $48,398
Gross profit........................................       3,892           75,817           3,050        13,709     15,411
Operating income....................................       2,527           37,137             845         4,677      5,684
Interest expense....................................         760                              808
Income before provision for income taxes............       1,767                              160
Net income..........................................     $ 1,001         $               $     93       $          $
Basic earnings per share(3).........................     $  0.04         $               $   0.00       $          $
Diluted earnings per share(3).......................     $  0.04         $               $   0.00       $          $

OTHER DATA:
EBITDA(4)...........................................     $ 4,337         $ 67,385        $  2,491       $11,335    $13,644
Gross margin........................................        41.8%            35.5%           33.7%         30.8%      31.8%
Operating margin....................................        27.2%            17.4%            9.3%         10.5%      11.7%
EBITDA margin(4)....................................        46.6%            31.5%           27.6%         25.5%      28.2%

                                                                HISTORICAL          PRO FORMA
                                                              --------------       AS ADJUSTED
                                                                  AS OF               AS OF
                                                              MARCH 31, 1998    MARCH 31, 1998(2)
                                                              --------------    -----------------
                                                               (UNAUDITED)         (UNAUDITED)
                                                                    (DOLLARS IN THOUSANDS)
SELECTED BALANCE SHEET DATA:
Rental equipment, net.......................................     $ 49,063           $202,823
Total assets................................................      102,778
Total debt..................................................       52,230
Stockholders' equity........................................       32,094

---------------

(1) The Acquisitions have been accounted for as purchases and, accordingly, the operations of the acquired businesses are included in the statement of operations data from the date of acquisition.
(2) The pro forma as adjusted statement of operations data for the year ended December 31, 1997 and the three months ended March 31, 1997 and 1998 and the pro forma as adjusted selected balance sheet data as of March 31, 1998 give effect to the Acquisitions, the Founders' Additional Contribution, the Private Placement, certain borrowings under the Proposed Amended Credit Facility and the Offering as described in the "Unaudited Pro Forma Consolidated Financial Statements" as if such transactions had occurred on the first day of the period presented, and in the case of the pro forma as adjusted balance sheet data, as of March 31, 1998. See "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and the Company's pro forma and historical financial statements and related notes.
(3) Earnings per share data is not included for the Predecessor Company on a historical basis as such information would not be representative of the capital structure of the Company after this offering.
(4) EBITDA represents operating income plus depreciation and amortization. EBITDA is not intended to represent cash flows from operations as defined by generally accepted accounting principles and should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. The Company believes that EBITDA is a standard measure commonly reported and widely used by analysts and investors as a measure of profitability for companies with significant depreciation and amortization expense.

                                  RISK FACTORS

     An investment in the shares of Common Stock offered hereby involves a high degree of risk. In addition to the other information contained in this Prospectus, prospective investors should consider the following factors carefully in evaluating an investment in the Common Stock offered hereby. This Prospectus contains "forward-looking statements" relating to, without limitation, future economic performance, plans and objectives of management for future operations, and projections of revenue and other financial items that are based on the beliefs of, assumptions made by and information currently available to the Company's management. The words "expect," "estimate," "anticipate," "believe," "intend," "plan" and similar expressions and variations thereof are intended to identify forward-looking statements. The cautionary statements set forth in this "Risk Factors" section and elsewhere in this Prospectus identify important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those expressed in or implied by such forward-looking statements.

LIMITED OPERATING HISTORY

     The Company was formed in August 1997 and commenced operations in September 1997 with its acquisition of Sam's Equipment Rental, Inc. and Gabriel Trailer Manufacturing Company, Inc. (collectively, "Sam's"). Accordingly, the Company has only a limited operating history upon which an evaluation of the Company, its growth strategy and its prospects can be based. The Company's prospects must be evaluated in light of the risks, expenses and difficulties frequently encountered by companies in the early stages of development. Although the Company has experienced growth in revenue and net income recently, there can be no assurance that growth and profitability can or will be sustained or that the Company's strategy of building a network of nationally branded equipment rental locations will lead to growth or profitability.

ACQUISITION AND INTEGRATION RISKS

     Since its inception in August 1997, the Company has acquired or contracted to acquire 16 equipment rental businesses operating 65 locations in nine states. The Company intends to continue this rapid growth by continuing to make acquisitions, opening new locations and converting acquired locations to the Company's format. There can be no assurance that the Company will be able to identify acquisition candidates or suitable new locations or obtain financing for acquisitions or internal expansion on satisfactory terms, or at all. The Company's growth strategy presents the risks inherent in assessing the value, strengths and weaknesses of growth opportunities, in evaluating the costs and uncertain returns of expanding the operations of the Company, and in integrating acquisitions with existing operations. The Company expects that its growth strategy may affect short-term cash flow and net income as the Company increases the amount of its indebtedness and incurs expenses to open new locations, make acquisitions and expand its rental inventory. As a result, the Company's revenue and operating results may fluctuate. There can be no assurance that the Company will successfully expand, that any acquired businesses will be successfully integrated into the Company's operations or that any expansion will result in profitability. The failure of the Company to successfully implement its growth strategy may have a material adverse effect on the Company's business, financial condition, results of operations or prospects or the market price of the Common Stock.

     The Company's anticipated growth will place significant demands on the Company's management and its operational, financial and marketing resources. In connection with acquisitions and the opening of new locations, the Company anticipates experiencing growth in the number of its employees, the scope of its operating and financial systems and the geographic area of its operations. The Company believes this growth will increase the operating complexity of the Company and the level of responsibility exercised by both existing and new management personnel. To manage this expected growth, the Company intends to invest further in its operating and financial systems and to continue to expand, train and manage its employee base. There can be no assurance that the Company will be able to attract and retain qualified management and employees or that the Company's current operating and financial systems and controls will be adequate as the Company grows or that any steps taken to improve such systems and controls will be sufficient. The failure of the Company to successfully integrate and manage its growth may have a material adverse effect on the

Company's business, financial condition, results of operations or prospects or the market price of the Common Stock.

     There may be liabilities that the Company fails or is unable to discover in the course of performing due diligence investigations on each company or business it has acquired or seeks to acquire in the future, including liabilities arising from non-compliance with applicable federal, state or local environmental requirements by prior owners and for which the Company, as a successor owner, may be responsible. The Company seeks to minimize the risk by conducting such due diligence, including environmental reviews, as it deems appropriate under the circumstances, but there can be no assurance that reasonable due diligence efforts will result in the identification of all existing conditions or risks. The Company also generally seeks to obtain rights to indemnification from each seller of acquired businesses or properties, which indemnification obligation may be supported by deferring payment of a portion of the purchase price or other appropriate security. However, there can no assurance that such indemnification, even if obtained, will be enforceable, collectible or sufficient in amount, scope or duration to fully offset the possible liabilities associated with the business or property acquired. Any such liabilities, individually or in the aggregate, could have a material adverse effect on the Company's business, financial condition, results of operations or prospects.

DEPENDENCE ON ADDITIONAL CAPITAL FOR FUTURE GROWTH

     The Company's ability to remain competitive, sustain its growth and expand its operations through new locations and acquisitions largely depends on its access to capital. In addition, the Company must make ongoing capital expenditures to update and maintain the condition of its rental equipment inventory in order to provide its customers with high-quality equipment. To date, the Company has financed capital expenditures and acquisitions primarily through private equity, bank financing, vendor financing and the issuance of promissory notes. To implement its growth strategy and meet its capital needs, the Company plans to issue additional equity securities and incur additional indebtedness in the future. The Company expects to increase its $165 million revolving credit facility, as amended (the "Credit Facility"), prior to the consummation of the Offering (the "Proposed Amended Credit Facility") and may seek to further increase the Credit Facility from time to time after consummation of the Offering. There can be no assurance that any of such increases or any additional capital, if and when required, will be available on terms acceptable to the Company, or at all. Failure by the Company to obtain sufficient additional capital in the future could force the Company to curtail its growth or delay capital expenditures, which could have a material adverse effect on the Company's business, financial condition, results of operations or prospects or the market price of the Common Stock.

     The Company's ability to finance future acquisitions, new locations and internal growth is currently limited by the covenants contained in the Credit Facility, including a number of covenants that, among other things, restrict the ability of the Company to dispose of assets or merge, incur debt, pay dividends, repurchase or redeem capital stock, create liens, make non-rental equipment capital expenditures and make certain investments or acquisitions and otherwise restrict corporate activities. The Credit Facility also contains, among other covenants, requirements that the Company maintain specified financial ratios, including minimum cash flow levels and interest coverage. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources," "Business -- Growth Strategy" and "Description of Certain Indebtedness."

SUBSTANTIAL LEVERAGE

     The Company has a substantial amount of indebtedness. As of March 31, 1998, on a pro forma basis after giving effect to the Acquisitions, an additional equity contribution of $17.4 million from the Company's founders (the "Founders' Additional Contribution"), a $27.6 million private placement of shares of Common Stock (the "Private Placement"), certain borrowings under the Proposed Amended Credit Facility, the Offering and the application of the estimated net proceeds therefrom, the Company would have had total indebtedness of approximately $ million and would have had approximately $ million of availability under the Credit Facility.

The degree to which the Company is leveraged could have important consequences to holders of the Common Stock including, but not limited to, the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate or other purposes may be limited; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of the principal of, and interest on, its indebtedness; (iii) the agreements governing the Company's long-term indebtedness will contain certain restrictive financial and operating covenants that could limit the Company's ability to compete and expand; and (iv) the Company's substantial leverage may make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and reduce its flexibility in responding to changing business and economic conditions. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Certain Indebtedness" and the Consolidated Financial Statements included elsewhere in this Prospectus.

COMPETITION

     The equipment rental industry is highly competitive. The Company's competitors include large national rental companies, equipment manufacturers, regional corporations, smaller independent businesses, and equipment vendors and dealers who both sell and rent equipment to customers. Some of the Company's competitors have greater financial resources, are more geographically diverse, and have greater name recognition than the Company. There can be no assurance that the Company will not encounter increased competition from existing competitors or new market entrants, such as equipment manufacturers, that may be significantly larger and have greater financial and marketing resources than the Company. If existing or future competitors reduce prices to gain or retain market share and the Company must also reduce prices to remain competitive, it could have a material adverse effect on the Company's business, financial condition, results of operations or prospects. Additionally, existing or future competitors may seek to compete with the Company for acquisition candidates or new locations, which may have the effect of increasing acquisition prices and reducing the number of suitable acquisition candidates or expansion locations which could have a material adverse effect on the Company's growth strategy, its business, financial condition, results of operations or prospects or the market price of the Common Stock. See "Business -- Competition."

SEASONALITY AND QUARTERLY FLUCTUATIONS IN REVENUE AND OPERATING RESULTS

     Many of the Company's current locations are in the Midwest region of the United States. During the winter months of December through March, the Company experiences a slowdown in rentals to construction customers as a result of adverse weather conditions. In addition, the Company's revenue and operating results have varied throughout the year and are expected to continue to fluctuate in the future due to a number of factors, including (i) general economic conditions in the Company's markets, (ii) the timing of acquisitions and new location openings and related costs, (iii) the effectiveness of integrating acquired businesses and new locations, (iv) rental patterns of the Company's customers and (v) price changes in response to competitive factors. The Company incurs various costs in establishing or integrating newly acquired or opened locations, and the profitability of a new location is generally expected to be lower in the initial months of operation.

LIABILITY AND INSURANCE

     The Company's business exposes it to possible claims for personal injury or death resulting from the use of equipment rented or sold by the Company and from injuries caused in motor vehicle accidents in which Company delivery and service personnel are involved. The Company carries comprehensive insurance subject to deductibles at levels it believes are sufficient to cover existing and future claims. Although the Company has not experienced any material losses that were not covered by insurance, there can be no assurance that existing or future claims will not exceed the level of the Company's insurance or that such insurance will continue to be available on economically reasonable terms, or at all.

ENVIRONMENTAL AND SAFETY REGULATION

     The Company's equipment, facilities and operations are subject to certain federal, state and local laws and regulations relating to environmental protection and occupational health and safety, including those governing wastewater discharges, the use, treatment, storage and disposal of solid and hazardous wastes and materials, air quality and the remediation of contamination associated with the release of hazardous substances. Certain of the Company's existing and former locations use and have used, substances, and currently generate or have generated or disposed of wastes, which are or may be considered hazardous or otherwise are subject to applicable environmental requirements, and the Company may incur liability in connection therewith. Moreover, there can be no assurance that environmental and safety requirements will not become more stringent or be interpreted and applied more stringently in the future. Such future changes or interpretations, or the identification of adverse environmental conditions currently unknown to the Company, could result in additional environmental compliance or remediation costs to the Company. Such compliance and remediation costs could have a material adverse effect on the Company's business, financial condition, results of operations or prospects or the market price of the Common Stock. See "Business -- Environmental and Safety Regulation."

     In particular, the Company stores and dispenses, or has in the past stored and dispensed, petroleum products from aboveground storage tanks and, in certain cases, underground storage tanks at its locations. The Company also uses hazardous materials, including solvents, to clean and maintain equipment, and generates and disposes of solid and hazardous wastes, including batteries, used motor oil, radiator fluid and solvents. In connection with such activities, the Company has incurred capital expenditures and other compliance costs which are expensed on a current basis and which, to date, have not been material to the Company's financial condition. Based on currently available information, the Company believes that it will not be required to incur material capital expenditures or other compliance or remediation costs on environmental and safety matters in the foreseeable future. There can be no assurance, however, that this will be the case.

DEPENDENCE ON EXECUTIVE OFFICERS AND DIRECTORS

     The Company's future success depends to a significant extent on retaining the services of certain executive officers and directors. The Company does not maintain key man insurance. The loss of the services of key employees or directors (whether such loss is through resignation or other causes) or the inability to attract additional qualified personnel could have a material adverse effect on the Company's business, financial condition, results of operations or prospects or the market price of the Common Stock.

SIGNIFICANT STOCKHOLDERS

     Following the Offering, the officers and directors of the Company will own
approximately      % of the outstanding Common Stock (     % if the
Underwriters' over-allotment option is exercised in full). As a result, the officers and directors of the Company will be able to exercise a controlling influence over the outcome of matters submitted to the Company's stockholders for approval, including the election of directors.

SHARES ELIGIBLE FOR FUTURE SALE

     Immediately following the consummation of the Offering, the Company will
have      shares of Common Stock outstanding (     shares if the Underwriters'
over-allotment option is exercised in full), including      outstanding shares
of Common Stock beneficially owned by existing stockholders. The
shares of Common Stock to be sold pursuant to the Offering (     shares if the
Underwriters' over-allotment option is exercised in full) will be eligible for sale without restriction under the Securities Act in the public market after the consummation of the Offering by persons other than affiliates of the Company. Sales of shares by "affiliates" of the Company, as the term is defined in Rule 144 under the Securities Act ("Affiliates"), will be subject to Rule 144. The Company and the officers, directors and certain securities holders of the
Company, who will beneficially own      outstanding shares (or securities
convertible into or exercisable for shares) of Common Stock immediately following the consummation of the Offering, have agreed with the Underwriters (the "Lock-up Agreements") not to offer, sell or otherwise dispose of any shares of Common Stock or any security convertible into, exercisable for or exchangeable for shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Bear, Stearns & Co. Inc., except that (i) stockholders may make transfers as gifts if the donee agrees to be bound by a Lock-up Agreement, (ii) certain security holders will be permitted to pledge or margin their shares in a bona fide loan transaction with a third party lender, (iii) the Company may at any time and from time to time issue shares of Common Stock to third parties as consideration for the Company's acquisition from such third parties of equipment rental companies and (iv) the Company may issue options pursuant to the 1998 Stock Option Plan and shares of Common Stock upon the exercise of certain options granted to non-employee directors.

     Following the expiration or waiver of the foregoing restrictions on dispositions and any applicable holding periods under Rule 144, outstanding shares of Common Stock owned by existing stockholders will be available for sale in the public market pursuant to Rule 144 (including the volume and other limitations set forth therein). In connection with the Private Placement, the Company agreed to use its reasonable efforts following commencement of the Offering to register for resale shares of Common Stock issued in the Private Placement. In addition, in connection with certain of the Acquisitions, the Company has agreed to register for resale the shares of Common Stock issuable upon exercise of certain warrants and upon conversion of certain convertible promissory notes. Prior to the consummation of the Offering, the Company intends to file a registration statement to register for resale on a continuous basis from time to time, subject to the Lock-up Agreements,
shares of Common Stock,      shares of which are held by the Company's existing
stockholders and      shares of which are issuable upon exercise or conversion
of outstanding warrants and convertible promissory notes. The Company intends to cause this registration statement to become effective prior to the consummation of the Offering and to maintain its continuous effectiveness, including through filing post-effective amendments, indefinitely. In addition, the Company intends to register on a registration statement on Form S-8 shares of Common Stock reserved for issuance upon exercise of options that may be granted to certain employees and non-employee directors under the 1998 Stock Option Plan and otherwise. The Company may also from time to time file registration statements covering the issuance and/or resale of shares of Common Stock which may be issued in potential future acquisitions. See "Management -- Stock Option Plan," "Description of Certain Indebtedness -- Promissory Notes" and "Description of Capital Stock -- Warrants and Options."

     No prediction can be made as to the effect, if any, that market sales of shares held by the Company's existing stockholders or other stockholders, or the availability of such shares for future sales, or market sales of shares sold in the Offering pursuant to this Prospectus or the availability of such shares for future sales, will have on the market price of the Common Stock prevailing from time to time. Sales of significant amounts of Common Stock in the public market could materially adversely affect the market price of the Common Stock or could materially impair the Company's future ability to realize capital through an offering of equity securities. See "Shares Eligible for Future Sale."

DILUTION

     At an assumed initial public offering price of $          per share (which
is the midpoint of the estimated range set forth on the cover of this Prospectus), purchasers of shares of Common Stock in the Offering will
experience immediate and substantial dilution of $          per share in the net
tangible book value per share of Common Stock from the initial public offering price. See "Dilution." Investors may also experience additional dilution as a result of shares of Common Stock being issued in future business acquisitions and as a result of the issuance and exercise of stock options. See "Shares Eligible for Future Sale."

NO PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

     Prior to this Offering, there has been no public market for the Common Stock, and there can be no assurance that an active trading market will develop or be sustained after this Offering. The initial public offering price will be determined through negotiations between the Company and representatives of the Underwriters. There can be no assurance that future market prices of the Common Stock will equal or exceed the estimated range set forth on the cover page of this Prospectus. After completion of this Offering, the market price of the Common Stock could be subject to significant variation due to fluctuations in the Company's operating results, changes in earnings estimates by investment analysts, the success or failure of the Company's growth strategy, and changes in business or regulatory conditions affecting the Company. In addition, the stock market has from time to time experienced extreme price fluctuations which have often been unrelated to the operating performance of the affected companies. Such fluctuations could materially adversely affect the market price of the Common Stock.

ABSENCE OF DIVIDENDS

     The terms of the Credit Facility restrict the Company from paying dividends on its Common Stock. The Company does not expect to pay dividends on its Common Stock in the foreseeable future. See "Dividend Policy."

EFFECTS OF YEAR 2000 ISSUE

     The Company's management information system is being developed to ensure that it is Year 2000 compliant. Although the Company does not believe it will suffer any major effects from the Year 2000 issue, there can be no assurance that the Company, or any business acquired by the Company, or any of the Company's customers or vendors will not experience interruptions of operations because of Year 2000 problems. The Company expects to convert all of the systems of the businesses it acquires to the Company's system as soon as practicable after each acquisition is completed. There can be no assurance, however, that all such systems will be converted prior to December 31, 1999. Although the Company does not expect to incur significant expense to address the Year 2000 issue, Year 2000 problems might require the Company to incur unanticipated expenses and such expenses could have a material adverse effect on the Company's business, financial condition, results of operations or prospects.

                                USE OF PROCEEDS

     The net proceeds to the Company from the Offering (using an assumed
offering price of $     per share and after deducting underwriting discounts and
commissions and estimated expenses of the Offering payable by the Company) are
estimated to be approximately $     million ($     million if the Underwriters'
over-allotment option is exercised in full). The Company intends to use the net proceeds from the Offering to repay borrowings under the Credit Facility. Cash borrowings bear interest at either the BankBoston base rate plus a percentage ranging from 0.00% to 0.50% or, at the Company's option, the Eurodollar market rate plus a percentage ranging from 1.50% to 2.75%. As of __________ , 1998, the applicable rate was ____%. The funds borrowed under the Credit Facility were used to complete acquisitions, make capital expenditures and provide for working capital and general corporate purposes. See "Description of Certain
Indebtedness -- Credit Facility."

                                DIVIDEND POLICY

     The Company has not paid any dividends in the past and presently anticipates that, following the completion of the Offering, earnings, if any, will be retained for the development of its business and that no dividends on the Common Stock will be declared in the foreseeable future. In addition, the terms of the Credit Facility restrict the Company's ability to declare or pay dividends. See "Description of Certain Indebtedness -- Credit Facility." Any future dividends will be subject to the discretion of the Company's Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements and general business conditions.

                                 CAPITALIZATION

     The following table sets forth the unaudited capitalization of the Company as of March 31, 1998 (i) on a historical basis, (ii) pro forma for the Acquisitions, the Founders' Additional Contribution, the Private Placement and certain borrowings under the Proposed Amended Credit Facility and (iii) pro forma for the Acquisitions, the Founders' Additional Contribution, the Private Placement and certain borrowings under the Proposed Amended Credit Facility and as adjusted for the Offering (including the application of the net proceeds therefrom as set forth in "Use of Proceeds"). This table should be read in conjunction with the Pro Forma Consolidated Financial Statements and the Company's Consolidated Financial Statements included elsewhere in this Prospectus.

                                                                    AS OF MARCH 31, 1998
                                                              ---------------------------------
                                                                                     PRO FORMA
                                                              ACTUAL    PRO FORMA   AS ADJUSTED
                                                              -------   ---------   -----------
                                                                   (DOLLARS IN THOUSANDS)
Debt:
  Notes payable to financial institutions...................  $26,100   $168,593
  Senior equipment obligations and other notes..............    9,097     65,126       65,126
  Subordinated promissory notes.............................    5,943      7,500        7,500
  Subordinated convertible notes............................   11,090     49,490       49,490
                                                              -------   --------      -------
          Total debt........................................   52,230    290,709
                                                              -------   --------      -------
Stockholders' equity:
  Preferred Stock, $0.01 par value, 5,000,000 shares
     authorized; no shares issued and outstanding...........       --         --           --
  Common Stock, $0.01 par value, 250,000,000 shares
     authorized; 25,000,000 shares issued and outstanding,
     30,118,694 shares issued and outstanding pro forma, and
          shares issued and outstanding pro forma as
     adjusted(1)............................................      250        301
  Additional paid-in capital................................   30,750     75,699
  Retained earnings.........................................    1,094      1,094
                                                              -------   --------      -------
          Total stockholders' equity........................   32,094     77,094
                                                              -------   --------      -------
          Total capitalization..............................  $84,324   $367,803
                                                              =======   ========      =======

---------------

(1) Does not include (i) 1,087,571 shares issuable upon the exercise of outstanding options with exercise prices ranging from $2.96 to $6.69 per
    share and a weighted average exercise price of $5.33, (ii)      shares
    reserved for issuance in connection with options that may be granted under
    the 1998 Stock Option Plan, (iii)      shares issuable upon conversion of
    certain convertible promissory notes and (iv)      shares issuable upon the
    exercise of outstanding warrants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Management -- Stock Option Plan," "Certain Relationships and Transactions," "Description of Certain Indebtedness -- Promissory Notes" and "Description of Capital
    Stock -- Warrants and Options."

                                    DILUTION

DILUTION TO INVESTORS IN COMMON STOCK

     As of                  , 1998, on a pro forma basis, after giving effect to
the Acquisitions, the Founders' Additional Contribution and the Private
Placement, the Company had an aggregate of      shares of Common Stock
outstanding. Net tangible book value per share of Common Stock is equal to the stockholders' equity less the net book value of goodwill and identified intangible assets, divided by the number of shares outstanding. After giving
effect to the sale of      shares of Common Stock in the Offering and the
application of the estimated net proceeds therefrom as described under "Use of Proceeds," the pro forma net tangible book value of the Company as of
                      would have been $          or $          per share. This
represents an immediate increase in net tangible book value of $          per
share of Common Stock to existing stockholders and an immediate dilution in net
tangible book value of $          per share of Common Stock to new investors
purchasing shares in the Offering. The following table illustrates this per share dilution:

Assumed initial public offering price per share.............  $
     Net tangible book value per share before the
      Offering..............................................
     Increase per share attributable to new
      investors(1)(2).......................................
Pro forma net tangible book value per share after the
  Offering(1)(2)............................................
                                                              ----------
Dilution per share to new investors(2)......................  $
                                                              ==========

---------------
(1) After deduction of estimated expenses of the Offering payable by the Company (including the underwriting discounts and commissions).

(2) Assumes that none of the Company's options, warrants or convertible
    promissory notes outstanding at             , 1998 is exercised and that the
    Underwriters' over-allotment option is not exercised. See
    "Management -- Stock Option Plan," "Description of Certain Indebtedness," "Description of Capital Stock -- Warrants and Options" and "Underwriting." If the Underwriters' over-allotment option is exercised in full, the
    dilution will be $          per share.

COMPARISON OF CAPITAL CONTRIBUTIONS

     The following table summarizes, as of                  , 1998, on a pro
forma basis, after giving effect to the Founders' Additional Contribution, the Private Placement and the Offering, the differences between existing stockholders and new investors in the Offering with respect to (i) the number of shares of Common Stock purchased from the Company, (ii) the total consideration paid to the Company and (iii) the average price paid per share.

                                                 SHARES PURCHASED     TOTAL CONSIDERATION
                                                -------------------   --------------------   AVERAGE PRICE
                                                 NUMBER     PERCENT    AMOUNT     PERCENT      PER SHARE
                                                ---------   -------   ---------   --------   -------------
Existing Stockholders.........................                   %    $                %        $
New Investors.................................
                                                ---------     ---     --------      ---         ------
          Total...............................                100%    $             100%        $
                                                =========     ===     ========      ===         ======

     The table above assumes that none of the Company's options, warrants or
convertible promissory notes outstanding at                  , 1998 is exercised
and that the Underwriters' over-allotment option is not exercised. See "Management -- Stock Option Plan," "Description of Certain Indebtedness," "Description of Capital Stock -- Warrants and Options" and "Underwriting." If the Underwriters' over-allotment option is exercised in full, the Average Price
Per Share to Existing Stockholders, New Investors and Total will be $          ,
$          and $          .

                 SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA
                   FINANCIAL INFORMATION AND OPERATIONS DATA

     The following selected consolidated financial information summarizes (i) the statement of operations data and balance sheet data for Sam's (the "Predecessor Company") for the fiscal years ended March 31, 1994 and 1995, and the selected balance sheet data as of March 31, 1996, which have been derived from the unaudited consolidated financial statements of the Predecessor Company not included herein, (ii) the statement of operations data for the Predecessor Company for the fiscal years ended March 31, 1996 and 1997 and the five months ended August 31, 1997 and the selected balance sheet data as of March 31, 1997 and August 31, 1997, which have been derived from the audited consolidated financial statements of the Predecessor Company included elsewhere in this Prospectus, (iii) the statement of operations data of the Company for the period from August 14, 1997 (inception) through December 31, 1997, and selected balance sheet data as of December 31, 1997, which have been derived from the audited consolidated financial statements of the Company appearing elsewhere in this Prospectus, (iv) the consolidated statement of operations data of the Company for the three months ended March 31, 1998 and the selected balance sheet data as of March 31, 1998, which have been derived from the unaudited consolidated financial statements of the Company included elsewhere in this Prospectus which, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the Company's results of operations and financial position at such date and for such period, and (v) the pro forma consolidated statement of operations data for the twelve months ended December 31, 1997 and the three months ended March 31, 1997 and March 31, 1998 and selected pro forma balance sheet data as of March 31, 1998, which has been derived from the unaudited pro forma consolidated financial statements included elsewhere in this Prospectus. The other data has been derived from the consolidated financial statements referred to above for the applicable periods. The selected consolidated historical and pro forma financial information and operating data presented below should be read in conjunction with the Company's Consolidated Financial Statements, the unaudited pro forma consolidated financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus.

                                             PREDECESSOR COMPANY                                THE COMPANY(1)
                              -------------------------------------------------   ------------------------------------------

                                                                                   AUGUST 14      PRO FORMA
                                                                      APRIL 1     (INCEPTION)    AS ADJUSTED    THREE MONTHS
                                  FISCAL YEAR ENDED MARCH 31,         THROUGH       THROUGH       YEAR ENDED       ENDED
                              ------------------------------------   AUGUST 31,   DECEMBER 31,   DECEMBER 31,    MARCH 31,
                               1994     1995      1996      1997        1997          1997         1997(2)          1998
                              ------   -------   -------   -------   ----------   ------------   ------------   ------------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
  DATA:
Revenue:
  Equipment rentals.........  $5,376   $ 7,237   $11,871   $15,328    $ 8,515       $ 7,410        $112,067       $  5,911
  Sales of equipment, parts
    and supplies............   1,768     2,367     4,302     4,177      1,205         1,895         101,768          3,128
                              ------   -------   -------   -------    -------       -------        --------       --------
        Total revenue.......   7,144     9,604    16,173    19,505      9,720         9,305         213,835          9,039
Cost of revenue:
  Cost of equipment rentals,
    excluding
    depreciation............   2,549     3,442     4,380     6,029      2,193         2,196          39,087          2,661
  Rental equipment
    depreciation............     598     1,842     2,053     3,465      1,848         1,526          24,479          1,076
  Cost of sales of
    equipment, parts and
    supplies................   1,919     1,156     4,491     2,791        984         1,691          74,452          2,252
                              ------   -------   -------   -------    -------       -------        --------       --------
        Total cost of
          revenue...........   5,066     6,440    10,924    12,285      5,025         5,413         138,018          5,989
                              ------   -------   -------   -------    -------       -------        --------       --------
Gross profit................   2,078     3,164     5,249     7,220      4,695         3,892          75,817          3,050
  Selling, general and
    administrative
    expenses................     865     1,634     2,972     3,564      1,683         1,081          33,522          1,758
  Non-rental equipment
    depreciation and
    amortization............      53       162       180       238        115           284           5,158            447
                              ------   -------   -------   -------    -------       -------        --------       --------
Operating income............   1,160     1,368     2,097     3,418      2,897         2,527          37,137            845
                              ------   -------   -------   -------    -------       -------        --------       --------
Other (income)/expense:
  Interest expense..........     162       239       583       866        580           760                            808
  Interest income...........     (23)      (62)      (71)      (16)       (16)          (29)                           (21)
  Other (income)/expense,
    net.....................     (73)     (291)     (125)     (187)        78            29                           (102)
                              ------   -------   -------   -------    -------       -------        --------       --------
                                  66      (114)      387       663        642           760                            685
                              ------   -------   -------   -------    -------       -------        --------       --------
Income before provision for
  income taxes..............   1,094     1,482     1,710     2,755      2,255         1,767                            160
  Provision for income
    taxes...................     438       593       732     1,128        939           766                             67
                              ------   -------   -------   -------    -------       -------        --------       --------
Net income..................  $  656   $   889   $   978   $ 1,627    $ 1,316       $ 1,001        $              $     93
                              ======   =======   =======   =======    =======       =======        ========       ========
Basic earnings per
  share(3)..................                                                        $  0.04        $              $   0.00
                                                                                    =======        ========       ========
Diluted earnings per
  share(3)..................                                                        $  0.04        $              $   0.00
                                                                                    =======        ========       ========
OTHER DATA:
  EBITDA(4).................  $1,907   $ 3,725   $ 4,526   $ 7,324    $ 4,798       $ 4,337        $ 67,385       $  2,491
  Gross margin..............    29.1%     32.9%     32.5%     37.0%      48.3%         41.8%           35.5%          33.7%
  Operating margin..........    16.2%     14.2%     13.0%     17.5%      29.8%         27.2%           17.4%           9.3%
  EBITDA margin(4)..........    26.7%     38.8%     28.0%     37.5%      49.4%         46.6%           31.5%          27.6%

                                THE COMPANY(1)
                              ------------------
                                 PRO FORMA AS
                                ADJUSTED THREE
                                 MONTHS ENDED
                                 MARCH 31,(2)
                              ------------------
                               1997       1998
                              -------    -------
STATEMENT OF OPERATIONS
  DATA:
Revenue:
  Equipment rentals.........  $19,479    $24,048
  Sales of equipment, parts
    and supplies............   24,988     24,350
                              -------    -------
        Total revenue.......   44,467     48,398
Cost of revenue:
  Cost of equipment rentals,
    excluding
    depreciation............    8,128      9,765
  Rental equipment
    depreciation............    5,196      6,408
  Cost of sales of
    equipment, parts and
    supplies................   17,434     16,814
                              -------    -------
        Total cost of
          revenue...........   30,758     32,987
                              -------    -------
Gross profit................   13,709     15,411
  Selling, general and
    administrative
    expenses................    7,822      8,421
  Non-rental equipment
    depreciation and
    amortization............    1,210      1,306
                              -------    -------
Operating income............    4,677      5,684
                              -------    -------
Other (income)/expense:
  Interest expense..........
  Interest income...........
  Other (income)/expense,
    net.....................
                              =======    =======
Income before provision for
  income taxes..............
  Provision for income
    taxes...................
                              -------    -------
Net income..................  $          $
                              =======    =======
Basic earnings per
  share(3)..................  $          $
                              =======    =======
Diluted earnings per
  share(3)..................  $          $
                              =======    =======
OTHER DATA:
  EBITDA(4).................  $11,335    $13,644
  Gross margin..............     30.8%      31.8%
  Operating margin..........     10.5%      11.7%
  EBITDA margin(4)..........     25.5%      28.2%

                                                  PREDECESSOR COMPANY                                 THE COMPANY
                                   -------------------------------------------------   ------------------------------------------
                                                                                                                       PRO FORMA
                                                                                                                      AS ADJUSTED
                                             AS OF MARCH 31,                AS OF         AS OF          AS OF           AS OF
                                   ------------------------------------   AUGUST 31,   DECEMBER 31,    MARCH 31,       MARCH 31,
                                    1994     1995      1996      1997        1997          1997           1998           1998
                                   ------   -------   -------   -------   ----------   ------------   ------------    -----------
                                                                       (DOLLARS IN THOUSANDS)
SELECTED BALANCE SHEET DATA:
  Rental equipment, net..........  $3,244   $ 8,907   $14,722   $21,789    $21,886       $30,619        $ 49,063       $202,823
  Total assets...................   5,888    10,948    17,423    27,614     29,088        79,157         102,778
  Total debt.....................   3,595     5,871     9,944    16,100     16,559        42,928          52,230
  Stockholders' equity...........   1,206     1,862     2,840     4,467      5,768        26,001          32,094

---------------

(1) The Acquisitions have been accounted for as purchases and, accordingly, the operations of the acquired businesses are included in the statement of operations data from the date of acquisition.
(2) The pro forma as adjusted statement of operations data for the year ended December 31, 1997 and the three months ended March 31, 1997 and 1998 and the pro forma as adjusted selected balance sheet data as of March 31, 1998 give effect to the Acquisitions, the Founders' Additional Contribution, the Private Placement, certain borrowings under the Proposed Amended Credit Facility and the Offering as described in the "Unaudited Pro Forma Consolidated Financial Statements" as if such transactions had occurred on the first day of the period presented, and in the case of the pro forma as adjusted balance sheet data, as of March 31, 1998. See "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and the Company's pro forma and historical financial statements and related notes.
(3) Earnings per share data is not included for the Predecessor Company on a historical basis as such information would not be representative of the capital structure of the Company after this offering.
(4) EBITDA represents operating income plus depreciation and amortization. EBITDA is not intended to represent cash flows from operations as defined by generally accepted accounting principles and should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. The Company believes that EBITDA is a standard measure commonly reported and widely used by analysts and investors as a measure of profitability for companies with significant depreciation and amortization expense.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of the Company's consolidated results of operations and financial condition should be read in conjunction with the Consolidated Financial Statements, and the unaudited Pro Forma Consolidated Financial Information and the "Selected Consolidated Historical and Pro Forma Consolidated Financial Information and Operating Data" included elsewhere in this Prospectus.

GENERAL

     NationsRent is one of the fastest growing equipment rental companies in the United States. The Company believes it can take advantage of the fragmentation in the equipment rental industry and the absence of an equipment rental company with significant market share to achieve a leading market position by creating an integrated network of nationally branded locations offering broad product selection and superior customer service. NationsRent expects to become a leading provider of rental equipment in each market it enters by acquiring platform businesses and opening new locations concentrated around these businesses. The Company believes that this "cluster" strategy enables it to (i) increase profitability in its acquired stores and (ii) achieve profitability in its newly opened locations more quickly than its competitors.

     NationsRent seeks to acquire businesses that have (i) strong positions in their geographic market, (ii) experienced local management teams that will continue to work with the Company following the acquisition, (iii) high quality rental equipment inventory and (iv) physical and operating characteristics that are suited to conversion to the NationsRent format. Since its formation in August 1997, NationsRent has acquired or contracted to acquire 16 equipment rental businesses with 65 locations in Florida, Indiana, Kentucky, Louisiana, Michigan, Ohio, Pennsylvania, Texas and West Virginia. The aggregate consideration paid by the Company in the Acquisitions is expected to be $223.4 million and consists of (i) $166.4 million in cash, (ii) $7.5 million of subordinated promissory notes, (iii) $49.4 million of convertible subordinated promissory notes and (iv) warrants to purchase approximately $800,000 of Common Stock at the initial public offering price. The cash portion of the consideration paid has been funded with equity contributions and borrowings under the Credit Facility.

     The Company derives its revenue from (i) equipment rental (65% of total revenue for the three months ended March 31, 1998), (ii) sale of used equipment (13%), (iii) sale of new equipment (11%) and (iv) sale of spare parts and supplies, maintenance and repair services (11%). The growth of rental revenue is dependent on several factors including demand for rental equipment, the amount and quality of equipment available for rent, rental rates and general economic conditions. Revenue generated from the sale of used equipment is affected by price, general economic conditions and preventive maintenance conducted by the Company. Revenue from the sale of new equipment is affected by price and general economic conditions. Revenue from the sale of spare parts and supplies, maintenance and repair services is primarily affected by equipment rental and sales volume.

     On a pro forma basis after giving effect to the Acquisitions, equipment rental revenue as a percentage of total revenue increased to 50% in the three months ended March 31, 1998 from 44% for the three months ended March 31, 1997. The Company expects the proportion of equipment rental revenue as a percentage of total revenue to continue to increase as it expands rental equipment inventory at its locations and as it targets acquisition candidates with equipment rental revenue as a percentage of total revenue of greater than 60%. On a pro forma basis after giving effect to the Acquisitions, the percentage of equipment rental revenue to total revenue has been impacted by the high proportion of new equipment sales generated by Bode-Finn. Equipment rental revenue as a percentage of total revenue, excluding Bode-Finn, was as follows:

                                                                 PRO FORMA
                                            PRO FORMA        THREE MONTHS ENDED
                                            YEAR ENDED           MARCH 31,
                                           DECEMBER 31,    ----------------------
                                               1997          1997         1998
                                           ------------    ---------    ---------
Equipment rental revenue.................      60.2%          48.1%        57.5%
Sales of equipment, parts and supplies...      39.8           51.9         42.5
                                              -----          -----        -----
                                              100.0%         100.0%       100.0%
                                              =====          =====        =====

     The principal components of the Company's cost of revenue include depreciation of rental equipment, costs of new and used equipment sold, personnel costs, occupancy costs, repair and maintenance costs and vehicle operations. Rental equipment depreciation is calculated using the straight-line method over the estimated useful lives of such equipment. The range of useful lives estimated by management for rental equipment is two to eight years and is depreciated to a salvage value of zero to ten percent of original cost. Certain lift equipment is depreciated over a ten-year period.

     Selling, general and administrative expense includes management salaries, advertising and marketing, travel, administrative and clerical salaries and data processing.

     Non-rental equipment depreciation and amortization includes the depreciation of fixed assets that are not offered for rent, amortization of leasehold improvements and amortization of intangible assets related to the acquired businesses.

     The acquisitions completed in 1997 have resulted in a significantly altered cost structure of the Predecessor Company primarily due to changes to owners' compensation, depreciation methodologies, interest expense and real estate costs. The Company believes that the pre-acquisition historical results of the acquired businesses are not indicative of future results. As such, the following discussion focuses on the historical and pro forma results of the Company.

     The following table sets forth, for the periods indicated, information derived from the historical and pro forma consolidated statements of operations of the Company expressed as a percentage of total revenue.

                                          HISTORICAL
                                          AUGUST 14       PRO FORMA      THREE MONTHS ENDED MARCH 31,
                                         (INCEPTION)         YEAR        ----------------------------
                                              TO            ENDED                       PRO      PRO
                                         DECEMBER 31,    DECEMBER 31,      ACTUAL      FORMA    FORMA
                                             1997            1997           1998       1997     1998
                                         ------------    ------------    ----------    -----    -----
Revenue:
  Equipment rentals....................       79.6%           52.4%          65.4%      43.8%    49.7%
  Sales of equipment, parts and
     supplies..........................       20.4            47.6           34.6       56.2     50.3
                                            ------          ------         ------      -----    -----
          Total revenue................      100.0           100.0          100.0      100.0    100.0
Cost of revenue:
  Cost of equipment rentals, excluding
     depreciation......................       23.6            18.3           29.4       18.3     20.2
  Rental equipment depreciation........       16.4            11.4           11.9       11.7     13.2
  Cost of sales of equipment, parts and
     supplies..........................       18.2            34.8           24.9       39.2     34.7
                                            ------          ------         ------      -----    -----
          Total cost of revenue........       58.2            64.5           66.2       69.2     68.1
                                            ------          ------         ------      -----    -----
Gross profit...........................       41.8            35.5           33.8       30.8     31.9
  Selling, general and administrative
     expenses..........................       11.6            15.7           19.5       17.6     17.4
  Non-rental equipment depreciation and
     amortization......................        3.0             2.4            4.9        2.7      2.8
                                            ------          ------         ------      -----    -----
Operating income.......................       27.2%           17.4%           9.4%      10.5%    11.7%
                                            ======          ======         ======      =====    =====

PRO FORMA RESULTS OF OPERATIONS

  Pro Forma Three Months Ended March 31, 1998 as Compared to
  Pro Forma Three Months Ended March 31, 1997

     Revenue. Total revenue for the three months ended March 31, 1998 increased 8.8% to $48.4 million from $44.5 million for the three months ended March 31, 1997. This growth in revenue primarily resulted from a $4.6 million or 23.5% increase in rental equipment revenue, primarily at locations owned by the Company for the entire first quarter of 1998, which benefitted from the Company's investment in equipment since the locations were acquired. Rental equipment revenue at Sam's, R. and R. Rental, Inc. ("R&R"), C&E Rental and Services, Inc. ("C&E") and Titan Rentals, Inc. ("Titan") increased $1.3 million or 32%. In addition, Associated Rental Equipment Management Company, Inc. ("Associated") experienced a $2.7 million or 67% increase in equipment rental revenue as a result of opening two additional locations during 1997. Such increases were partially offset by decreases in equipment sales, primarily at the Associated locations.

     Gross Profit. Gross profit for the three months ended March 31, 1998 increased 12.4% to $15.4 million from $13.7 million for the three months ended March 31, 1997. Gross margin increased from 30.8% to 31.8%. This margin improvement was primarily the result of the aforementioned increase in equipment rental revenue, which historically has produced higher margins than sales of equipment, parts and supplies.

     Total Selling, General and Administrative Expenses. Selling, general and administrative expenses for the three months ended March 31, 1998 increased 7.7% to $9.7 million from $9.0 million for the three months ended March 31, 1997. As a percentage of total revenue, these costs decreased from 20.3% to 20.1%. The increase in selling, general and administrative expenses was primarily attributable to (i) the addition of the corporate expenses of the Company in 1998, (ii) increased revenue, and (iii) additional locations that were opened by Associated and Central during 1997.

     Operating Income. As a result of the foregoing, operating income increased 21.5% from $4.7 million for the three months ended March 31, 1997 to $5.7 million for the three months ended March 31, 1998. Operating income margin increased from 10.5% to 11.7%.

  Pro Forma Year Ended December 31, 1997

     Revenue. Total revenue for the year ended December 31, 1997 were $213.8 million.

     Gross Profit. Gross profit for the year ended December 31, 1997 was $75.8 million, or 35.5% of total revenue.

     Total Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 1997 were $38.7 million, or 18.1% of total revenue.

     Operating Income. Operating income for the year ended December 31, 1997 was $37.1 million, or 17.4% of total revenue.

HISTORICAL RESULTS OF OPERATIONS -- PREDECESSOR COMPANY

  Fiscal Year Ended March 31, 1997 ("Fiscal 1997") as Compared to
  Fiscal Year Ended March 31, 1996 ("Fiscal 1996")

     Revenue. Total revenue for Fiscal 1997 increased 20.6% to $19.5 million from $16.2 million in Fiscal 1996. This increase was primarily attributable to a 29.1% increase in equipment rental revenue. Equipment rental revenue increased as a result of the increased selection and availability of rental equipment and from the opening of two new locations during Fiscal 1997.

     Gross Profit. Gross profit for Fiscal 1997 increased 37.6% to $7.2 million from $5.2 million in Fiscal 1996. Gross margin increased from 32.5% in Fiscal 1996 to 37.0% in Fiscal 1997. This improvement primarily resulted from increased margins on the sale of used equipment.

     Total Selling, General and Administrative Expenses. Selling, general and administrative expenses for Fiscal 1997 increased 20.6% to $3.8 million from $3.2 million in Fiscal 1996. As a percentage of total revenue, these costs were 19.5% in Fiscal 1996 compared with 19.5% in Fiscal 1997. The increase in selling, general and administrative expenses was primarily attributable to additional administrative staff hired and growth in business volume during Fiscal 1997. In addition, the Company incurred additional non-rental depreciation expense attributable to an increase in property, plant and equipment as a result of the two stores opened during Fiscal 1997.

     Operating Income. As a result of the foregoing, operating income increased 63.0% from $2.1 million for Fiscal 1996 to $3.4 million in Fiscal 1997. Operating income margin increased from 13.0% in Fiscal 1996 to 17.5% in Fiscal 1997.

     Other Expense. Other expense for Fiscal 1997 increased to $0.7 million from $0.4 million in Fiscal 1996. This increase was primarily attributable to an increase in debt and related interest expense which resulted from the Company's increased financing of rental equipment asset purchases.

     Income Tax Expense. Income tax expense was $1.1 million for Fiscal 1997, compared to $0.7 million in Fiscal 1996. The Company's effective tax rate was 40.9% for Fiscal 1997, compared to 42.8% for the same period in Fiscal 1996.

     Net Income. Net income for Fiscal 1997 increased 66.4% to $1.6 million from $1.0 million for Fiscal 1996 for the aforementioned reasons. Net income as a percentage of revenue was 8.3% for Fiscal 1997 compared with 6.1% for Fiscal 1996.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's primary uses of cash have been the funding of acquisitions and capital expenditures. To date, the Company has funded its cash requirements with (i) $48.4 million of equity contributions from the founders of the Company, (ii) $27.6 million of proceeds from the Private Placement, (iii) the use of equipment leases and (iv) borrowings under its Credit Facility.

     NationsRent's historical net cash provided by operations was $3.7 million and $8.6 million for the period from August 14, 1997 (inception) to December 31, 1997 and the three months ended March 31, 1998, respectively. On a historical basis, net cash used in investing activities was $35.0 million and $24.7 million for the period from August 14, 1997 (inception) to December 31, 1997 and the three months ended March 31, 1998, respectively. Cash used in investing activities in 1997 was primarily a result of cash consideration of $34.1 million for the acquisition of businesses, net of cash acquired. Historical cash used in investing activities for the three months ended March 31, 1998 was primarily the result of $19.6 million of purchases of rental equipment. Cash provided by financing activities was $32.8 million and $15.2 million for the period from August 14, 1997 (inception) to December 31, 1997 and the three months ended March 31, 1998, respectively. Historical cash provided by financing activities during 1997 was primarily a result of a $25 million equity contribution by the founders of the Company. Cash from financing activities for the three months ended March 31, 1998 was primarily provided by borrowings under the Credit Facility and an additional equity contribution by the founders of the Company.

     In March 1998, the Company entered into a $165 million Credit Facility with a syndicate of lenders to provide for cash borrowings and letters of credit and expects to enter into the Proposed Amended Credit Facility prior to consummation of the Offering. The Credit Facility has a three-year term scheduled to expire on May 15, 2001. The Credit Facility can be used to complete permitted acquisitions, make capital expenditures, enter into standby letters of credit, or for working capital and other general corporate purposes. Cash borrowings bear interest at either the BankBoston base rate plus a percentage ranging from 0.00% to 0.50% or, at the Company's option, the Eurodollar market rate plus a percentage ranging from 1.50% to 2.75%. The percentage over the BankBoston base rate or the Eurodollar market rate is based on the Company's financial performance as measured by the total funded debt ratio (the "Pricing Ratio"). Under the Proposed Amended Credit Facility, the base rate loans will bear interest at the BankBoston base rate or, at the Company's option, the Eurodollar market rate plus 3.00%, which percentage will, after the completion of the Offering, revert to a percentage tied to the Pricing Ratio. The Credit Facility is secured by a security interest in all of the assets of the Company. The Credit Facility also imposes, among other covenants, a tangible assets to senior debt covenant, a restriction on all of the Company's retained earnings including the declaration and payment of cash dividends, consent requirements on certain acquisitions and a restriction on the ratio of total funded debt to earnings before interest, income taxes, depreciation and amortization. The proceeds from the Credit Facility were used to repay substantially all of the notes payable to financial institutions that were outstanding at December 31, 1997. The Company plans to use a portion of the net proceeds of the Offering to repay such indebtedness as described under "Use of Proceeds."

     The Company's short-term cash requirements for its existing operations consist of: (i) capital expenditures to maintain, modernize and expand its rental equipment inventory, (ii)working capital requirements, and (iii) operating activities such as repair and maintenance of rental equipment, merchandise inventory and other operating activities. The Company estimates that equipment expenditures for its existing locations will be in the range of $90 million to $100 million, net of proceeds from used equipment sales, over the next 12 months. In addition, the Company believes that it will be required to make equipment expenditures in connection with new acquisitions. The Company believes that following the completion of the Offering it will be able to finance its short-term cash needs through borrowings under the Proposed Amended Credit Facility, the use of equipment leases and cash generated from operations. The Company estimates that such sources will be sufficient to fund the cash required for the Company's existing operations for at least 12 months following completion of the Offering.

     The Company has opened three new locations and is in the process of developing three additional new locations within identified "clusters." The Company estimates that the aggregate capital costs associated with each such new location will be in the range of $2.0 million to $4.5 million. The Company believes that cash generated from operations and borrowings under the Proposed Amended Credit Facility will be sufficient to fund these costs without additional debt or equity financings.

     The Company plans to continue its acquisition strategy and expects to finance future acquisitions using cash, capital stock, notes and/or assumption of indebtedness. To fully implement its growth strategy and meet the resulting capital requirements, the Company will be required to increase amounts available under the Credit Facility, issue future debt instruments or raise additional capital through equity financings. There can be no assurance that any such increase to the Credit Facility will be available or, if available, will be on terms satisfactory to the Company or that the Company will be able to successfully complete any future debt or equity financings.

     The Company is customizing a state-of-the-art management information system that it expects will be operational in the fourth quarter of 1998. The Company estimates the total cost of installation of such system at the Company's existing locations will range between $5.0 million and $7.0 million and believes cash generated from operations and borrowings under the Credit Facility will be sufficient to fund these costs. The Company expects that the incremental costs of installation of such system at additional locations will not be significant on a per location basis.

SEASONALITY AND FLUCTUATIONS IN OPERATING RESULTS

     The Company's revenue and income are dependent upon activity in the construction industry in the markets served by the Company. Construction activity is dependent upon weather and other seasonal factors affecting construction in the geographic areas where the Company has operations, particularly in the Midwest. Because of this variability in demand, the Company's quarterly revenue may fluctuate, and revenue for the first quarter of each year can be expected to be lower than the remaining quarters. Although the Company believes that the historical trend in quarterly revenue for the second, third and fourth quarters of each year is generally higher than the first quarter, there can be no assurance that this will occur in future periods. Accordingly, quarterly or other interim results should not be considered indicative of results to be expected for any other quarter or for a full year.

     Operating results may fluctuate due to other factors including, but not limited to (i) changes in general economic conditions including changes in national, regional and local construction or industrial activities, (ii) the timing of acquisitions and opening of new locations, (iii) the timing of expenditures for new rental equipment and the disposition of used equipment,
(iv) competitive pricing pressures and (v) increases in interest rates.

     The Company will incur significant expenses in opening new locations, such as employee training, marketing and facility set-up costs. Initially, new locations may generate lower operating margins than established locations and may operate at a loss. In addition, when the Company purchases new rental equipment, the depreciation related to such equipment may contribute to near-term margin decline, because such equipment may not initially generate revenue at a rate that is sufficient to match such increased depreciation expense. As such, the opening of new rental locations and the purchase of new equipment to expand the Company's current rental equipment inventory may reduce the Company's operating margins during a start-up period.

INFLATION

     The Company does not believe that inflation has been a significant factor to the cost of its operations or the operations of the Predecessor Company.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company is required to adopt the provisions of these Statements in fiscal year 1998. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a primary financial statement. The Company is currently evaluating the reporting formats recommended under this Statement. SFAS No. 131 establishes a new method by which companies will report operating segment information. This method requires disclosure of information which is based on the manner in which management organizes the segments within a company for making operating decisions and assessing performance. The Company continues to evaluate the provisions of SFAS No. 131 and, upon adoption, the Company may report operating segments. In April 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5 ("SOP 98-5"). SOP 98-5 requires that all non-governmental entities expense costs of start-up activities, including pre-operating, pre-opening and organization activities, as those costs are incurred. In the opinion of management, the adoption of this statement will have no impact on its statement of operations.

                                    BUSINESS

GENERAL

     NationsRent is one of the fastest growing equipment rental companies in the United States. The Company has acquired a core platform of equipment rental businesses concentrated in selected markets and intends to build a network of nationally branded locations. NationsRent expects to become a leading provider of rental equipment in each market it enters by acquiring platform businesses and opening or acquiring additional locations concentrated around those businesses. The Company believes that this "cluster" strategy enables it to (i) increase profitability in its acquired stores and (ii) achieve profitability in its newly opened locations more quickly than its competitors.

     The Company's locations offer a comprehensive selection of high quality, well-maintained equipment, including backhoes, bulldozers, skid steer loaders, aerial lifts and work platforms, compressors and generators. The Company markets its products and services primarily to a broad range of construction and industrial customers, including heavy highway contractors, general contractors, subcontractors, manufacturing plants and distribution centers. The Company also sells used and new equipment, spare parts and supplies, and provides maintenance and repair services. Since its formation in August 1997, the Company has acquired or contracted to acquire 16 equipment rental businesses operating in Florida, Indiana, Kentucky, Louisiana, Michigan, Ohio, Pennsylvania, Texas and West Virginia. The Company operates 65 locations and for the year ended December 31, 1997, on a pro forma basis after giving effect to the Acquisitions, the Company had revenue of $213.8 million and operating income of $37.1 million.

     The Company currently serves over 70,000 active accounts primarily in the construction and industrial segments of the equipment rental industry. Construction customers include heavy highway contractors, general contractors, speciality contractors, subcontractors, excavating contractors and trade contractors (such as electricians and plumbers). Construction customers rent equipment for all manner of construction activities, typically on a daily, weekly or monthly basis, with relatively little lead time due to their need to react quickly to changes in project scheduling. Industrial customers include operators of manufacturing plants, petrochemical plants, distribution centers and transportation facilities. Industrial customers typically rent equipment for maintenance-oriented purposes on a weekly or monthly basis and are more likely to place orders for rental equipment in advance of their regularly scheduled maintenance requirements. In addition, the Company rents equipment to homeowners and other general rental customers.

INDUSTRY OVERVIEW

     According to industry sources, the United States equipment rental industry grew from an estimated $614 million in revenue in 1982 to an estimated $20 billion in 1997, which represents a compound annual growth rate of more than 26%. This growth has been driven primarily by construction and industrial companies increasingly outsourcing their equipment needs to reduce investment in non-core assets and convert costs from fixed to variable. According to industry sources, the United States equipment rental industry is expected to grow to an estimated $40 billion in revenue over the next five years due to the overall growth in the economy and a continuing trend from sales to rentals. The Company believes that this trend toward rentals will accelerate as a result of the many advantages of equipment rental relative to ownership including reduced capital investment, reduced storage and maintenance expense, increased flexibility to accept projects due to wide selection of available equipment, greater access to the most modern equipment without the need to make large capital expenditures, and improved productivity by having access to equipment that suits a particular job.

     The United States equipment rental industry is highly fragmented, with more than 20,000 companies. According to industry sources, the 100 largest equipment rental companies have a combined market share of less than 20%, no single equipment rental company in the United States has a market share greater than 3% and more than 90% of equipment rental companies have ten or fewer locations.

     The Company believes the recent trend toward rapid consolidation in the equipment rental industry should continue as a result of (i) increasing competitive pressure on small, independent operators from the growing number of regional and national companies with greater access to, and a lower cost of, capital and other related operating efficiencies, (ii) increasing demand by customers for a broader selection and greater availability of rental equipment and (iii) limited number of alternative exit strategies for many of the owners and principals of smaller independent companies. The Company believes that this consolidation trend, the fragmented nature of the industry and the absence of an equipment rental company with a significant market share present substantial opportunities for the Company to achieve a leading market position by creating an integrated network of nationally branded locations offering broad product selection and superior customer service.

COMPETITIVE STRENGTHS

     NationsRent believes it has several competitive strengths that will enable it to continue to increase growth and profitability, including the following:

          Strong Market Position. The Company believes that, by implementing its "cluster" strategy in each market it enters, it can achieve a leading market share and increase revenue from existing customers. The Company believes this strategy will enable it to more effectively serve its customers, broaden its customer base, pool rental equipment inventory, offer a broader selection and greater availability of equipment and maintain a high utilization rate. By offering a full range of rental equipment from each location, the Company believes that customers who currently utilize multiple rental equipment providers will prefer to fill their rental needs through the NationsRent network of locations. In addition, NationsRent believes it has other advantages relative to smaller operators, including greater purchasing power and a lower cost of capital.

          National Brand. NationsRent is in the process of establishing a nationally recognized brand. All NationsRent locations will be supported by the Company's national branding strategy including a distinctive store format and marketing program. The Company believes it will be able to increase revenue by establishing a brand name known for consistent quality and an extensive supply of rental inventory in a customer-oriented atmosphere. The Company expects this branding strategy to enable it to expand its customer base to attract a broader range of customers, including large customers with operations in a variety of geographic markets.

          Focus on Customer Service. NationsRent is differentiating itself from its competitors with innovations designed to increase customer satisfaction. The Company seeks to offer more convenient access, faster check-in and check-out procedures and shorter required lead time for rentals than its competitors, as well as on-time equipment delivery and pick-up, on-site repair service, 24-hour customer assistance and a library of audio, video and written instruction materials for equipment usage and safety. In addition, as part of the Company's plan to provide one-stop shopping to customers, each location sells parts and supplies to complement equipment rentals and sales.

          State-of-the-Art Management Information System. The Company is customizing a state-of-the-art management information system capable of monitoring operations at several thousand locations. This innovative system is being designed to track customer purchasing patterns and demographics for use in gaining market share in new and existing markets, consolidating equipment purchases, maximizing utilization rates and reducing overhead expenditures. This system will provide management with real time revenue, inventory, financial and customer information, facilitating rapid and well informed decision making. In addition, this system will permit customers to reserve and rent equipment and access their account information from their own computer terminals via the Company's internet website. To develop its customized system, the Company has assembled a team of management information specialists who have previously developed systems for Blockbuster and Wal-Mart.

          Distinctive Operating Format. In connection with the development of the NationsRent national brand, the Company has designed a format for its locations which it believes will help differentiate NationsRent from its competitors. Distinguishing characteristics of this format include drive-through lanes, clearly marked equipment aisles and attractive, well organized and clean store facilities. The Company expects that its larger locations will typically be on a 6 to 12 acre site in a heavily-trafficked area with a 20,000 to 40,000 square foot facility housing a reconditioning center and a broad selection and extensive inventory of equipment and supplies. The Company expects that its smaller locations will typically be on a 2 to 6 acre site in a high-visibility commercial area with a 7,500 to 11,000 square foot facility housing at least one drive-through lane, maintenance and delivery capabilities and inventory and supplies that are targeted to the customer base in that area.

          Experienced Management Team. The Company has one of the most experienced and growth-oriented executive management teams in the equipment rental industry. James L. Kirk, the Company's Chairman, Chief Executive Officer and President, founded OHM, a NYSE listed company, in 1969 and served in various senior executive positions with OHM, growing it into a leading environmental construction company with an inventory of heavy and light equipment having an original cost of over $100 million. In addition, the Company will benefit from the experience of H. Wayne Huizenga, a director of and investor in the Company, who serves as Chairman and Co-Chief Executive Officer of Republic and co-founded and served in various senior executive positions with Waste Management and Blockbuster, each of which is a leading consolidator in its respective industry. The other members of the Company's senior management team have previously worked closely with Mr. Kirk in senior management positions at OHM, and other key employees and consultants of the Company have worked with Mr. Huizenga in various positions at Republic, Waste Management or Blockbuster. The NationsRent management team is supported by operating, marketing and business development managers with an average of more than 15 years experience in the equipment rental industry.

GROWTH STRATEGY

     The Company's objectives are to increase revenue, profitability, market share and stockholder value by building a nationally branded network of locations that offer a comprehensive selection of high quality rental equipment in convenient and accessible locations to customers in the construction and industrial markets. Key elements of the NationsRent growth strategy are as follows:

          Acquire Leading Companies. NationsRent seeks to acquire leading companies in each market it enters to implement its "cluster" strategy and position the Company to achieve significant market share. The Company targets businesses that have one or more of the following characteristics:
     (i) strong positions in their geographic market; (ii) experienced local management teams that will continue to work with the Company following the acquisition; (iii) high-quality equipment rental inventory; and (iv) physical and operating characteristics that are suited to conversion to the NationsRent format. Once the Company has entered a particular market, it seeks to acquire additional rental businesses in that market or adjacent markets with locations and equipment selection that complement its existing operations, thus enabling the Company to further penetrate that market. See "-- Completed and Pending Acquisitions."

          Convert Acquired Locations. After making an acquisition, the Company intends to convert acquired locations to the NationsRent format by (i) branding acquired locations and rental inventory with the NationsRent logo, colors and distinctive store appearance, (ii) increasing the breadth and depth of rental inventory, (iii) linking the location to the Company's customized management information system and (iv) implementing the NationsRent customer service approach.

          Open New Rental Locations. Once NationsRent has established a presence in a particular market, it seeks to open new locations in that geographic area or adjacent areas, as required, to enable it to offer a greater selection and availability of equipment, maximize its equipment inventory utilization rates and achieve economies of scale. The Company believes that this strategy will allow its new locations to achieve profitability at a faster rate than its competitors because these locations should (i) more quickly generate revenue as a result of the pre-existing market presence, name recognition and referrals from existing locations and
     (ii) have lower overhead costs due to the sharing of service, maintenance, administrative functions and personnel with the Company's established locations.

          Further Penetrate Industrial Rental Market. The Company believes that the equipment needs of industrial customers are underserved by the United States equipment rental market and, as a result, there are significant opportunities to further penetrate this market segment. NationsRent believes that by offering a comprehensive selection and available supply of rental equipment throughout an integrated nationally branded network of locations, industrial customers will become increasingly aware of the advantages of equipment rental relative to ownership, including reduced capital investment, reduced storage and maintenance expense, and greater access to the most modern equipment. The recent acquisition of Bode-Finn, which has served industrial customers for over 40 years, has established the Company as a leading provider of rental equipment to industrial customers in several geographic markets.

COMPLETED AND PENDING ACQUISITIONS

     In furtherance of its growth strategy, NationsRent has acquired or contracted to acquire 16 equipment rental businesses with 65 locations. These locations are concentrated in the regions set forth below.

THE MIDWEST REGION

  Central/Northern Ohio

     In September 1997, the Company acquired Sam's, which has five locations in the Central/Northern Ohio market that rent primarily light to heavy equipment to construction and industrial customers, and has been operating in this market for more than 35 years.

     In December 1997, the Company acquired certain assets of R&R, which has two locations in the Central/Northern Ohio market that rent primarily heavy equipment and generators to construction customers, and has been operating in this market for more than ten years.

     In January 1998, the Company acquired certain assets of Central Rent-All, Inc. ("Central"), which has eight locations in the Central/Northern Ohio market that rent primarily light to medium equipment to construction and industrial customers and homeowners, and has been operating in this market for more than ten years.

     In May 1998, the Company acquired Bode-Finn, which has one location in the Central/Northern Ohio market that rents and sells primarily medium to heavy equipment to industrial customers, and has been operating in this market for more than 40 years.

  Ohio River Valley

     In November 1997, the Company acquired certain assets of Ashland Rental and Sales, Inc. ("Ashland"), which has two locations in the Ohio River Valley market that rent primarily tools and loading equipment to construction and industrial customers, and has been operating in this market for more than 45 years.

     In December 1997, the Company acquired Titan, which has two locations in the Ohio River Valley market that rent primarily construction equipment, generators, compactors and light towers to construction customers.

     In May 1998, as part of the acquisition of Bode-Finn, the Company acquired one location in the Ohio River Valley market that rents and sells primarily medium to heavy equipment to industrial customers.

  Indianapolis/Northern Indiana

     In December 1997, the Company acquired certain assets of C&E, which has six locations in the Indianapolis/Northern Indiana market that rent primarily light to medium equipment to construction customers, and has been operating in this market for approximately 40 years.

     In April 1998, the Company acquired certain assets of R.F.L. Enterprises, Inc. ("RFL"), which has one location in the Indianapolis/Northern Indiana market that rents primarily forklifts, scaffolding and dumpsters to construction and industrial customers, and has been operating in this market for over 35 years.

     In May 1998, the Company acquired certain assets of U-Rent-It Company, Inc. ("U-Rent-It"), which has one location in the Indianapolis/Northern Indiana market that rents primarily light and lift equipment to construction customers, and has been operating in this market for almost 40 years.

     In May 1998, the Company entered into a definitive agreement to acquire Raymond Equipment Co., doing business as Jobs Rentals ("Jobs"), which has one location in the Indianapolis/Northern Indiana market that rents and sells primarily heavy earth-moving equipment to construction customers, and has been operating in this market for more than 40 years.

  Southwest Ohio/Northern Kentucky

     In May 1998, as part of the acquisition of Bode-Finn, the Company acquired four locations in the Southwest Ohio/Northern Kentucky market that rent and sell primarily medium to heavy lift equipment to construction and industrial customers.

     In addition, Jobs has one location in the Southwest Ohio/Northern Kentucky market that rents primarily heavy earth-moving equipment to construction customers.

  Louisville/Lexington, Kentucky

     In May 1998, as part of the acquisition of Bode-Finn, the Company acquired two locations in the Louisville/Lexington, Kentucky market that rent and sell primarily medium to heavy equipment to construction and industrial customers.

     In addition, Jobs has one location in the Louisville/Lexington, Kentucky market that rents primarily heavy earth-moving equipment to construction customers.

  Southwest Pennsylvania

     In May 1998, the Company entered into a definitive agreement to acquire A-Action Rentals, Inc. ("A-Action"), which has one location in the Southwest Pennsylvania market that rents primarily medium to heavy equipment and compressors, to construction customers, and has been operating in this market for more than 35 years.

  Detroit, Michigan

     In May 1998, the Company entered into a definitive agreement to acquire J. Kelly Co. ("J. Kelly"), which has two locations in the Detroit, Michigan market that rent primarily light to medium equipment to construction and industrial customers, and has been operating in this market for 25 years.

THE GULF COAST REGION

  Southwest Florida

     In April 1998, the Company acquired certain assets of Naples Rent-All & Sales Company, Inc. ("Naples"), which has two locations in the Southwest Florida market that rent primarily light to medium equipment to construction customers, and has been operating in this market for approximately 30 years.

     In April 1998, the Company acquired certain assets of Revco Equipment Rentals, Inc., doing business as Florida Equipment Company, Inc. ("Florida Equipment"), which has two locations in the Southwest Florida market that rent primarily medium to heavy equipment to construction customers.

  Florida Panhandle

     In May 1998, the Company entered into a definitive agreement to acquire certain assets of General Rental, Inc. ("General Rental"), including six locations in the Florida Panhandle market that rent primarily light to medium equipment to construction and industrial customers.

  Southeast Texas

     In May 1998, the Company entered into a binding letter of intent to acquire certain assets of Associated, which has four locations in the Southeast Texas market that rent primarily heavy equipment to construction customers.

     In addition, General Rental has seven locations in the Southeast Texas market that rent primarily light to medium equipment to construction customers.

  Louisiana

     Associated has three locations in the Louisiana market that rent primarily heavy earth-moving equipment to construction customers.

OPERATIONS

     NationsRent is one of the fastest growing equipment rental companies in the United States. The Company has acquired or contracted to acquire 16 equipment rental businesses with 65 locations in Florida, Indiana, Kentucky, Louisiana, Michigan, Ohio, Pennsylvania, Texas and West Virginia, and as of May 31, 1998, the Company had opened three new locations and had closed three of the locations it acquired. The Company's operations primarily consist of (i) renting a broad variety of equipment to construction and industrial customers, (ii) selling its used equipment inventory, (iii) selling new equipment as a distributor or dealer on behalf of several nationally known equipment manufacturers and (iv) selling parts, supplies and merchandise and providing repair and maintenance services to complement its equipment rentals and sales.

     Equipment Rentals. The Company rents on a daily, weekly and monthly basis a broad variety of equipment primarily to construction and industrial customers. The Company's rental inventory includes such equipment as aerial lifts and work platforms, air compressors, backhoes, boom lifts, bulldozers, ditching equipment, forklifts, generators, high reach equipment, pumps and scissor lifts. The mix of equipment offered from each of the Company's locations varies based on the needs of the local market.

     The Company is implementing a program to make ongoing capital investments in new equipment, engage in periodic sales of used equipment and conduct preventive maintenance. This program is designed to increase equipment utilization, enhance resale values and extend the useful life of equipment. As of December 31, 1997, on a pro forma basis for the Acquisitions, the Company's equipment rental inventory had an original cost of over $250 million and an average age of 36 months.

     NationsRent has developed operating initiatives that it plans to introduce at all of its locations to offer its rental customers more convenient access, faster check-in and check-out procedures, reduced equipment downtime and shorter lead times for rentals than its competitors. For example, all of the Company's new locations are being designed with drive-through lanes to speed up equipment loading and unloading. In addition, the Company's rental equipment is being outfitted with universal trailer hitches designed to accept a broad range of towing mechanisms to ease customer transport of equipment. To reduce the downtime associated with flat tires, the Company fills the tires of equipment used in areas prone to flats with foam instead of air. The Company's rental locations also will offer equipment delivery and pick-up, on-site repair service within two hours of customer request, 24-hour customer assistance, and a library of audio, video and written instructional materials for equipment usage and safety.

     Used Equipment Sales. The Company periodically sells used equipment to adjust the size and composition of its rental equipment in response to changing market conditions and to maintain the quality and low average age of its rental equipment. The Company attempts to balance the revenue obtainable from used equipment sales with the revenue obtainable from continued equipment rentals. The Company is generally able to achieve favorable resale prices for its used equipment due to a preventive maintenance program and practice of selling used equipment before it becomes obsolete or irreparable. The Company believes that the proactive management of new equipment purchases and used equipment sales allows it to maximize utilization rates and respond to changing economic conditions.

     New Equipment Sales. The Company is a distributor of new equipment on behalf of several nationally known equipment manufacturers. The Company has dealership arrangements in certain geographic areas with various equipment manufacturers as a result of the Acquisitions. Typically, dealership agreements do not have a specific term and may be terminated by either party upon specific events and/or written notice. In the future the Company may continue, amend or terminate dealership arrangements, if any, of businesses it acquires or it may enter into new dealership agreements or arrangements, depending on market conditions in the area and other factors.

     Parts, Supplies and Service. The Company sells a full complement of parts, supplies and merchandise to its customers in conjunction with its equipment rental and sales business. NationsRent provides repair service to rental customers and, as part of the Company's focus on customer service, it plans to respond to rental equipment service requests within two hours. The Company also offers maintenance service to customers that own equipment and generates revenue from damage waiver charges, delivery charges and warranty income. The Company believes that revenue from parts and service is more stable than equipment sales revenue because of the recurring nature of the parts and service business. The Company also believes that during economic downturns the parts and service business may increase as customers postpone new equipment purchases and instead attempt to maintain their existing equipment.

MANAGEMENT INFORMATION SYSTEM

     The Company is customizing a state-of-the-art management information system capable of monitoring operations at several thousand locations. This innovative system is being designed to track customer purchasing patterns and demographics for use in gaining market share in new and existing markets, consolidating equipment purchases, maximizing utilization rates and reducing overhead expenditures. This system will provide management with real time revenue, inventory, financial and customer information, facilitating rapid and well informed decision making. In addition, this system will permit customers to reserve and rent equipment and access their account information from their own computer terminals via the Company's internet website. To develop its customized system, the Company has assembled a team of management information specialists who have previously developed systems for Blockbuster and Wal-Mart.

CUSTOMERS

     NationsRent currently serves over 70,000 active accounts primarily in the construction and industrial segments of the equipment rental industry. On a pro forma basis after giving effect to the Acquisitions, the Company's top ten customers represented approximately 6% of the Company's 1997 revenue and no single customer accounted for more than 2% of the Company's 1997 revenue. The Company's customers vary in size from large Fortune 500 companies to small construction contractors, subcontractors, machine operators and homeowners.

     The Company does not provide purchase financing to customers. The Company rents equipment, sells parts and provides repair services on account to customers who are screened through a credit application process. Customers can arrange financing of purchases of large equipment through a variety of creditors including manufacturers, banks, finance companies and other financial institutions.

SALES AND MARKETING

     NationsRent maintains a strong marketing and sales orientation throughout its organization in order to better understand and serve its customers and increase its customer base. The Company undertakes sales and marketing initiatives designed to increase revenue and market share and build brand awareness. The Company prepares marketing situation analyses which address key business issues such as market/industry history, opportunities, company philosophy, sales trends, consumer behavior trends, distribution channels, pricing issues, target markets, advertising and media analysis, competitive situations and selling strategies. Based on the results of its analyses, the Company develops marketing and sales strategies. To assist the Company in implementing its marketing and sales strategies, NationsRent has retained a store design and merchandising firm and plans to retain a national advertising agency.

     The Company's district operations managers are responsible for training, supervising and directing the selling activities of the NationsRent salesforce in their markets. In addition, district operations managers are also responsible for overseeing the mix of equipment at their locations, keeping abreast of local construction and industrial activity and monitoring competitors in their respective markets.

     NationsRent employs approximately 140 salespeople who utilize targeted local marketing strategies to address specific customer needs and respond to competitive pressures. To remain informed of local market activity, salespeople track new equipment sales and construction projects in their area through Equipment Data Reports, F.W. Dodge Reports and PEC Reports (Planning, Engineering and Construction), follow up on referrals and visit construction sites and potential equipment users who are new to the area.

TRADEMARKS

     The Company has applied to the United States Patent and Trademark Office to register the service mark "NationsRent."

STORE LAYOUT AND DESIGN

     Many of the Company's locations are situated in high-visibility commercial areas and are designed to offer easy and convenient access to customers. The Company expects that its larger locations will typically be on a 6 to 12 acre site in a heavily-trafficked area with a 20,000 to 40,000 square foot facility housing multiple equipment drive-through lanes, a reconditioning center and a broad selection and extensive inventory of equipment and supplies. The Company expects that its smaller locations will typically be on a 2 to 6 acre lot in a high-visibility commercial area with a 7,500 to 11,000 square foot facility housing at least one drive-through lane, maintenance and delivery capabilities and inventory and supplies that are targeted to the customer base in that area. Depending on the type of equipment rented at a particular location and the needs of the local market, the Company's locations may include (i) sales and administrative offices, (ii) a customer showroom displaying equipment and parts,
(iii) an equipment service area and (iv) outdoor and indoor equipment storage facilities.

PURCHASING

     The Company purchases equipment from vendors with reputations for product quality and reliability. The Company's size and the quantity of equipment it purchases enables it to purchase most equipment directly from manufacturers pursuant to national purchasing agreements at lower prices and on more favorable terms than many smaller competitors. The Company seeks to maintain close relationships with its vendors to ensure the timely delivery of new equipment. The Company believes that it has sufficient alternative sources of supply for the equipment it purchases in each of its principal product categories. The Company primarily acquires its rental equipment inventory by purchase rather than lease. The following table summarizes the primary suppliers of certain of the Company's rental equipment:

        PRODUCT CATEGORY                        PRIMARY SUPPLIERS
        ----------------                        -----------------
HEAVY
  Articulated Trucks                 Caterpillar/Volvo
  Bulldozers                         Caterpillar/Komatsu/John Deere
  Excavators                         Caterpillar/Komatsu/John Deere
  Scrapers                           Caterpillar/John Deere
  Track Loaders                      Caterpillar

MEDIUM
  Aerial Lift Platforms              Terex/Genie
  Backhoes                           New Holland/Caterpillar/Case/John Deere
  Compaction Equipment               Ingersoll Rand/BOMAG
  Forklifts                          JCB/Ingersoll Rand/Lull
  Knuckle Boom Lifts                 Terex/Genie
  Semi-Pneumatic Forklifts           Hyster/Komatsu
  Wheel Loaders                      Volvo/Caterpillar

LIGHT
  Air Compressors                    Ingersoll Rand/Multiquip
  Concrete Mixers                    Whiteman/Essick
  Light Towers                       Ingersoll Rand/Coleman
  Power Generators                   MQ Power/Ingersoll Rand
  Skid Steer Loaders                 New Holland/Bobcat/Case
  Trenchers                          Vermeer/Ditch Witch
  Troweling Machines                 Whiteman/Bartell
  Vacuum Pumps                       Thompson/Godwin

GENERAL RENTAL
  Arrow Boards                       Allman Bros.
  Concrete Buggies                   Miller/Whiteman
  Concrete Saws                      Pardener/Stihl/Olympic
  Electric Hammers                   Bosch/Harper
  Plate Compactors                   Multiquip/BOMAG
  Sand Blasters                      Lindsey
  Submersible Pumps                  Surumi/Multiquip
  Welders                            Lincoln/Miller

COMPETITION

     The equipment rental industry is highly fragmented and competitive. The Company competes with independent third parties in all of the markets in which it operates. Most of the Company's competitors in the rental business tend to operate in specific, limited geographic areas, although some larger competitors compete on a national basis. The Company also competes with equipment manufacturers which sell and rent equipment directly to customers. Some of the Company's competitors have greater financial resources and name recognition than the Company.

ENVIRONMENTAL AND SAFETY REGULATION

     The Company's equipment, facilities and operations are subject to certain federal, state and local laws and regulations relating to environmental protection and occupational health and safety, including those governing wastewater discharges, the use, treatment, storage and disposal of solid and hazardous wastes and materials, air quality and the remediation of contamination associated with the release of hazardous substances. Certain of the Company's existing and former locations use and have used substances, and currently generate or have generated or disposed of wastes, which are or may be considered hazardous or otherwise are subject to applicable environmental requirements, and the Company may incur liability in connection therewith. Moreover, there can be no assurance that environmental and safety requirements will not become more stringent or be interpreted and applied more stringently in the future. Such future changes or interpretations, or the identification of adverse environmental conditions currently unknown to the Company, could result in additional environmental compliance or remediation costs to the Company. Such compliance and remediation costs could be material to the Company's financial condition or results of operations.

     In particular, the Company stores and dispenses, or has in the past stored and dispensed, petroleum products from aboveground storage tanks and, in certain cases, underground storage tanks at its locations. The Company also uses hazardous materials, including solvents, to clean and maintain equipment, and generates and disposes of solid and hazardous wastes, including batteries, used motor oil, radiator fluid and solvents. In connection with such activities, the Company has incurred capital expenditures and other compliance costs which are expensed on a current basis and which, to date, have not been material to the Company's financial condition. Based on currently available information, the Company believes that it will not be required to incur material capital expenditures or other compliance or remediation costs on environmental and safety matters in the foreseeable future. See "Risk Factors -- Environmental and Safety Regulation."

EMPLOYEES

     As of May 31, 1998, NationsRent employed approximately 1,000 persons. None of the Company's employees is represented by a union or covered by a collective bargaining agreement. The Company believes its relations with its employees are good.

PROPERTIES

     The Company's corporate headquarters are located in Ft. Lauderdale, Florida in leased premises. Certain of the Company's property and equipment are subject to liens securing payment of portions of the Company's indebtedness. The Company leases the real estate for all but two of its locations and also leases certain of its equipment. The Company believes that all of its facilities are sufficient for its current needs.

LEGAL PROCEEDINGS

     The Company is a party to pending legal proceedings arising in the ordinary course of business. While the results of such proceedings cannot be predicted with certainty, the Company does not believe any of these matters are material to the Company's financial condition or results of operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

     The table below sets forth the names and ages of the executive officers, directors and certain key employees of the Company as well as the positions and offices held by such persons.

                   NAME                     AGE                         POSITION
                   ----                     ---                         --------
EXECUTIVE OFFICERS AND DIRECTORS
James L. Kirk.............................  48     Chairman of the Board, Chief Executive Officer and
                                                   President
Gene J. Ostrow............................  43     Executive Vice President and Chief Financial
                                                   Officer
Philip V. Petrocelli......................  39     Executive Vice President
Kris E. Hansel............................  40     Vice President and Controller
Pamela K.M. Beall.........................  41     Vice President, Secretary and Treasurer
H. Wayne Huizenga.........................  60     Director
Harris W. Hudson..........................  55     Director
Gary L. Gabriel...........................  55     Director
Thomas H. Bruinooge.......................  54     Director

KEY EMPLOYEES
Thomas C. Richardson......................  38     Manager, District Operations
Randy W. Elliott..........................  34     Manager, District Operations
Charles J. Raterman.......................  70     Manager, District Operations
William O. Tracy, III.....................  48     Manager, District Operations
Troy L. Gabriel...........................  32     Manager, Business Development
Michael D. Meenan.........................  44     Manager, Business Development
David E. Harris...........................  50     Manager, Business Development
Michael Nordberg..........................  51     Manager, Business Development

  Executive Officers and Directors

     JAMES L. KIRK is a co-founder of the Company, together with H. Family Investments, Inc. and Mr. Ostrow, and has served as the Chairman of the Board of the Company since August 1997 and as Chief Executive Officer and President of the Company since April 1998. From 1985 to February 1998, Mr. Kirk was Chairman of the Board, President and Chief Executive Officer of OHM, a NYSE listed company.

     GENE J. OSTROW is a co-founder of the Company, together with H. Family Investments, Inc. and Mr. Kirk, and has served as its Executive Vice President and Chief Financial Officer since August 1997. From August 1997 to April 1998, Mr. Ostrow served as Secretary and Treasurer of the Company. From March 1997 to October 1997, Mr. Ostrow was Vice President of Corporate Development of OHM. From November 1994 to March 1997, Mr. Ostrow was a Senior Vice President, Corporate Finance with Raymond James and Associates and from July 1996 to March 1997, Mr. Ostrow was co-head of that firm's mergers and acquisitions practice. From October 1993 to November 1994, Mr. Ostrow was Vice President and Chief Financial Officer of Ecoscience Corporation. Mr. Ostrow was employed by OHM and its affiliates from February 1986 to October 1993 in various positions, including Vice President and Chief Financial Officer of OHM from February 1986 through September 1991, and as Executive Vice President and Chief Financial Officer of NSC Corporation (an affiliate of OHM) from July 1988 through October 1993. Mr. Ostrow is also a Certified Public Accountant.

     PHILIP V. PETROCELLI joined the Company as Executive Vice President in February 1998. From August 1993 to February 1998, Mr. Petrocelli was Vice President -- Western Region of OHM. Before joining OHM, Mr. Petrocelli was a Regional Director and acting Vice President-Analytical Labs with IT Corporation, a provider of engineering services, since September 1988.

     KRIS E. HANSEL joined the Company as Vice President and Controller in March 1998. Prior to joining the Company, Mr. Hansel served in various positions of increasing responsibility at OHM since 1988, most recently as Vice President and Controller. Prior to joining OHM, Mr. Hansel was General Accounting Manager of WearEver-Proctor Silex, Inc.

     PAMELA K.M. BEALL joined the Company as Vice President, Secretary and Treasurer in April 1998. From June 1985 to April 1998, Ms. Beall served as Treasurer of OHM and in various positions of increasing responsibility at OHM, most recently as Vice President and Assistant Secretary. Before joining OHM, Ms. Beall was General Manager, Treasury Services for USX Corporation, and previous to that she was with Marathon Oil Company. From November 1996 to February 1998, Ms. Beall served as a director of NSC Corporation, an affiliate of OHM. Since May 1996, Ms. Beall has served as a director of System One Services, Inc.

     H. WAYNE HUIZENGA joined the Company as a director in June 1998. Since May 1998, Mr. Huizenga has served as Chairman of the Board and Chief Executive Officer of Republic Services, Inc. ("Republic Services"), a leading provider of non-hazardous solid waste collection and disposal services. Since August 1995, Mr. Huizenga has served as Chairman of the Board of Republic, which owns the nation's largest chain of franchised automotive dealerships, is building a chain of used vehicle megastores and owns National Car Rental and Alamo Rent-A-Car. Since October 1996, Mr. Huizenga has served as Co-Chief Executive Officer of Republic and from August 1995 until October 1996, Mr. Huizenga served as Chief Executive Officer of Republic. Since September 1996, Mr. Huizenga has served as the Chairman of the Board of Florida Panthers Holdings, Inc. ("Panthers Holdings"), a leisure, recreation and entertainment company which owns and operates certain luxury resort hotels and the Florida Panthers professional sports franchise. Since January 1995, Mr. Huizenga also has served as the Chairman of the Board of Extended Stay America, Inc. ("Extended Stay"), an operator of extended stay lodging facilities. From September 1994 until October 1995, Mr. Huizenga served as the Vice Chairman of Viacom Inc. ("Viacom"), a diversified entertainment and communications company. During the same period, Mr. Huizenga also served as the Chairman of the Board of Blockbuster Entertainment Group, a division of Viacom. From April 1987 through September 1995, Mr. Huizenga served as the Chairman of the Board and Chief Executive Officer of Blockbuster, during which time he helped build Blockbuster from a 19-store chain into the world's largest video rental company. In September 1994, Blockbuster merged into Viacom. In 1971, Mr. Huizenga co-founded Waste Management, which he helped build into the world's largest integrated solid waste services company, and he served in various capacities, including President, Chief Operating Officer and a director from its inception until 1984. Mr. Huizenga is the brother-in-law of Mr. Hudson.

     HARRIS W. HUDSON joined the Company as a director in June 1998. Since May 1998, Mr. Hudson has served as Vice Chairman and a director of Republic Services. Mr. Hudson has served as a director of Republic since August 1995 and as Vice Chairman of Republic and Chairman of Republic's Solid Waste Group since October 1996. From August 1995 until October 1996, Mr. Hudson served as President of Republic. From May 1995 until August 1995, Mr. Hudson served as a consultant to Republic. From 1983 until August 1995, Mr. Hudson founded and served as Chairman of the Board, Chief Executive Officer and President of Hudson Management Corporation, a solid waste collection company, which was acquired by Republic in August 1995. From 1964 to 1982, Mr. Hudson served as Vice President of Waste Management of Florida, Inc., a subsidiary of Waste Management and its predecessor. Mr. Hudson also serves as a director of Panthers Holdings. Mr. Hudson is the brother-in-law of Mr. Huizenga.

     GARY L. GABRIEL joined the Company as a director in June 1998. Since September 1997, Mr. Gabriel has provided consulting services to the Company on operational and business development matters. From January 1978 to September 1997, Mr. Gabriel served as President of Sam's, which was acquired by the Company in September 1997. In 1961, Mr. Gabriel co-founded a predecessor company of Sam's.

     THOMAS H. BRUINOOGE joined the Company as a director in June 1998. Mr. Bruinooge is an attorney who has been in private practice since 1968.

  Key Employees

     THOMAS C. RICHARDSON has eight years of equipment rental industry experience and joined the Company as Manager, District Operations in September 1997. Since February 1990, Mr. Richardson has served as Vice President of Operations of Sam's.

     RANDY W. ELLIOTT has nine years of equipment rental industry experience and joined the Company as Manager, District Operations in December 1997. Since January 1989, Mr. Elliott has served in various positions of increasing responsibility with C&E, most recently as Vice President of C&E, which was acquired by the Company in December 1997.

     CHARLES J. RATERMAN has 42 years of equipment rental industry experience and joined the Company as Manager, District Operations in May 1998. Since 1956, Mr. Raterman has served in various positions of increasing responsibility with Bode-Finn and since 1989, has served as the President of Bode-Finn, which was acquired by the Company in May 1998.

     WILLIAM O. TRACY, III has 27 years of equipment rental industry experience and joined the Company as Manager, District Operations in December 1997. In 1971, Mr. Tracy founded Titan and served as President until the Company's acquisition of Titan in December 1997. Since December 1997, Mr. Tracy has served as Vice President of Titan.

     TROY L. GABRIEL has 11 years of equipment rental industry experience and joined the Company as Manager, Business Development in September 1997. From 1987 to September 1997, Mr. Gabriel served in various positions of increasing responsibility with Sam's, most recently as Vice President.

     MICHAEL D. MEENAN has seven years of equipment rental industry experience and joined the Company as Manager, Business Development in January 1998. From August 1991 to January 1998, Mr. Meenan was Chairman of the Board of Directors and President of Central, which was acquired by the Company in January 1998.

     DAVID E. HARRIS has 14 years of equipment rental industry experience and joined the Company as Manager, Business Development in March 1998. Prior to joining the Company, Mr. Harris was a Vice President of Sales and Marketing -- Heavy Compaction of Dynapac USA from July 1996 to March 1998. From June 1995 to June 1996, Mr. Harris was a Vice President of Sales and Marketing with CompAir LeROI International and its predecessors. From March 1994 to July 1995, Mr. Harris was a manager of CompAir-Holman Construction Products. Before joining CompAir, Mr. Harris was President and Chief Operating Officer of Highway Rental Co., Inc., an equipment rental company based in Cincinnati, Ohio from April 1984 to March 1994.

     MICHAEL NORDBERG has 14 years of equipment rental industry experience and joined the Company as Manager, Business Development in April 1998. Prior to joining the Company, Mr. Nordberg served in various positions of increasing responsibility at Naples, most recently as Chief Executive Officer and President, from 1984 until the Company's acquisition of Naples in April 1998.

COMMITTEES OF THE BOARD OF DIRECTORS

     Prior to completion of the Offering, the Company intends to establish an Executive Committee that will have the full authority to exercise all the powers of the Board of Directors of the Company (the "Board"), except as reserved by the Board. The Executive Committee will not have the power to approve a merger of the Company, recommend a sale of substantially all of the Company's assets, recommend a dissolution of the Company, amend the Certificate of Incorporation of the Company, as amended (the "Certificate"), or the Bylaws of the Company, as amended (the "Bylaws"), declare dividends on the Company's capital stock, or, except as authorized by the Board, issue any Common Stock or preferred stock. The Board will grant to the Executive Committee the authority to approve acquisitions, borrowings, guarantees and other transactions individually not involving more than $150 million in cash, securities (including Common Stock to be issued by the Company) or other consideration. Prior to consummation of the Offering, Messrs. Kirk and Huizenga are expected to be appointed as the members of the Executive Committee.

     After completion of the Offering, the Company intends to establish an Audit Committee and a Compensation Committee, each composed of two independent directors. The Audit Committee will recommend the annual appointment of the Company's auditors, with whom the Audit Committee will review the scope of audit and non-audit assignments and related fees, accounting principles used by the Company in financial reporting, internal auditing procedures and the adequacy of the Company's internal control procedures. The Compensation Committee will administer the 1998 Stock Option Plan and make recommendations to the Board regarding compensation for the Company's executive officers.

COMPENSATION OF DIRECTORS

     The 1998 Stock Option Plan, which the Company intends to adopt prior to consummation of the Offering, will provide for an automatic grant of options to purchase 50,000 shares of Common Stock to each member of the Board who is a non-employee director at the time of the Offering and to each member of the Board who joins the Board as a non-employee director thereafter. In addition, the 1998 Stock Option Plan will provide for an additional automatic grant of options to purchase 10,000 shares of Common Stock at the beginning of each fiscal year to each non-employee director continuing to serve on the Board at such time. All options granted automatically to a non-employee director will be fully vested and immediately exercisable. In addition, each automatic grant of options to a non-employee director will remain exercisable for a term of ten years from the date of grant so long as such person remains a member of the Board. Each automatic grant of options to a non-employee director serving on the Board at the time of the Offering will have an exercise price per share equal to the initial public offering price, and each automatic grant thereafter will be exercisable at a price per share equal to the closing price of a share of Common Stock on the NYSE, on the date immediately prior to the automatic grant date. In addition to such automatic option grant, the Company expects to reimburse directors for their reasonable expenses incurred when attending Board and Committee meetings.

     In September 1997, in connection with the acquisition of Sam's, the Company entered into an agreement with Gary L. Gabriel pursuant to which Mr. Gabriel provides certain consulting services to the Company. See "Certain Relationships and Transactions."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year ended December 31, 1997, the Company had no Compensation Committee or other committee of the Board performing similar functions. Decisions concerning compensation of executive officers were made by certain executive officers of the Company. It is contemplated that the Board will establish a Compensation Committee consisting of non-employee directors following consummation of the Offering. See "-- Committees of the Board of Directors."

EXECUTIVE COMPENSATION

     The Company was formed in August 1997 and did not pay any compensation to its Chief Executive Officer and did not pay salary and bonus in excess of $100,000 to any of its executive officers for the period from August 14, 1997 (inception) to December 31, 1997. The following table sets forth the annual base salaries that the Company expects to pay for the year ending December 31, 1998 to the named executive officers below (the "Named Officers") and certain options to purchase Common Stock which the Company has granted or intends to grant to the Named Officers:

                                                                      NUMBER OF
                                                                      SHARES OF
                                                                     COMMON STOCK
                                                                      UNDERLYING
NAME                                           ANNUAL BASE SALARY      OPTIONS
----                                           ------------------    ------------
James L. Kirk................................       $250,000           250,000(1)
Gene J. Ostrow...............................        200,000           100,000(1)
Philip V. Petrocelli.........................        200,000           346,472(2)
Kris E. Hansel...............................        125,000           112,569(3)
Pamela K.M. Beall............................        125,000           117,505(4)

---------------

(1) The Company intends to grant these options upon consummation of the Offering. These options will have an exercise price per share equal to the initial public offering price and will vest over a four year period at the rate of 25% per year commencing on the first anniversary of the date of grant.
(2) These options have an exercise price of $5.77 per share and vest over a four year period at the rate of 25% per year commencing on February 24, 1999. These options become immediately exercisable upon a change of control of the Company (as defined in the option agreement related to such options).
(3) These options have an exercise price of $6.66 per share and vest over a four year period at the rate of 25% per year commencing on March 9, 1999. These options become immediately exercisable upon a change of control of the Company (as defined in the option agreement related to such options).
(4) These options have an exercise price of $6.38 per share and vest over a four year period at the rate of 25% per year commencing on March 19, 1999. These options become immediately exercisable upon a change of control of the Company (as defined in the option agreement related to such options).

     The executive officers of the Company receive health benefits which do not exceed 10% of their respective salaries. These benefits are also provided to other employees of the Company. The Company may pay bonuses and issue additional stock options to the Named Officers during 1998. See "-- Stock Option Plan."

STOCK OPTION PLAN

     Prior to consummation of the Offering, the Company intends to adopt the 1998 Stock Option Plan pursuant to which employees, directors (whether or not employees), independent contractors and consultants of the Company will be eligible to receive stock options. The 1998 Stock Option Plan is intended to promote the long-term financial interests of the Company by encouraging eligible individuals to acquire an ownership position in the Company and to provide incentives for performance. The 1998 Stock Option Plan, which is expected to be approved by the Board, will be effective upon consummation of the Offering. Upon consummation of the Offering, the Company intends to grant to certain employees, pursuant to the 1998 Stock Option Plan, options to purchase an aggregate of shares of Common Stock at the initial public offering price.

401(k) PLAN

     The Company intends to adopt a 401(k) Retirement Savings Plan (the "401(k) Plan") to provide retirement and other benefits to employees of the Company and to permit employees a means to save for their retirement. The 401(k) Plan is intended to be a tax-qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

LIMITATION OF DIRECTORS' LIABILITY AND INDEMNIFICATION

     The Delaware General Corporation Law (the "DGCL") authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of the directors' fiduciary duty of care. The Certificate limits the liability of directors of the Company to the Company or its stockholders to the fullest extent permitted by Delaware law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Certificate may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. This provision has no effect on any non-monetary remedies that may be available to the Company or its stockholders, nor does it relieve the Company or its directors from compliance with federal or state securities laws.

     The Bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit (each, a "Proceeding") by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with such Proceeding. In addition, the Company intends to obtain director and officer liability insurance that insures the Company's directors and officers against certain liabilities.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to the beneficial ownership of the Common Stock immediately prior to and immediately following consummation of the Offering by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company and each Named Officer, and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder. Percentages of shares beneficially owned
are based upon           shares and           shares of Common Stock to be
outstanding immediately prior to and immediately following the consummation of the Offering, respectively, plus for each person named below any shares of Common Stock that may be acquired by such person within 60 days of the consummation of the Offering upon exercise of outstanding options or other rights.

                                    SHARES BENEFICIALLY OWNED     SHARES BENEFICIALLY OWNED
                                       BEFORE THE OFFERING           AFTER THE OFFERING
                                   ---------------------------   ---------------------------
                                    NUMBER OF                     NUMBER OF
                                    SHARES OF      PERCENT OF     SHARES OF      PERCENT OF
              NAME                 COMMON STOCK   COMMON STOCK   COMMON STOCK   COMMON STOCK
              ----                 ------------   ------------   ------------   ------------
H. Family Investments, Inc.(1)...   12,000,000                    12,000,000
  450 East Las Olas Blvd.
  Ft. Lauderdale, Florida 33301
James L. Kirk....................   12,000,000(2)                 12,000,000
Gene J. Ostrow...................    1,000,000                     1,000,000
Phillip V. Petrocelli............      111,276                       111,276
Kris E. Hansel...................       37,092                        37,092
Pamela K.M. Beall................       92,730                        92,730
H. Wayne Huizenga................    1,632,047(2)(3)               1,632,047(3)
Harris W. Hudson.................      463,650                       463,650
Gary L. Gabriel..................             (4)                           (4)
Thomas H. Bruinooge..............       37,092                        37,092
All executive officers and
  directors as a group
  (9 persons)....................   15,373,887                    15,373,887

---------------
 *  Less than 1%

(1) H. Family Investments, Inc. is a Florida corporation controlled by H. Wayne Huizenga, Jr., the son of Mr. Huizenga.
(2) Does not include shares over which Messrs. Kirk and Huizenga have been granted irrevocable proxies by purchasers of shares in the Private Placement, which proxies expire upon consummation of the Offering.
(3) These shares are held by Huizenga Investments Limited Partnership, a Nevada limited partnership controlled by Mr. Huizenga ("HILP"). The number of shares of Common Stock beneficially owned by Mr. Huizenga does not include shares of Common Stock held by H. Family Investments, Inc. and Mr. Huizenga disclaims beneficial ownership of such shares.
(4) Consists of shares of Common Stock issuable upon conversion of convertible promissory notes in an aggregate principal amount of $3.7 million, which are convertible at the initial public offering price. See "Description of Certain Indebtedness -- Promissory Notes."

                       CERTAIN RELATIONSHIPS AND TRANSACTIONS

     In August 1997, the Company was founded by H. Family Investments, Inc. and Messrs. Kirk and Ostrow (collectively, the "Founders"). H. Family Investments, Inc. is a Florida corporation controlled by H. Wayne Huizenga, Jr., the son of Mr. Huizenga. The Founders committed an aggregate of $48.4 million in equity capital to the Company which was funded at various times from September 1997 through June 2, 1998 as required to complete acquisitions. Prior to consummation of the Offering, the Company intends to register for resale, subject to the Lock-up Agreements, under the Securities Act and applicable state securities laws the shares of Common Stock held by the Founders. The Company intends to pay any registration expenses incidental to such registration, excluding underwriters' commissions and deductions.

     On June 2, 1998, the Company sold an aggregate of 5,118,694 shares of Common Stock in the Private Placement for aggregate proceeds of $27.6 million. The table below sets forth the officers and directors of the Company who participated in the Private Placement and the number of shares of Common Stock acquired in such transaction:

                                                               NUMBER OF
                                                               SHARES OF
NAME                                                          COMMON STOCK
----                                                          ------------
H. Wayne Huizenga...........................................   1,632,047(1)
Harris W. Hudson............................................     463,650
Philip V. Petrocelli........................................     111,276
Pamela K.M. Beall...........................................      92,730
Kris E. Hansel..............................................      37,092
Thomas H. Bruinooge.........................................      37,092

(1) These shares are held by HILP.

     The Company has agreed to use reasonable efforts following the consummation of the Offering to register for resale under the Securities Act and applicable state securities laws the shares of Common Stock issued in the Private Placement. The purchasers in the Private Placement also have the right to include in such registration statement other shares of Common Stock, if any, owned by them on the date of the Private Placement. The Company is obligated to pay any registration expenses incidental to such registration, excluding underwriters' commissions and discounts. This description is qualified in its entirety by reference to the Subscription Agreement entered into by each of the purchasers in the Private Placement, a copy of the form of which will be filed as an exhibit to the Registration Statement.

     In May 1998, the Company received an unsecured subordinated loan in the amount of $17.4 million from HILP. This loan represented bridge financing to complete certain acquisitions until the Founders could fund the final portion of their original capital commitments. The principal amount of the loan was repaid on June 3, 1998 from the Founders' Additional Contribution. Interest in the amount of approximately $124,000 accrued on this loan and was paid by the Company on June 3, 1998.

     In September 1997, the Company acquired Sam's for $23.4 million from Gary
L. Gabriel, Troy L. Gabriel and certain trusts controlled by them. A portion of the purchase price was paid by the Company to Gary L. Gabriel and certain trusts controlled by him in the form of (i) unsecured promissory notes in the aggregate principal amount of approximately $2.6 million which bear interest at the rate of 8.5% per annum, (ii) an unsecured convertible promissory note in the principal amount of approximately $0.7 million which bears interest at the rate of 6.5% per annum, and (iii) unsecured contingent promissory notes in the aggregate principal amount of $3.0 million which bear interest at the rate of 6.5% per annum. For a description of certain of the terms of these promissory notes, see "Description of Certain Indebtedness -- Promissory Notes." As part of the Sam's acquisition, the Company entered into certain leases on four properties used in its operations from TTG Properties, an Ohio general partnership ("TTG"), of which Gary L. Gabriel and Troy L. Gabriel are general partners. Each of the four leases to which the Company and TTG are a party commenced on October 1, 1997 and end on September 30, 2002, with three automatic five-year extensions and grant the Company the option to purchase the leased premises at any time prior to the lease termination at a fixed price. The aggregate monthly rental payment to TTG under the leases on the four properties is $40,000. Also, in connection with the Sam's acquisition, Sam's entered into an agreement with Gary L. Gabriel pursuant to which Mr. Gabriel provides certain consulting services to the Company. This agreement has a three year term which automatically renews for an additional one year term. This agreement provides for an annual salary of $100,000, and use of a leased vehicle and up to $30,000 of rental equipment per year. The agreement provides that if Mr. Gabriel's services are terminated at any time without cause, he will be entitled to receive one year's annual salary as severance. In addition, the Company intends to enter into leases of certain facilities in Findley and Mansfield, Ohio, from TTG.

     The Company has entered into certain contracts for building construction with Alvada Construction, Inc., an entity controlled by Mr. Kirk's brother. The aggregate amount payable under these contracts is approximately $1.7 million.

     The Company currently leases the office space and parking for its corporate headquarters from Panthers Holdings. The monthly lease amount payable by the Company is approximately $20,000, which amount includes a share of the operating expenses for this location based upon estimated usage. In addition, the Company expects to license from Panthers Holdings the use of an executive suite at the Broward County Arena, which is operated by Panthers Holdings. The Company may also enter into a sponsorship agreement with Panthers Holdings for certain sponsorship, marketing and advertising services. Mr. Huizenga is Chairman of the Board of Panthers Holdings and controls a majority of the voting interests of Panthers Holdings. Mr. Hudson is also a director of Panthers Holdings.

     With respect to transactions discussed in this section, no independent determination has been made as to the fairness or reasonableness of the terms thereof. The Company believes, however, based on its prior experience, that the terms of each transaction were as favorable to the Company as it could have obtained from an unaffiliated party.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following summary description of the Credit Facility, certain promissory notes and related registration rights is qualified in its entirety by reference to the Credit Facility, the promissory notes and the registration rights agreements, copies of which will be filed as exhibits to the Registration Statement of which this Prospectus is a part.

CREDIT FACILITY

     The Company has established the Credit Facility with a syndicate of lenders and BankBoston, as agent, and expects to receive the Proposed Credit Facility Increase prior to consummation of the Offering. Under the Credit Facility, the Company may borrow up to $165 million on a revolving line of credit which can be used to complete permitted acquisitions and make capital expenditures and for working capital and other general corporate purposes. Borrowings under the Credit Facility may be in the form of base rate loans or at the option of the Company, eurodollar loans. Cash borrowings bear interest at either the BankBoston base rate plus a percentage ranging from 0.0% to 0.50% or, at the Company's option, the Eurodollar market rate plus a percentage ranging from 1.50% to 2.75%. The percentage over the BankBoston base rate or the Eurodollar market rate is based on the Company's financial performance as measured by the total funded ratio (the "Pricing Ratio"). Under the Proposed Amended Credit Facility, the base rate loans will bear interest at the BankBoston base rate or, at the Company's option, the Eurodollar market rate plus 3.00%, which percentage will, after the completion of the Offering, revert to a percentage tied to the Pricing Ratio. Interest on the eurodollar loan is payable on the last day of the applicable interest period which may be a one, two, three or six month period at the option of the Company. The Credit Facility is (and the Company expects that the Proposed Amended Credit Facility will be) secured by a first priority security interest in all assets of the Company except for purchase money interests, chattel paper and general intangibles not assignable by law or by terms of license.

PROMISSORY NOTES

     In connection with certain of the completed Acquisitions, the Company has issued or, in the case of Acquisitions that are pending, upon the consummation of such Acquisitions will issue, unsecured subordinated promissory notes in an aggregate principal amount of approximately $56.9 million. An aggregate principal amount of approximately $49.4 million of such promissory notes are convertible (the "Convertible Notes") into shares of Common Stock at a conversion price equal to the initial public offering price and bear interest at rates ranging between 6.50% and 8.50%. Certain of these convertible promissory notes become pre-payable by the Company following the Offering based on the achievement of certain target trading prices of the Common Stock over specified periods. The remaining promissory notes in the aggregate principal amount of approximately $7.5 million are not convertible into shares of Common Stock, bear interest at rates ranging between 6.50% and 8.50% and are pre-payable without penalty.

     Upon consummation of the acquisition of J. Kelly, the Company will issue Convertible Notes in the aggregate principal amount of $2.5 million (the "Kelly Notes") and will enter into a registration rights agreement (the "Kelly Agreement") with the stockholders of J. Kelly (the "Kelly Holders"), granting piggyback registration rights with respect to the Common Stock into which the Kelly Notes are convertible. Upon consummation of the acquisition of Associated, the Company will issue Convertible Notes in the aggregate principal amount of $10 million (the "Associated Notes") and will enter a registration rights agreement (the "Associated Agreement") with the stockholders of Associated (the "Associated Holders"), granting piggyback registration rights with respect to the Common Stock into which the Associated Notes are convertible. Under the Kelly Agreement and the Associated Agreement, if the Company proposes to file a registration statement with respect to the Common Stock (other than in connection with the Company's initial public offering) anytime after the later of the first anniversary of the Kelly Agreement or the Associated Agreement, as applicable, or six months after the date of the Company's initial public offering (the "IPO Date"), then upon the request of the Kelly Holders or the Associated Holders, as applicable, the Company will use its reasonable best efforts to register for resale under the Securities Act and applicable state securities laws the shares of Common Stock issuable upon conversion of the Kelly Notes or the Associated Notes, as applicable. The Company has also entered into a registration rights agreement with the principals of Bode-Finn (the "Bode-Finn Holders"). See "Description of Capital Stock -- Warrants and Options." The Company is obligated to pay any registration expenses incidental to such registration, excluding underwriters' commission and discounts. The Kelly Holders, the Associated Holders and the Bode-Finn Holders are expected to enter into Lock-up Agreements with the Underwriters. See "Shares Eligible for Future Sale."

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

     The Certificate authorizes capital stock consisting of 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), and 250,000,000 shares of Common Stock. Immediately following the Offering,
shares of Common Stock (     shares if the Underwriters' over-allotment option
is exercised in full) and no shares of Preferred Stock will be outstanding. All of the shares of Common Stock that will be outstanding immediately following the Offering, including the shares of Common Stock sold in the Offering, will be validly issued, fully paid and nonassessable. The following summary description of the capital stock of the Company, including certain warrants, options and convertible promissory notes and related registration rights, is qualified in its entirety by reference to the Certificate, the Bylaws and the agreements governing such instruments, copies of which will be filed as exhibits to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

     The holders of the Common Stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or the Certificate, the holders of such shares will possess all voting power. The Certificate will not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Preferred Stock created by the Board from time to time, the holders of the Common Stock will be entitled to such dividends as may be declared from time to time by the Board from funds available therefor, and upon liquidation will be entitled to receive pro rata all assets of the Company available for distribution to such holders. See "Dividend Policy."

PREFERRED STOCK

     The Certificate authorizes the Board to establish one or more series of Preferred Stock and to determine, with respect to any series of Preferred Stock, the terms and rights of such series, including (i) the designation of the series, (ii) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the applicable certificate of designation) increase or decrease (but not below the number of shares thereof then outstanding), (iii) whether dividends, if any, will be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative, (iv) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends will be paid and the date or dates or the method for determining the date or dates upon which such dividends will be payable, (v) the redemption rights and price or prices, if any, for shares of the series, (vi) the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of the series, (vii) the rights and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, (viii) whether the shares of the series will be convertible or exchangeable into shares of any other class or series, prices or rates of conversion or exchange and all other terms and conditions upon which such conversion or exchange may be made, (ix) restrictions on the issuance of shares of the same series or of any other class or series, (x) the voting rights, if any, of the holders of the shares of the series and (xi) any other relative rights, preferences and limitations of such series.

     The Company believes that the ability of the Board to issue one or more series of Preferred Stock will provide the Company with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs which might arise. The authorized shares of Preferred Stock, as well as shares of Common Stock, will be available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Subject to certain exceptions, the NYSE currently requires stockholder approval as a prerequisite to listing shares in several instances, including where the present or potential issuance of shares could result in an increase in the number of shares of common stock or voting securities outstanding by at least 20%. If the approval of the Company's stockholders is not required for the issuance of shares of Preferred Stock or Common Stock, the Board may determine not to seek stockholder approval.

     Although the Board has no intention at the present time of doing so, it could issue a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board will make any determination to issue such shares based on its judgment as to the best interests of the Company and its stockholders. The Board, in so acting, could issue Preferred Stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the Board, including a tender offer or other transaction that some, or a majority, of the Company's stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

WARRANTS AND OPTIONS

     In May 1998, in connection with the acquisition of Bode-Finn, the Company issued warrants (the "Warrants") to the Bode-Finn Holders to acquire a number of shares of Common Stock equal to $800,000 divided by the initial public offering price at an exercise price equal to the initial public offering price. The Warrants are exercisable for the period commencing 18 months after the IPO Date and ending on the fifth anniversary of the IPO Date. In addition, in connection with the acquisition of Bode-Finn, the Company issued Convertible Notes and entered into a registration rights agreement (the "Bode-Finn Agreement") with the Bode-Finn Holders pursuant to which the Company has agreed that, if it proposes to file a registration statement with respect to the Common Stock after the IPO Date, then upon the request of the Bode-Finn Holders, the Company will use its best efforts to register for resale under the Securities Act and applicable state securities laws the shares of Common Stock issuable to the Bode-Finn Holders upon conversion of the Warrants and the Convertible Notes held by them (the "Registrable Securities"). The Bode-Finn Agreement also provides that at any time beginning six months after the IPO Date, Bode-Finn Holders holding at least 25% of the Registrable Securities may request registration of not less than 50% of the outstanding Registrable Securities held by each Bode-Finn Holder requesting registration. The Company is not required to effect more than two registrations pursuant to this provision. The Company is obligated to pay any registration expenses incidental to such registration, excluding underwriters' commissions and discounts. The Bode-Finn Holders are expected to enter into Lock-up Agreements with the Underwriters. See "Shares Eligible for Future Sale."

     The Company has granted to certain employees of the Company options to purchase an aggregate of 1,087,571 shares of Common Stock, at exercise prices ranging from $2.96 to $6.69 per share and a weighted average exercise price of $5.33, which were granted outside of the 1998 Stock Option Plan. These options vest over a four year period at the rate of 25% per year commencing on the first anniversary of the date of grant. These options become immediately exercisable upon a change of the control of the Company (as defined in the option agreements related to such options).

INDEMNIFICATION

     The Certificate provides that the Company shall indemnify each director, officer, employee or agent of the Company to the fullest extent permitted by law. The Certificate limits the liability of the Company's directors for monetary damages in certain circumstances. The Bylaws also provide that the Company may purchase insurance on behalf of the directors, officers, employees and agents of the Company against certain liabilities asserted against or incurred by them in such capacity, whether or not the Company would have the power to indemnify against such liabilities.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is                .

                        SHARES ELIGIBLE FOR FUTURE SALE

     Immediately following the consummation of the Offering, the Company will
have                shares of Common Stock outstanding (     shares if the
Underwriters' over-allotment option is exercised in full), including outstanding
shares of Common Stock beneficially owned by existing stockholders. The   shares
of Common Stock to be sold pursuant to the Offering (       if the Underwriters'
over-allotment option is exercised in full) will be eligible for sale without restriction under the Securities Act in the public market after the consummation of the Offering by persons other than Affiliates of the Company. Sales of shares by Affiliates of the Company will be subject to Rule 144. The Company and the officers, directors and certain security holders of the Company, who will
beneficially own      outstanding shares (or securities convertible into or
exercisable for shares) of Common Stock immediately following the consummation of the Offering, have agreed with the Underwriters pursuant to Lock-up Agreements not to offer, sell or otherwise dispose of any shares of Common Stock or any security convertible into, exercisable for or exchangeable for shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Bear, Stearns & Co. Inc., except that (i) stockholders may make transfers as gifts if the donee agrees to be bound by a Lock-up Agreement, (ii) certain security holders will be permitted to pledge or margin their shares in a bona fide loan transaction with a third party lender,(iii) the Company may at any time and from time to time issue shares of Common Stock to third parties as consideration for the Company's acquisition from such third parties of equipment rental companies and (iv) the Company may issue options pursuant to the 1998 Stock Option Plan and shares of Common Stock upon the exercise of certain options granted to non-employee directors.

     The Company has reserved for issuance (i)      shares of Common Stock
issuable in connection with options to be granted under the 1998 Stock Option
Plan, (ii)      shares of Common Stock issuable in connection with certain
outstanding options, (iii)      shares of Common Stock issuable in connection
with certain outstanding warrants, and (iv)      shares of Common Stock issuable
in connection with certain outstanding convertible promissory notes.

     Prior to the Offering, there has been no market for the Common Stock of the Company. The Company can make no predictions as to the effect, if any, that sales of shares or the availability of shares for sale will have on market prices prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock of the Company in the public market, or the prospect of such sales, could adversely affect the market price of the Common Stock.

     In general, under Rule 144 as presently in effect, beginning 90 days after the date of this Prospectus, if a period of at least one year has elapsed since the later of the date shares of Common Stock that are "restricted securities" (as that term is defined in Rule 144) were acquired from the Company or the date they were acquired from an affiliate (as that term is defined in Rule 144) of the Company, as applicable, then the holder of such restricted shares (including an Affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of 1% of the then outstanding shares of
Common Stock (approximately      shares immediately after the consummation of
the Offering, assuming that the Underwriters' over-allotment option is not exercised) or the average weekly trading volume of the Common Stock on the NYSE during the four calendar weeks preceding such sale. The holder may only sell such shares through unsolicited brokers' transactions. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales and the availability of current public information concerning the Company. Affiliates may sell shares not constituting restricted securities in accordance with the foregoing volume limitations and other requirements but without regard to the two-year holding period requirement.

     Under Rule 144(k), if a period of at least two years has elapsed since the later of the date restricted shares were acquired from the Company or the date they were acquired from an Affiliate of the Company, as applicable, then a holder of such restricted shares who is not an Affiliate of the Company at the time of the sale and who has not been an Affiliate of the Company for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

     In connection with the Private Placement, the Company agreed to use its reasonable efforts following commencement of the Offering to register for resale shares of Common Stock issued in the Private Placement. Prior to the consummation of the Offering, the Company intends to file a registration statement to register for resale on a continuous basis from time to time,
subject to the Lock-up Agreements,      shares of Common Stock,      shares of
which are held by the Company's existing stockholders and      shares of which
are issuable upon exercise or conversion of outstanding warrants and convertible promissory notes. The Company intends to cause this registration statement to become effective prior to the consummation of the Offering and to maintain its continuous effectiveness, including through filing post-effective amendments, indefinitely. In addition, the Company intends to register on a Registration Statement on Form S-8 shares of Common Stock reserved for issuance upon exercise of options that may be granted to certain employees and non-employee directors under the 1998 Stock Option Plan. The Company may also from time to time file registration statements covering the issuance and/or resale of shares of Common Stock which may be issued in certain potential future acquisitions.

                                  UNDERWRITING

     Each of the Underwriters named below (the "Underwriters"), for whom Bear, Stearns & Co. Inc., BT Alex. Brown, Donaldson, Lufkin & Jenrette Securities Corporation and NationsBanc Montgomery Securities LLC are acting as Representatives (the "Representatives"), has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the aggregate number of shares of Common Stock set forth opposite its name below:

                                                              NUMBER OF
                        UNDERWRITERS                           SHARES
                        ------------                          ---------
Bear, Stearns & Co. Inc.....................................
BT Alex. Brown..............................................
Donaldson, Lufkin & Jenrette Securities Corporation.........
NationsBanc Montgomery Securities LLC.......................
          Total.............................................

     The Underwriting Agreement provides that the obligations of the Underwriters thereunder are subject to approval of certain legal matters by their counsel and to various other conditions. The nature of the obligations of the Underwriters is such that they are committed to purchase all of the shares of Common Stock offered hereby if any are purchased.

     The Representatives have advised the Company that the Underwriters propose initially to offer to the shares of Common Stock offered hereby directly to the public at the public offering price set forth on the cover page of this Prospectus. The Underwriters may allow a selected dealer concession of not more
than $          per share, and the Underwriters may allow, and such dealers may
reallow, concessions not in excess of $          per share, to certain other
dealers. After the Offering, the offering price and concessions and reallowances to dealers may be changed by the Representatives.

     The Company has granted an option to the Underwriters, exercisable at any time during the 30-day period after the date of this Prospectus, to purchase
from the Company up to           additional shares of Common Stock to cover
over-allotments, if any, at the public offering price set forth on the cover page of this Prospectus (less underwriting discounts and commissions). To the extent that the Underwriters exercise this option, each Underwriter will be committed, subject to certain conditions, to purchase a number of the additional shares of Common Stock proportionate to such Underwriter's purchase obligations set forth in the foregoing table.

     The Underwriting Agreement provides that the Company will indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act or will contribute to payments the Underwriters may be required to make in respect thereof.

     Each of the Company and the officers, directors and certain security holders of the Company have entered into Lock-up Agreements with the Underwriters with respect to the sale of shares of Common Stock. Under these Lock-up Agreements, each of the Company and the officers, directors and certain security holders of the Company has agreed not to offer, sell, agree to sell, grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security convertible into, exercisable for or exchangeable for Common Stock without the prior written consent of Bear, Stearns & Co. Inc. for a period of 180 days after the date of this Prospectus, except that (i) stockholders may make transfers as gifts if the donee agrees to be bound by a Lock-up Agreement, (ii) certain security holders will be permitted to pledge or margin their shares in a bona fide loan transaction with a third party lender, (iii) the Company may at any time and from time to time issue shares of Common Stock to third parties as consideration for the Company's acquisition from such third parties of equipment rental companies and (iv) the Company may issue options pursuant to the 1998 Stock Option Plan and shares of Common Stock upon the exercise of certain options granted to non-employee directors. After the expiration or upon a waiver of the Lock-up Agreements, such persons will be entitled to sell,distribute or otherwise dispose of the Common Stock that they hold subject to the provisions of applicable securities laws.

     Prior to the Offering, there has been no public market for the Common Stock of the Company. Consequently, the initial offering price for the Common Stock was determined by negotiations between the Company and the Representatives. Among the factors considered in such negotiations were the results of operations of the Company in recent periods, estimates of the prospects of the Company and the industry in which the Company competes, an assessment of the Company's management, the general of the securities markets at the time of the Offering and the prices of similar securities of generally comparable companies. The Company intends to apply to list the Common Stock on the NYSE, under the symbol
"       ." There can be no assurance, however, that an active or orderly trading market will develop for the Common Stock or that the Common Stock will trade in the public markets subsequent to the Offering at or above the initial offering price.

     Certain persons participating in the Offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Common Stock during and after the Offering. Specifically, the Underwriters may over-allot or otherwise create a short position in the Common Stock for their own account by selling more shares of Common Stock than have been sold to them by the Company. The Underwriters may elect to cover any such short position by purchasing shares of Common Stock in the open market or by exercising the over-allotment option granted to the Underwriters. In addition, such persons may stabilize or maintain the price of the Common Stock by bidding for or purchasing shares of Common Stock in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the Offering are reclaimed if shares of Common Stock previously distributed in the Offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Common Stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty may also affect the price of the Common Stock to the extent that it discourages resale thereof. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Akerman, Senterfitt & Eidson, P.A., Miami, Florida. Certain legal matters in connection with the Common Stock offered hereby will be passed upon for the Underwriters by Paul, Hastings, Janofsky & Walker LLP, New York, New York.

                                    EXPERTS

     The financial statements of the Company, Gabriel Trailer Manufacturing Company, Inc., R. and R. Rental, Inc., C & E Rental and Service, Inc., Titan Rentals, Inc., The Bode-Finn Company, RFL Enterprises, Inc., Naples Rent-All & Sales Company, Inc., Raymond Equipment Company, Inc. and The Florida Panhandle and Southeast Texas Divisions of General Rental, Inc. included in this prospectus and the Schedule of the Company included elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement and the exhibits and schedules thereto. The summaries in this Prospectus of additional information included in the Registration Statement or any exhibit thereto are qualified in their entirety by reference to such information or exhibit. The Registration Statement, including all exhibits thereto and amendments thereof, has been filed with the Commission through EDGAR.

     On the closing date of the Offering, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information, as well as the Registration Statement and the exhibits and schedules thereto, may be inspected, without charge, at the public reference facility maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such materials can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 or on the Commission's site on the Internet at http://www.sec.gov.

                               NATIONSRENT, INC.

              INDEX TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                                              PAGE
                                                              -----
NATIONSRENT, INC.
  Introduction to Pro Forma Consolidated Financial
     Statements.............................................   PF-2
  Pro Forma Consolidated Balance Sheet at March 31, 1998....   PF-3
  Pro Forma Consolidated Statements of Operations for the
     year ended December 31, 1997...........................   PF-4
  Predecessor Pro Forma Consolidated Statements of
     Operations for the year ended December 31, 1997........   PF-5
  Acquisitions Consolidated Statements of Operations for the
     year ended December 31, 1997...........................   PF-6
  Pro Forma Consolidated Statements of Operations for the
     three months ended March 31, 1998......................   PF-7
  Pro Forma Consolidated Statements of Operations for the
     three months ended March 31, 1997......................   PF-8
  Notes to Unaudited Pro Forma Consolidated Financial
     Statements.............................................   PF-9

                               NATIONSRENT, INC.

          INTRODUCTION TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

     The following pro forma consolidated financial statements of the Company present the pro forma consolidated balance sheet at March 31, 1998 and the pro forma consolidated statements of operations for the year ended December 31, 1997 and the three month periods ended March 31, 1997 and March 31, 1998. The pro forma consolidated financial statements give effect to the Acquisitions, the Founders' Additional Contribution, the Private Placement, certain borrowings under the Proposed Amended Credit Facility, and the Offering. The pro forma consolidated balance sheet at March 31, 1998 gives effect to the transactions and events described above as if they occurred on March 31, 1998. The pro forma consolidated statements of operations for the year ended December 31, 1997 and three month period ended March 31, 1997 reflect the Acquisitions as if they occurred on January 1, 1997. The pro forma consolidated statements of operations for the three month period ended March 31, 1998 are comprised of the historical results of the Company, which include the results of operations of all acquisitions completed in 1997 and one acquisition completed on January 8, 1998 (consisting of Sam's Equipment Rental, Inc. ("Sam's"), Ashland Rental and Sales, Inc. ("Ashland"), R. and R. Rental, Inc. ("R&R"), C&E Rental and Service, Inc. ("C&E"), Titan Rentals, Inc. ("Titan") and Central Rent-All, Inc. ("Central")) and reflect all acquisitions completed and pending subsequent to March 31, 1998 as if they occurred on January 1, 1998.

     The pro forma consolidated financial statements are based upon available information and certain assumptions considered reasonable by management. The pro forma consolidated financial statements do not reflect the potential cost savings the Company may have achieved had the Company owned the Acquisitions for the full period. Accordingly, these statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected results in the future.

     The pro forma consolidated financial statements should be read in conjunction with the Company's Consolidated Financial Statements and related notes and management's discussion thereof contained elsewhere in this Prospectus.

                               NATIONSRENT, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1998

                                   UNAUDITED

                             (DOLLARS IN THOUSANDS)

                                                  COMPLETED ACQUISITIONS                          PENDING ACQUISITIONS
                                        -------------------------------------------   ---------------------------------------------
                           HISTORICAL                                     OTHER                                           OTHER
                            COMPANY      RFL     BODE-FINN   NAPLES    ACQUISITIONS    JOBS     GENERAL   ASSOCIATED   ACQUISITIONS
                           ----------   ------   ---------   -------   ------------   -------   -------   ----------   ------------
ASSETS
  Cash and cash
    equivalents..........   $    650    $  390    $   887    $    87     $    58      $ 1,342   $     6    $ 2,908       $   301
  Accounts receivable,
    net..................      4,214       170      7,250        448         411        2,198     1,655      4,788         1,815
  Inventories............      1,864       181      4,856        957          81          752       247        749         3,208
  Prepaid expenses and
    other assets.........      2,150        --        849         55          67          397        19        627           686
  Rental equipment,
    net..................     49,063     1,333     21,921        866       2,478       33,705    11,610     67,076         7,449
  Property and equipment,
    net..................      3,315       198        990        145         353        2,868       374      4,827           702
  Intangible assets
    related to acquired
    business, net........     41,522        --         --         --          --           --     3,361         --            --
                            --------    ------    -------    -------     -------      -------   -------    -------       -------
        Total assets.....   $102,778    $2,272    $36,753    $ 2,558     $ 3,448      $41,262   $17,272    $80,975       $14,161
                            ========    ======    =======    =======     =======      =======   =======    =======       =======

LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable.......   $ 10,192    $    1    $ 3,922    $   565     $    57      $   883   $ 1,315    $   715       $ 1,793
  Accrued expenses and
    other liabilities....      4,943        55      5,095        173          21          328     1,893      2,492           531
  Debt...................     52,230       743     15,839        171       2,189       23,469    12,338     69,939         7,534
  Income taxes payable...        675        --         --         --          --           --        --         --            --
  Deferred taxes.........      2,644        --         --         --          --           --        --         --           513
                            --------    ------    -------    -------     -------      -------   -------    -------       -------
        Total
          liabilities....     70,684       799     24,856        909       2,267       24,680    15,546     73,146        10,371
Stockholders' equity
  Treasury stock.........         --        --         --       (329)       (150)          --        --         --          (145)
  Common stock...........        250        10        125         51          20          630        --          1            72
  Additional paid-in
    capital..............     30,750        --         --          7         199           --        --         25           239
  Retained earnings......      1,094     1,463     11,772      1,920       1,112       15,952     1,726      7,803         3,624
                            --------    ------    -------    -------     -------      -------   -------    -------       -------
        Total
          stockholders'
          equity.........     32,094     1,473     11,897      1,649       1,181       16,582     1,726      7,829         3,790
                            --------    ------    -------    -------     -------      -------   -------    -------       -------
        Total liabilities
          and
          stockholders'
          equity.........   $102,778    $2,272    $36,753    $ 2,558     $ 3,448      $41,262   $17,272    $80,975       $14,161
                            ========    ======    =======    =======     =======      =======   =======    =======       =======


                            PRO FORMA                     OFFERING      PRO FORMA
                           ADJUSTMENTS     PRO FORMA     ADJUSTMENTS   AS ADJUSTED
                           -----------     ---------     -----------   -----------
ASSETS
  Cash and cash
    equivalents..........   $ (2,861)(a)   $  3,768                     $  3,768
  Accounts receivable,
    net..................         --         22,949                       22,949
  Inventories............         --         12,895                       12,895
  Prepaid expenses and
    other assets.........       (165)(a)      4,685                        4,685
  Rental equipment,
    net..................      7,322(b)     202,823                      202,823
  Property and equipment,
    net..................     (6,809)(a)      6,963                        6,963
  Intangible assets
    related to acquired
    business, net........    107,291(c)     152,174                      152,174
                            --------       --------        ------       --------
        Total assets.....   $104,778       $406,257                     $406,257
                            ========       ========        ======       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable.......   $ (1,315)(a)   $ 18,128                     $ 18,128
  Accrued expenses and
    other liabilities....     (1,893)(a)     13,638                       13,638
  Debt...................    106,257(d)     290,709              (i)
  Income taxes payable...         --            675                          675
  Deferred taxes.........      2,856(e)       6,013                        6,013
                            --------       --------        ------       --------
        Total
          liabilities....    105,905        329,163
Stockholders' equity
  Treasury stock.........        624(f)          --
  Common stock...........       (858)(g)        301              (i)
  Additional paid-in
    capital..............     44,479(h)      75,699              (i)
  Retained earnings......    (45,372)(f)      1,094                        1,094
                            --------       --------        ------       --------
        Total
          stockholders'
          equity.........     (1,127)        77,094
                            --------       --------        ------       --------
        Total liabilities
          and
          stockholders'
          equity.........   $104,778       $406,257        $            $
                            ========       ========        ======       ========

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                               NATIONSRENT, INC.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

                                                             COMBINED
                                             PRO FORMA      COMPLETED
                                             HISTORICAL    AND PENDING     ACQUISITION    PRO FORMA     OFFERING       PRO FORMA
                                              COMPANY      ACQUISITIONS    ADJUSTMENTS    COMBINED     ADJUSTMENTS    AS ADJUSTED
                                             ----------    ------------    -----------    ---------    -----------    -----------
                                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Equipment rentals........................   $18,367        $ 93,700             --      $112,067            --       $112,067
  Sales of equipment, merchandise, parts
    and supplies...........................     4,622          97,146             --       101,768            --        101,768
                                              -------        --------        -------      --------      --------       --------
        Total revenue......................    22,989         190,846             --       213,835            --        213,835
Cost of revenue:
  Cost of equipment rentals, excluding
    depreciation...........................     5,669          33,761           (343)(a)    39,087            --         39,087
  Rental equipment depreciation............     3,701          26,758         (5,980)(b)    24,479            --         24,479
  Sales of equipment, merchandise, parts
    and supplies...........................     3,538          70,891             23(c)     74,452            --         74,452
                                              -------        --------        -------      --------      --------       --------
        Total cost of revenue..............    12,908         131,410         (6,300)      138,018            --        138,018
                                              -------        --------        -------      --------      --------       --------
Gross profit...............................    10,081          59,436          6,300        75,817            --         75,817
Operating expenses:
  Selling, general and administrative
    expenses...............................     3,391          33,821         (3,808)(d)    33,522            --         33,522
                                                                                 118(e)
  Depreciation and amortization of
    non-rental property and equipment......       685           2,060           (693)(f)     5,158            --          5,158
                                                                               3,106(g)
                                              -------        --------        -------      --------      --------       --------
        Total operating expenses...........     4,076          35,881         (1,277)       38,680            --         38,680
                                              -------        --------        -------      --------      --------       --------
Operating income...........................     6,005          23,555          7,577        37,137            --         37,137
Other (income)/expense
  Interest expense.........................     2,487          10,439          8,228(h)     21,154              (k)
  Other (income)/expense, net..............        12            (923)           300(i)       (611)
                                              -------        --------        -------      --------      --------       --------
        Total other (income)/expense.......     2,499           9,516          8,528        20,543
                                              -------        --------        -------      --------      --------       --------
Income before provision for income taxes...     3,506          14,039           (951)       16,594
  Provision for income taxes...............     1,472           5,676           (179)(j)     6,969
                                              -------        --------        -------      --------      --------       --------
        Net income.........................   $ 2,034        $  8,363        $  (772)     $  9,625                     $
                                              =======        ========        =======      ========      ========       ========
        Net income per share...............   $                                                                        $
                                              =======                                                                  ========

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                               NATIONSRENT, INC.

          PREDECESSOR PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

                                          HISTORICAL           HISTORICAL                              PRO FORMA
                                          PREDECESSOR         PREDECESSOR            COMPANY          ADJUSTMENTS      PRO FORMA
                                        JANUARY 1, 1997     APRIL 1, 1997 TO      INCEPTION TO       TO PREDECESSOR    HISTORICAL
                                       TO MARCH 31, 1997    AUGUST 31, 1997     DECEMBER 31, 1997     AND COMPANY       COMPANY
                                       -----------------    ----------------    -----------------    --------------    ----------
                                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Equipment rentals..................       $2,442               $8,515              $7,410                 --          $18,367
  Sales of equipment, merchandise,
    parts and supplies...............        1,522                1,205               1,895                 --            4,622
                                            ------               ------              ------              -----          -------
        Total revenue................        3,964                9,720               9,305                 --           22,989
Cost of revenue:
  Cost of equipment rentals,
    excluding depreciation...........        1,280                2,193               2,196                 --            5,669
  Rental equipment depreciation......          794                1,848               1,526               (467)(b)        3,701
  Sales of equipment, merchandise,
    parts and supplies sold..........          863                  984               1,691                 --            3,538
                                            ------               ------              ------              -----          -------
        Total cost of revenue........        2,937                5,025               5,413               (467)          12,908
                                            ------               ------              ------              -----          -------
Gross profit.........................        1,027                4,695               3,892                467           10,081
Operating expenses:
  Selling, general and administrative
    expenses.........................          970                1,683               1,081               (343)(d)        3,391
  Depreciation and amortization of
    non-rental property and
    equipment........................           25                  115                 284                (47)(f)          685
                                                                                                           308(g)
                                            ------               ------              ------              -----          -------
        Total operating expenses.....          995                1,798               1,365                (82)           4,076
                                            ------               ------              ------              -----          -------
Operating income.....................           32                2,897               2,527                549            6,005
Other (income)/expense
  Interest expense...................          229                  580                 760                918(h)         2,487
  Other (income)/expense, net........          (50)                  62                  --                 --               12
                                            ------               ------              ------              -----          -------
        Total other
          (income)/expense...........          179                  642                 760                918            2,499
                                            ------               ------              ------              -----          -------
Income before provision for income
  taxes..............................         (147)               2,255               1,767               (369)           3,506
  Provision for income taxes.........          (59)                 939                 766               (174)(j)        1,472
                                            ------               ------              ------              -----          -------
        Net income (loss)............       $  (88)              $1,316              $1,001              $(195)         $ 2,034
                                            ======               ======              ======              =====          =======
        Net income (loss) per
          share......................                                                $ 0.04                             $
                                                                                     ======                             =======

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                               NATIONSRENT, INC.

               ACQUISITIONS CONSOLIDATED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

                                                         COMPLETED ACQUISITIONS
                                     ---------------------------------------------------------------
                                     R & R    C & E    TITAN     RFL     BODE-FINN   NAPLES   OTHER
                                     ------   ------   ------   ------   ---------   ------   ------
                                                         (DOLLARS IN THOUSANDS)
Revenue:
  Equipment rentals................  $2,409   $4,506   $1,927   $  966    $20,212    $2,262   $7,556
  Sales of equipment, merchandise,
    parts and supplies.............   2,107    2,768    3,042    2,077     41,038     3,805    2,770
                                     ------   ------   ------   ------    -------    ------   ------
        Total revenue..............   4,516    7,274    4,969    3,043     61,250     6,067   10,326
Cost of revenue:
  Cost of equipment rentals,
    excluding depreciation.........   1,398    1,846    1,303      463      4,978     1,707    4,236
  Rental equipment depreciation....     631      766      302      261      7,266       440    1,527
  Sales of equipment, merchandise,
    parts and supplies sold........   1,808    1,791    2,043    1,472     28,584     2,967    1,507
                                     ------   ------   ------   ------    -------    ------   ------
        Total cost of revenue......   3,837    4,403    3,648    2,196     40,828     5,114    7,270
                                     ------   ------   ------   ------    -------    ------   ------
Gross profit.......................     679    2,871    1,321      847     20,422       953    3,056
Operating expenses:
  Selling, general and
    administrative expenses........     715    1,417      824      209     16,597       518    2,042
  Depreciation and amortization of
    non-rental property and
    equipment......................      76      157       16       23        257        45      178
                                     ------   ------   ------   ------    -------    ------   ------
        Total operating expenses...     791    1,574      840      232     16,854       563    2,220
                                     ------   ------   ------   ------    -------    ------   ------
Operating income...................    (112)   1,297      481      615      3,568       390      836
Other (income)/expense
  Interest expense.................      80      101       34       92      1,602        23      428
  Other (income)/expense, net......     (30)     (61)       7      (15)      (348)      (52)    (105)
                                     ------   ------   ------   ------    -------    ------   ------
        Total other
          (income)/expense.........      50       40       41       77      1,254       (29)     323
                                     ------   ------   ------   ------    -------    ------   ------
Income before provision for income
  taxes............................    (162)   1,257      440      538      2,314       419      513
  Provision for income taxes.......      --      503      168      215        929       167      205
                                     ------   ------   ------   ------    -------    ------   ------
        Net income (loss)..........  $ (162)  $  754   $  272   $  323    $ 1,385    $  252   $  308
                                     ======   ======   ======   ======    =======    ======   ======

                                                                                  COMBINED
                                               PENDING ACQUISITIONS              COMPLETED
                                     ----------------------------------------   AND PENDING
                                      JOBS     GENERAL   ASSOCIATED    OTHER    ACQUISITIONS
                                     -------   -------   ----------   -------   ------------
                                                     (DOLLARS IN THOUSANDS)
Revenue:
  Equipment rentals................  $12,651   $7,238     $24,248     $ 9,725     $ 93,700
  Sales of equipment, merchandise,
    parts and supplies.............    8,307    1,876      16,527      12,829       97,146
                                     -------   ------     -------     -------     --------
        Total revenue..............   20,958    9,114      40,775      22,554      190,846
Cost of revenue:
  Cost of equipment rentals,
    excluding depreciation.........    2,423    4,018       6,240       5,149       33,761
  Rental equipment depreciation....    4,520      942       7,725       2,378       26,758
  Sales of equipment, merchandise,
    parts and supplies sold........    6,150    1,204      13,223      10,142       70,891
                                     -------   ------     -------     -------     --------
        Total cost of revenue......   13,093    6,164      27,188      17,669      131,410
                                     -------   ------     -------     -------     --------
Gross profit.......................    7,865    2,950      13,587       4,885       59,436
Operating expenses:
  Selling, general and
    administrative expenses........    2,373    1,495       4,651       2,980       33,821
  Depreciation and amortization of
    non-rental property and
    equipment......................      212      407         466         223        2,060
                                     -------   ------     -------     -------     --------
        Total operating expenses...    2,585    1,902       5,117       3,203       35,881
                                     -------   ------     -------     -------     --------
Operating income...................    5,280    1,048       8,470       1,682       23,555
Other (income)/expense
  Interest expense.................    1,846      704       4,652         877       10,439
  Other (income)/expense, net......       --       --        (327)          8         (923)
                                     -------   ------     -------     -------     --------
        Total other
          (income)/expense.........    1,846      704       4,325         885        9,516
                                     -------   ------     -------     -------     --------
Income before provision for income
  taxes............................    3,434      344       4,145         797       14,039
  Provision for income taxes.......    1,374      138       1,658         319        5,676
                                     -------   ------     -------     -------     --------
        Net income (loss)..........  $ 2,060   $  206     $ 2,487     $   478     $  8,363
                                     =======   ======     =======     =======     ========

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                               NATIONSRENT, INC.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                  (UNAUDITED)

                                                       COMPLETED ACQUISITIONS                  PENDING ACQUISITIONS
                                                  ---------------------------------   --------------------------------------
                                     HISTORICAL            BODE
                                      COMPANY     RFL      FINN      NAPLES   OTHER    JOBS    GENERAL   ASSOCIATED   OTHER
                                     ----------   ----   ---------   ------   -----   ------   -------   ----------   ------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Equipment rentals................    $5,911     $202    $ 4,687    $  513   $719    $1,377   $2,209     $ 7,153     $1,277
  Sales of equipment, merchandise,
    parts and supplies.............     3,128      507     10,024       893    106     2,635      311       4,290      2,456
                                       ------     ----    -------    ------   ----    ------   ------     -------     ------
        Total revenue..............     9,039      709     14,711     1,406    825     4,012    2,520      11,443      3,733
Cost of revenue:
  Cost of equipment rentals,
    excluding depreciation.........     2,661      103      1,399       395    384     1,674    1,378       1,025        836
  Rental equipment depreciation....     1,076       77      1,833        94    210     1,161      291       2,327        368
  Sales of equipment, merchandise,
    parts and supplies sold........     2,252      327      6,754       687     38     1,142      204       3,665      1,745
                                       ------     ----    -------    ------   ----    ------   ------     -------     ------
        Total cost of revenue......     5,989      507      9,986     1,176    632     3,977    1,873       7,017      2,949
                                       ------     ----    -------    ------   ----    ------   ------     -------     ------
Gross profit.......................     3,050      202      4,725       230    193        35      647       4,426        784
Operating expenses:
  Selling, general and
    administrative expenses........     1,758       46      3,965       120    137       343      298       1,474        524
  Depreciation and amortization of
    non-rental property and
    equipment......................       447        2         62         9      5        57      115         123         58
                                       ------     ----    -------    ------   ----    ------   ------     -------     ------
        Total operating expenses...     2,205       48      4,027       129    142       400      413       1,597        582
                                       ------     ----    -------    ------   ----    ------   ------     -------     ------
Operating income...................       845      154        698       101     51      (365)     234       2,829        202
Other (income)/expense
  Interest expense.................       808       16        380         4     47       419      295       1,342        177
  Other (income)/expense, net......      (123)      --        (86)      (13)    --        --       --         (95)        38
                                       ------     ----    -------    ------   ----    ------   ------     -------     ------
        Total other
          (income)/expense.........       685       16        294        (9)    47       419      295       1,247        215
                                       ------     ----    -------    ------   ----    ------   ------     -------     ------
Income before provision for income
  taxes............................       160      138        404       110      4      (784)     (61)      1,582        (13)
  Provision for income taxes.......        67       55        161        44      2      (314)      --          38         (5)
                                       ------     ----    -------    ------   ----    ------   ------     -------     ------
Net income (loss)..................    $   93     $ 83    $   243    $   66   $  2    $ (470)  $  (61)    $ 1,544     $   (8)
                                       ======     ====    =======    ======   ====    ======   ======     =======     ======
Net income (loss) per share........    $ 0.00
                                       ======


                                     ACQUISITION    PRO FORMA    OFFERING       PRO FORMA
                                     ADJUSTMENTS    COMBINED    ADJUSTMENTS    AS ADJUSTED
                                     -----------    ---------   -----------    -----------
                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Equipment rentals................         --       $24,048           --        $24,048
  Sales of equipment, merchandise,
    parts and supplies.............         --        24,350           --         24,350
                                       -------       -------      -------        -------
        Total revenue..............         --        48,398           --         48,398
Cost of revenue:
  Cost of equipment rentals,
    excluding depreciation.........        (90)(a)     9,765           --          9,765
  Rental equipment depreciation....     (1,029)(b)     6,408           --          6,408
  Sales of equipment, merchandise,
    parts and supplies sold........         --        16,814           --         16,814
                                       -------       -------      -------        -------
        Total cost of revenue......     (1,119)       32,987           --         32,987
                                       -------       -------      -------        -------
Gross profit.......................      1,119        15,411           --         15,411
Operating expenses:
  Selling, general and
    administrative expenses........       (389)(d)     8,421           --          8,421
                                           145(e)
  Depreciation and amortization of
    non-rental property and
    equipment......................       (124)(f)     1,306           --          1,306
                                           552(g)
                                       -------       -------      -------        -------
        Total operating expenses...        184         9,727           --          9,727
                                       -------       -------      -------        -------
Operating income...................        935         5,684           --          5,684
Other (income)/expense
  Interest expense.................      1,698(h)      5,186             (k)
  Other (income)/expense, net......         33(i)       (246)
                                       -------       -------      -------        -------
        Total other
          (income)/expense.........      1,731         4,940
                                       -------       -------      -------        -------
Income before provision for income
  taxes............................       (796)          744
  Provision for income taxes.......        264(j)        312
                                       -------       -------      -------        -------
Net income (loss)..................    $(1,060)      $   432                     $
                                       =======       =======      =======        =======
Net income (loss) per share........                  $                           $
                                                     =======                     =======

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                               NATIONSRENT, INC.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997

                                  (UNAUDITED)

                                                                           COMPLETED ACQUISITIONS
                                                          ---------------------------------------------------------
                                            HISTORICAL                                     BODE-
                                            PREDECESSOR    R&R     C&E     TITAN    RFL     FINN    NAPLES   OTHER
                                            -----------   -----   ------   ------   ----   ------   ------   ------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Equipment rentals.......................    $2,442      $ 300   $  794   $  400   $242   $4,743   $  510   $1,468
  Sales of equipment, merchandise, parts &
    supplies..............................     1,522        338      640      719    549    9,077      827      659
                                              ------      -----   ------   ------   ----   ------   ------   ------
        Total revenue.....................     3,964        638    1,434    1,119    791   13,820    1,337    2,127
Cost of revenue:
  Cost of equipment rentals, excluding
    equipment rental depreciation.........     1,280        300      365      246    105    1,323      361      884
  Rental equipment depreciation...........       794        148      168      101     58    1,745       93      382
  Sales of equipment, merchandise, parts
    and supplies sold.....................       863        268      435      391    335    6,342      628      385
                                              ------      -----   ------   ------   ----   ------   ------   ------
        Total cost of revenue.............     2,937        716      968      738    498    9,410    1,082    1,651
                                              ------      -----   ------   ------   ----   ------   ------   ------
Gross profit..............................     1,027        (78)     466      381    293    4,410      255      476
Operating expenses:
  Selling, general and administrative
    expenses..............................       970        128      302      108     47    3,755      110      465
  Depreciation and amortization of
    non-rental property and equipment.....        25         18       23        5      2       73        7       44
                                              ------      -----   ------   ------   ----   ------   ------   ------
        Total operating expenses..........       995        146      325      113     49    3,828      117      509
                                              ------      -----   ------   ------   ----   ------   ------   ------
Operating income..........................        32       (224)     141      268    244      582      138      (33)
Other (income)/expense
  Interest expense........................       229          4       14       11     21      350        5      100
  Other (income)/expense, net.............       (50)       (46)     (11)      (3)    (2)     (39)     (15)     (56)
                                              ------      -----   ------   ------   ----   ------   ------   ------
        Total other (income)/expense......       179        (42)       3        8     19      311      (10)      44
                                              ------      -----   ------   ------   ----   ------   ------   ------
Income before provision for income
  taxes...................................      (147)      (182)     138      260    225      271      148      (77)
  Provision for income taxes..............       (59)       (73)      55      104     90      137       59      (48)
                                              ------      -----   ------   ------   ----   ------   ------   ------
Net income (loss).........................    $  (88)     $(109)  $   83   $  156   $135   $  134   $   89   $  (29)
                                              ======      =====   ======   ======   ====   ======   ======   ======
        Net income (loss) per share.......

                                                     PENDING ACQUISITIONS
                                            ---------------------------------------
                                                                                      ACQUISITION    PRO FORMA    OFFERING
                                             JOBS     GENERAL   ASSOCIATED   OTHER    ADJUSTMENTS    COMBINED    ADJUSTMENTS
                                            -------   -------   ----------   ------   -----------    ---------   -----------
                                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Equipment rentals.......................  $   999    $646      $ 4,288     $2,647          --       $19,479         --
  Sales of equipment, merchandise, parts &
    supplies..............................    1,712     234        5,905      2,806          --        24,988         --
                                            -------    ----      -------     ------     -------       -------       ----
        Total revenue.....................    2,711     880       10,193      5,453          --        44,467         --
Cost of revenue:
  Cost of equipment rentals, excluding
    equipment rental depreciation.........      473     386          727      1,777         (99)(a)     8,128         --
  Rental equipment depreciation...........      986     117        1,401        730      (1,527)(b)     5,196         --
  Sales of equipment, merchandise, parts
    and supplies sold.....................    1,277     157        4,454      1,899          --        17,434         --
                                            -------    ----      -------     ------     -------       -------       ----
        Total cost of revenue.............    2,736     660        6,582      4,406      (1,626)       30,758         --
                                            -------    ----      -------     ------     -------       -------       ----
Gross profit..............................      (25)    220        3,611      1,047       1,626        13,709         --
Operating expenses:
  Selling, general and administrative
    expenses..............................      377     120          951      1,037        (738)(d)     7,822         --
                                                                                            190(e)
  Depreciation and amortization of
    non-rental property and equipment.....       51      27           97         96        (136)(f)     1,210         --
                                                                                            878(g)
                                            -------    ----      -------     ------     -------       -------       ----
        Total operating expenses..........      428     147        1,048      1,133         194         9,032         --
                                            -------    ----      -------     ------     -------       -------       ----
Operating income..........................     (453)     73        2,563        (86)      1,432         4,677         --
Other (income)/expense
  Interest expense........................      370      42          899        261       2,570(h)      4,876           (k)
  Other (income)/expense, net.............       --      --          (12)       (23)          5(i)       (252)
                                            -------    ----      -------     ------     -------       -------       ----
        Total other (income)/expense......      370      42          887        238       2,575         4,624
                                            -------    ----      -------     ------     -------       -------       ----
Income before provision for income
  taxes...................................     (823)     31        1,676       (324)     (1,143)           53
  Provision for income taxes..............     (329)     12           20        (69)        122(j)         21
                                            -------    ----      -------     ------     -------       -------       ----
Net income (loss).........................  $  (494)   $ 19      $ 1,656     $ (255)    $(1,265)      $    32
                                            =======    ====      =======     ======     =======       =======       ====
        Net income (loss) per share.......                                                            $
                                                                                                      =======


                                             PRO FORMA
                                            AS ADJUSTED
                                            -----------
                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Equipment rentals.......................    $19,479
  Sales of equipment, merchandise, parts &
    supplies..............................     24,988
                                              -------
        Total revenue.....................     44,467
Cost of revenue:
  Cost of equipment rentals, excluding
    equipment rental depreciation.........      8,128
  Rental equipment depreciation...........      5,196
  Sales of equipment, merchandise, parts
    and supplies sold.....................     17,434
                                              -------
        Total cost of revenue.............     30,758
                                              -------
Gross profit..............................     13,709
Operating expenses:
  Selling, general and administrative
    expenses..............................      7,822
  Depreciation and amortization of
    non-rental property and equipment.....      1,210
                                              -------
        Total operating expenses..........      9,032
                                              -------
Operating income..........................      4,677
Other (income)/expense
  Interest expense........................
  Other (income)/expense, net.............
                                              -------
        Total other (income)/expense......
                                              -------
Income before provision for income
  taxes...................................
  Provision for income taxes..............
                                              -------
Net income (loss).........................    $
                                              =======
        Net income (loss) per share.......    $
                                              =======

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                               NATIONSRENT, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. HISTORICAL FINANCIAL STATEMENTS

     The historical financial data presented in these pro forma consolidated financial statements represent the financial position of the Company and the Acquisitions at March 31, 1998 and their results of operations for the year ended December 31, 1997 and three months ended March 31, 1997 and March 31, 1998 (except that the financial data for Raymond Equipment Company ("Jobs") included in the pro forma consolidated statements of operations for the year ended December 31, 1997 consists of the combined six months ended June 30, 1997 and December 31, 1997 and the financial data for J. Kelly Co. ("J. Kelly") included in the pro forma consolidated statements of operations for the year ended December 31, 1997 is for the year ended March 31, 1998 and includes $1,546 in revenue also included in the pro forma consolidated statements of operations for the three months ended March 31, 1998).

2. ACQUISITIONS

     During the year ended December 31, 1997 the Company completed five acquisitions. Following year-end but prior to March 31, 1998 the Company closed one additional acquisition and completed six more acquisitions subsequent to March 31, 1998. The Company has also entered into definitive agreements for an additional five businesses. The Company expects to close such acquisitions by June 30, 1998. Each of these was accounted for in the unaudited pro forma consolidated financial statements using the purchase method of accounting. Preliminary purchase accounting values for the acquisitions prior to March 31, 1998 have been recorded based on estimated fair values of the assets and liabilities acquired. Final adjustments will be recorded when final information as to fair values of the net assets acquired is available. The purchase accounting adjustments for the completed and pending acquisitions subsequent to March 31, 1998 were based on the respective companies' March 31, 1998 balance sheets using estimates as to the fair values of assets and liabilities acquired. As a result, final allocation could be different.

     The following table summarizes the completed acquisitions at May 31, 1998:

                                          ACQUISITION
              ACQUISITION                    DATE       PURCHASE OF   CONSIDERATION   ASSETS    LIABILITIES   INTANGIBLES
              -----------                 -----------   -----------   -------------   -------   -----------   -----------
Sam's...................................      9/1/97       Stock        $ 23,431      $28,553     $23,956       $18,834
R&R.....................................    12/10/97      Assets           8,000        5,374         212         2,838
C&E.....................................    12/23/97      Assets          12,250        4,401         979         8,828
Titan...................................    12/31/97       Stock           5,900        2,409       1,067         4,558
R.F.L. Enterprises, Inc. ...............     4/15/98      Assets           2,350        2,152          83           281
Naples Rent-All & Sales Co. Inc.........     4/30/98      Assets           4,150        2,583         754         2,321
The Bode-Finn Company...................      5/4/98       Stock          43,000       37,849      25,225        30,376
Other Acquisitions......................     Various      Assets          14,696        5,941       2,416        11,171
                                                                        --------      -------     -------       -------
    Combined Total......................                                $113,777      $89,262     $54,692       $79,207
                                                                        ========      =======     =======       =======

                               NATIONSRENT, INC.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

                             (DOLLARS IN THOUSANDS)

3. PRO FORMA ADJUSTMENTS

BALANCE SHEET:
a. To eliminate the assets not acquired and the liabilities not assumed in the Acquisitions.
b. Represents the preliminary estimate of the adjustment to fair market value for rental equipment acquired.
c. Represents the excess purchase price over the estimated fair value of the net assets acquired of $110,652, net of historical goodwill and other intangibles of $3,361.
d. Represents borrowings for the Acquisitions of $126,586 and $39,799 funded by the Proposed Amended Credit Facility and through the issuance of convertible notes to the sellers, respectively. Also reflected are reductions for pre-acquisition debt not assumed from the Acquisitions of $15,128 and repayment on the Proposed Amended Credit
       Facility from the proceeds of the Founders' Additional
       Contribution of $17,400 and the Private Placement of $27,600.
e. Represents the estimated deferred income tax liability related to the purchase accounting adjustments recorded for the Acquisitions.
f. To eliminate the equity accounts reflected in the Acquisitions historical financial statements.
g. Represents the elimination of the Acquisitions' equity accounts of $909 and the issuance of Common Stock in the Private Placement of $51.
h. Represents the elimination of the Acquisitions' equity accounts of $470 and additional paid-in capital related to the Founders' Additional Contribution of $17,400 and the Private Placement of $27,549.
i. Represents the application of net proceeds from the offering to repayment on the Proposed Amended Credit Facility.

STATEMENTS OF OPERATIONS:
a. Adjustment to eliminate historical lease expense on rental equipment resulting from the termination of certain leases which occurred with the purchase of one of the Acquisitions.
b. Adjustment to the historical rental equipment depreciation recorded to conform to the Company's accounting policies.
       Adjustment is based on the estimated fair value of rental equipment acquired using estimated useful lives ranging from 2 to 10 years on the straight-line method with salvage values ranging from zero to ten percent of cost.
c. Adjustment to conform the Acquisitions' historical accounting for inventory from the LIFO method to FIFO method, where applicable.
d. Adjustment to reduce historical compensation and benefits of certain former owners and executives of the Acquisitions to amounts consistent with employment arrangements entered into between the certain owners and executives and the Company, as well as the elimination of certain private company business expenses that will not be incurred by the Company.
e. Adjustment to historical facility lease expense to reflect the increase in current lease payments in excess of historical amounts.
f. Adjustment to historical property and equipment depreciation recorded to conform to the Company's accounting policies.
       Adjustment is based on the estimated fair value of property and equipment acquired using estimated useful lives ranging from 3 to 39 years on the straight-line method.
g. Adjustment to recognize the amortization of goodwill and non-compete agreements using an estimated useful life of 40 and five years, respectively.

                               NATIONSRENT, INC.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

                             (DOLLARS IN THOUSANDS)

h. Adjustment to record interest on borrowings under the Proposed Amended Credit Facility and notes issued to former owners of acquired companies, net of interest related to debt not assumed or paid off at acquisition. The interest rate on the Proposed Amended Credit Facility is determined using a base rate plus a spread based on certain financial performance ratios. Based on current market rates, an incremental borrowing rate of 8.44% was used to determine interest expense. A change of one-eighth of a percent would result in a $107 reduction or increase in the pro forma adjustment to annual interest expense.
i. To eliminate historical gains related to assets not acquired.
j. To record a provision (benefit) for income taxes at an expected effective rate of 42%.
k. Adjustment to record the reduction in interest giving effect to the use of the proceeds of the Offering to repay a portion of the Proposed Amended Credit Facility.

4. PRO FORMA DILUTED EARNINGS PER SHARE

     Pro forma diluted earnings per share is calculated based on the shares outstanding at December 31, 1997 and March 31, 1998, as well as giving effect to the Private Placement and the Offering as if these shares were outstanding at the beginning of the respective periods. The shares used to calculate pro forma diluted earnings per share are as follows:

                                                         DECEMBER 31, 1997   MARCH 31, 1998
                                                         -----------------   --------------
Shares outstanding.....................................     25,000,000         25,000,000
Shares issued in Private Placement.....................      5,118,694          5,118,694
Shares issued in Offering..............................
Common Stock equivalents...............................
                                                            ----------         ----------
                                                            ==========         ==========

                               NATIONSRENT, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              -----
THE REGISTRANT

NATIONSRENT, INC.
  Report of Independent Certified Public Accountants........    F-4
  Consolidated Balance Sheets as of December 31, 1997 and
     March 31, 1998 (unaudited).............................    F-5
  Consolidated Statements of Income for the period from
     inception (August 14, 1997) to December 31, 1997 and
     for the three months ended March 31, 1998
     (unaudited)............................................    F-6
  Consolidated Statements of Stockholders' Equity for the
     period from inception (August 14, 1997) to December 31,
     1997 and for the three months ended March 31, 1998
     (unaudited)............................................    F-7
  Consolidated Statements of Cash Flows for the period from
     inception (August 14, 1997) to December 31, 1997 and
     for the three months ended March 31, 1998
     (unaudited)............................................    F-8
  Notes to Consolidated Financial Statements................    F-9

THE PREDECESSOR

GABRIEL TRAILER MANUFACTURING COMPANY, INC. ("SAM'S")
  Report of Independent Certified Public Accountants........   F-19
  Consolidated Balance Sheets as of March 31, 1997 and
     August 31, 1997........................................   F-20
  Consolidated Statements of Income for the years ended
     March 31, 1996 and 1997 and the period from April 1,
     1997 to August 31, 1997................................   F-21
  Consolidated Statements of Stockholders' Equity for the
     years ended March 31, 1996 and 1997 and the period from
     April 1, 1997 to August 31, 1997.......................   F-22
  Consolidated Statements of Cash Flows for the years ended
     March 31, 1996 and 1997 and the period from April 1,
     1997 to August 31, 1997................................   F-23
  Notes to Consolidated Financial Statements................   F-24

BUSINESSES ACQUIRED

R. AND R. RENTAL, INC.
  Report of Independent Certified Public Accountants........   F-29
  Balance Sheet as of December 10, 1997.....................   F-30
  Statement of Operations for the period from January 1,
     1997 to December 10, 1997..............................   F-31
  Statement of Stockholder's Equity for the period from
     January 1, 1997 to December 10, 1997...................   F-32
  Statement of Cash Flows for the period from January 1,
     1997 to December 10, 1997..............................   F-33
  Notes to Financial Statements.............................   F-34

C&E RENTAL AND SERVICE, INC.
  Report of Independent Certified Public Accountants........   F-37
  Balance Sheets as of December 31, 1996 and December 22,
     1997...................................................   F-38
  Statements of Income for the year ended December 31, 1996
     and the period from January 1, 1997 to December 22,
     1997...................................................   F-39
  Statements of Stockholder's Equity for the year ended
     December 31, 1996 and the period from January 1, 1997
     to December 22, 1997...................................   F-40
  Statements of Cash Flows for the year ended December 31,
     1996 and the period from January 1, 1997 to December
     22, 1997...............................................   F-41
  Notes to Financial Statements.............................   F-42

TITAN RENTALS, INC.
  Report of Independent Certified Public Accountants........   F-46
  Balance Sheet as of December 30, 1997.....................   F-47

                                                              PAGE
                                                              -----
  Statement of Income for the period from January 1, 1997 to
     December 30, 1997......................................   F-48
  Statement of Stockholders' Equity for the period from
     January 1, 1997 to December 30, 1997...................   F-49
  Statement of Cash Flows for the period from January 1,
     1997 to December 30, 1997..............................   F-50
  Notes to Financial Statements.............................   F-51

THE BODE-FINN COMPANY
  Report of Independent Certified Public Accountants........   F-55
  Balance Sheets as of December 31, 1996 and 1997 and March
     31, 1998 (unaudited)...................................   F-56
  Statements of Income for the years ended December 31,
     1995, 1996 and 1997 and for the three month periods
     ended March 31, 1997 and 1998 (unaudited)..............   F-57
  Statements of Stockholders' Equity for the years ended
     December 31, 1995, 1996 and 1997 and for the three
     month period ended March 31, 1998 (unaudited)..........   F-58
  Statements of Cash Flows for the years ended December 31,
     1995, 1996 and 1997 and for the three month periods
     ended March 31, 1997 and 1998 (unaudited)..............   F-59
  Notes to Financial Statements.............................   F-60

RFL ENTERPRISES, INC.
  Report of Independent Certified Public Accountants........   F-67
  Balance Sheets as of December 31, 1997 and March 31, 1998
     (unaudited)............................................   F-68
  Statements of Income for the year ended December 31, 1997
     and for the three month periods ended March 31, 1997
     and 1998 (unaudited)...................................   F-69
  Statements of Stockholder's Equity for the year ended
     December 31, 1997 and for the three month period ended
     March 31, 1998 (unaudited).............................   F-70
  Statements of Cash Flows for the year ended December 31,
     1997 and for the three month periods ended March 31,
     1997 and 1998 (unaudited)..............................   F-71
  Notes to Financial Statements.............................   F-72

NAPLES RENT-ALL & SALES COMPANY, INC.
  Report of Independent Certified Public Accountants........   F-76
  Balance Sheets as of December 31, 1997 and March 31, 1998
     (unaudited)............................................   F-77
  Statements of Income for the year ended December 31, 1997
     and for the three month periods ended March 31, 1997
     and 1998 (unaudited)...................................   F-78
  Statements of Stockholder's Equity for the year ended
     December 31, 1997 and for the three month period ended
     March 31, 1998 (unaudited).............................   F-79
  Statements of Cash Flows for the year ended December 31,
     1997 and for the three month periods ended March 31,
     1997 and 1998 (unaudited)..............................   F-80
  Notes to Financial Statements.............................   F-81

RAYMOND EQUIPMENT COMPANY, INC. ("JOBS")
  Report of Independent Certified Public Accountants........   F-86
  Balance Sheets as of June 30, 1996 and 1997 and March 31,
     1998 (unaudited).......................................   F-87
  Statements of Income for the years ended June 30, 1996 and
     1997 and for the nine month periods ended March 31,
     1997 and 1998 (unaudited)..............................   F-88
  Statements of Stockholders' Equity for the years ended
     June 30, 1996 and 1997 and for the nine month period
     ended March 31, 1998 (unaudited).......................   F-89
  Statements of Cash Flows for the years ended June 30, 1996 and 1997 and for the nine month periods ended March 31,
     1997 and 1998 (unaudited)..............................   F-90
  Notes to Financial Statements.............................   F-91

                                                              PAGE
                                                              -----
BUSINESSES TO BE ACQUIRED

THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS OF
  GENERAL RENTAL, INC.
  Report of Independent Certified Public Accountants........   F-95
  Division Balance Sheets as of December 31, 1997 and March
     31, 1998 (unaudited)...................................   F-96
  Statements of Division Operations for the year ended
     December 31, 1997 and for the three month periods ended
     March 31, 1997 and 1998 (unaudited)....................   F-97
  Statements of Division Equity for the year ended December
     31, 1997 and for the three month period ended March 31,
     1998 (unaudited).......................................   F-98
  Statements of Division Cash Flows for the year ended
     December 31, 1997 and for the three month periods ended
     March 31, 1997 and 1998 (unaudited)....................   F-99
  Notes to Financial Statements.............................  F-100

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To NationsRent, Inc.:

     We have audited the accompanying consolidated balance sheet of NationsRent, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the period from August 14, 1997 (inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NationsRent, Inc. and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the period from August 14, 1997 (inception) to December 31, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  June 3, 1998.

                               NATIONSRENT, INC.

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                           MARCH 31,
                                                            DECEMBER 31,    MARCH 31,         1998
                                                                1997           1998        PRO FORMA
                                                            ------------   ------------   ------------
                                                                           (UNAUDITED)    (UNAUDITED)
                                        ASSETS
Cash and cash equivalents.................................    $ 1,493        $    650
Accounts receivable, net of allowance for doubtful
  accounts of $587 and $492 (unaudited) at December 31,
  1997 and March 31, 1998, respectively...................      5,008           4,214
Inventories...............................................      1,840           1,864
Prepaid expenses and other assets.........................        755           2,150
Rental equipment, net.....................................     30,619          49,063
Property and equipment, net...............................      2,334           3,315
Intangible assets related to acquired businesses, net.....     37,108          41,522
                                                              -------        --------
          Total Assets....................................    $79,157        $102,778
                                                              =======        ========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable........................................    $ 2,303        $ 10,192
  Accrued repair and maintenance expenses.................        950             905
  Accrued compensation and related taxes..................        328             436
  Accrued expenses and other liabilities..................      2,579           3,602
  Debt....................................................     42,928          52,230
  Income taxes payable....................................      1,523             675
  Deferred income taxes...................................      2,545           2,644
                                                              -------        --------
          Total liabilities...............................     53,156          70,684
                                                              -------        --------
Commitments and Contingencies (Notes 9 and 10)
Stockholders' Equity:
  Preferred stock -- $0.01 par value, 5,000,000 shares
     authorized, no shares issued and outstanding.........         --              --       $     --
  Common stock -- $0.01 par value, 100,000,000 shares
     authorized, 25,000,000 shares and 30,118,694 shares
     (pro forma) issued and outstanding...................        250             250            301
  Additional paid-in capital..............................     24,750          30,750         75,699
  Retained earnings.......................................      1,001           1,094          1,094
                                                              -------        --------       --------
          Total stockholders' equity......................     26,001          32,094       $ 77,094
                                                              -------        --------       ========
          Total Liabilities and Stockholders' Equity......    $79,157        $102,778
                                                              =======        ========

          The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                               NATIONSRENT, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                               FOR THE THREE
                                                                AUGUST 14         MONTHS
                                                              (INCEPTION) TO       ENDED
                                                               DECEMBER 31,      MARCH 31,
                                                                   1997            1998
                                                              --------------   -------------
                                                                                (UNAUDITED)
Revenue:
  Equipment rentals.........................................     $ 7,410          $ 5,911
  Sales of equipment, parts and supplies....................       1,895            3,128
                                                                 -------          -------
          Total revenue.....................................       9,305            9,039
                                                                 -------          -------
Cost of revenue:
  Cost of equipment rentals, excluding depreciation.........       2,196            2,661
  Rental equipment depreciation.............................       1,526            1,076
  Cost of sales of equipment, parts and supplies............       1,691            2,252
                                                                 -------          -------
          Total cost of revenue.............................       5,413            5,989
                                                                 -------          -------
Gross profit................................................       3,892            3,050
Operating expenses:
  Selling, general and administrative expenses..............       1,081            1,758
  Non-rental equipment depreciation and amortization........         284              447
                                                                 -------          -------
Operating income............................................       2,527              845
                                                                 -------          -------
Other (income)/expense:
  Interest expense..........................................         760              808
  Interest income...........................................         (29)             (21)
  Other, net................................................          29             (102)
                                                                 -------          -------
                                                                     760              685
                                                                 -------          -------
Income before provision for income taxes....................       1,767              160
  Provision for income taxes................................         766               67
                                                                 -------          -------
Net income..................................................     $ 1,001          $    93
                                                                 =======          =======
Net income per share -- basic and diluted...................     $  0.04          $  0.00
                                                                 =======          =======
Weighted average common shares outstanding:
  Basic.....................................................      25,000           25,000
                                                                 =======          =======
  Diluted...................................................      25,007           25,069
                                                                 =======          =======

          The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                               NATIONSRENT, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

      FOR THE PERIOD FROM AUGUST 14, 1997 (INCEPTION) TO DECEMBER 31, 1997

                   AND THE THREE MONTHS ENDED MARCH 31, 1998

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                     COMMON STOCK
                                                  -------------------   ADDITIONAL
                                                  NUMBER OF              PAID-IN     RETAINED
                                                    SHARES     AMOUNT    CAPITAL     EARNINGS    TOTAL
                                                  ----------   ------   ----------   --------   -------
BALANCE, August 14, 1997 (Inception)............          --    $ --     $    --      $   --    $    --
  Issuance of common stock (after giving effect
     to the stock split discussed in Note 1)....  25,000,000     250      24,750          --     25,000
  Net income....................................          --      --          --       1,001      1,001
                                                  ----------    ----     -------      ------    -------
BALANCE, December 31, 1997......................  25,000,000     250      24,750       1,001     26,001
  Capital contribution (unaudited)..............          --      --       6,000          --      6,000
  Net income (unaudited)........................          --      --          --          93         93
                                                  ----------    ----     -------      ------    -------
BALANCE, March 31, 1998 (unaudited).............  25,000,000    $250     $30,750      $1,094    $32,094
                                                  ==========    ====     =======      ======    =======

          The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                               NATIONSRENT, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                AUGUST 14      FOR THE THREE
                                                              (INCEPTION) TO   MONTHS ENDED
                                                               DECEMBER 31,      MARCH 31,
                                                                   1997            1998
                                                              --------------   -------------
                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................     $  1,001        $     93
Adjustments to reconcile net income to net cash provided by
  operating activities:
     Depreciation and amortization..........................        1,810           1,523
     Gain on sale of rental equipment.......................          (59)           (200)
     Deferred income tax provision..........................          357             420
     Changes in operating assets and liabilities:
          Accounts receivable...............................          334             904
          Inventories.......................................           83             262
          Prepaid expenses and other assets.................         (296)         (1,411)
          Accounts payable..................................          776           7,547
          Accrued expenses and other liabilities............         (428)            349
          Income taxes payable..............................          117            (848)
                                                                 --------        --------
          Net cash provided by operating activities.........        3,695           8,639
                                                                 --------        --------
CASH FLOWS FROM INVESTING ACTIVITIES, NET OF ACQUISITIONS:
     Acquisitions of businesses, net of cash acquired.......      (34,137)         (5,221)
     Purchases of rental equipment..........................       (2,461)        (19,584)
     Purchases of property and equipment....................         (963)         (1,113)
     Proceeds from sale of rental equipment.................        1,159           1,255
     Decrease in notes receivable affiliates................        1,358              --
                                                                 --------        --------
          Net cash used in investing activities.............      (35,044)        (24,663)
                                                                 --------        --------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of common stock.................       25,000              --
     Capital contribution...................................           --           6,000
     Proceeds from debt.....................................       21,917          31,638
     Repayments of debt.....................................      (14,075)        (22,457)
                                                                 --------        --------
          Net cash provided by financing activities.........       32,842          15,181
                                                                 --------        --------
Net increase (decrease) in cash and cash equivalents........        1,493            (843)
Cash and cash equivalents, beginning of period..............           --           1,493
                                                                 --------        --------
Cash and cash equivalents, end of period....................     $  1,493        $    650
                                                                 ========        ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest.................................     $    621        $    551
                                                                 ========        ========
     Cash paid for income taxes.............................     $    390        $    604
                                                                 ========        ========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
       The Company acquired the net assets and assumed
        certain liabilities of certain businesses as
        follows:
          Total assets, net of cash acquired................     $ 78,629        $  6,099
          Total liabilities assumed.........................      (27,311)           (878)
          Amounts paid through the issuance of debt.........      (17,181)             --
                                                                 --------        --------
          Net cash paid.....................................     $ 34,137        $  5,221
                                                                 ========        ========

          The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                               NATIONSRENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. ACCOUNTING POLICIES

  Basis of presentation

     NationsRent, Inc. (the "Company") was incorporated in the state of Delaware on August 14, 1997 for the purpose of creating a nationally branded network of equipment rental locations offering a broad selection of equipment to all segments of the construction and industrial market in the United States. The Company also sells used equipment, complementary parts, merchandise and supplies. In addition, the Company acts as a dealer of new equipment on behalf of certain nationally known equipment manufacturers and provides ongoing maintenance and repair services for the equipment it sells and rents.

     The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying consolidated balance sheets are presented on an unclassified basis.

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

  Cash equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents at December 31, 1997 and March 31, 1998 (unaudited).

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Inventories

     Inventories, which consist of equipment, tools, parts and related merchandise supply items, are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Provision is made to reduce excess or obsolete inventories to their estimated net realizable value.

  Rental equipment

     Rental equipment purchased new by the Company is recorded at cost and depreciated over the estimated useful lives of the equipment using the straight-line method. Rental equipment that is obtained through the acquisition of a business is valued at its estimated fair market value at the time of acquisition. The range of useful lives estimated by management for rental equipment is two to ten years. Rental equipment is depreciated to a salvage value of zero to ten percent of cost. Rental equipment having a cost of $500 or less is charged to expense at the time of purchase. Accumulated depreciation on rental equipment was $1,526,000 and $2,592,000 (unaudited) at December 31, 1997 and March 31, 1998, respectively. Ordinary maintenance and repair costs are charged to operations as incurred.

                               NATIONSRENT, INC.

  Property and equipment

     Property and equipment purchased new by the Company is recorded at cost. Property and equipment obtained through the acquisition of a business is recorded at the estimated fair market value at the time of acquisition. Depreciation and amortization are recorded on a straight-line basis over the following estimated useful lives:

Buildings and improvements........................  10-39 years, not to exceed lease term
Furniture, fixtures and office equipment..........  3-7 years
Vehicles, delivery and shop equipment.............  5-10 years

     Ordinary maintenance and repair costs are charged to expense as incurred.

  Intangible assets

     Intangible assets are recorded at cost and are amortized using the straight-line method over their estimated useful lives of five years for covenants not to compete and 40 years for goodwill. The accumulated amortization of intangible assets, including goodwill, relating to acquired businesses, was approximately $180,000 at December 31, 1997.

  Long-lived assets

     The carrying value of long-lived assets, including goodwill, is reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that long-lived assets will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Company's carrying value of the long-lived assets will be reduced by the amount by which carrying value exceeds fair value.

  Fair value of financial instruments

     The carrying amounts reported in the accompanying consolidated balance sheets for accounts receivable, accounts payable and accrued expenses and other liabilities approximate fair value due to the short-term nature of these accounts. The fair value of debt is determined using current interest rates for similar instruments at December 31, 1997 and approximates the carrying value of these notes due to the fact that the underlying instruments include provisions to adjust note balances and interest rates to approximate fair market value.

  Revenue recognition

     Rental revenue is recognized as earned during the rental agreement period. Equipment rentals in the consolidated statements of operations includes revenue earned on equipment rentals, rental equipment delivery and pick-up fees and fuel sales. Revenue from the sale of used equipment, parts and supplies and retail merchandise is recognized at the time of delivery to, or pick-up by, the customer. When rental equipment is sold, the related cost and accumulated depreciation are removed from the respective accounts. Proceeds from the sale and the related book value of the equipment sold are reported as revenue from rental equipment sales and cost of rental equipment sales, respectively, in the statements of operations.

  Advertising

     Advertising costs are charged to expense as incurred. For the period from August 14, 1997 (inception) to December 31, 1997, the Company incurred $171,000 of advertising costs.

                               NATIONSRENT, INC.

  Income taxes

     The Company accounts for income taxes under the liability method pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its wholly owned subsidiaries file a consolidated federal income tax return.

  Computation of earnings per share

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, Earnings Per Share. SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Under SFAS No. 128, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Earnings per share amounts for all periods have been presented to conform with SFAS No. 128 and Staff Accounting Bulletin No. 98 (issued by the Securities and Exchange Commission in February 1998), which amends the determination of and accounting for "cheap stock" in periods prior to an initial public offering. The effect of dilutive securities is computed using the treasury stock method.

  Stock split

     During June 1998, the Company effected a 2,500-for-one split of its common stock. The accompanying consolidated financial statements reflect the stock split on a retroactive basis from the beginning of the periods presented.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of diverse customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures.

  Stock based compensation

     The Company accounts for stock compensation arrangements in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and accordingly, recognizes no compensation expense for the stock compensation arrangements since the stock options are granted at exercise prices at or greater than the fair value of the shares at the date of grant.

  Unaudited interim consolidated financial statements

     The accompanying consolidated balance sheet at March 31, 1998 and the consolidated statements of income, stockholders' equity and cash flows for the three months ended March 31, 1998 are unaudited and have been prepared on the same basis as the audited consolidated financial statements included herein. Such unaudited consolidated financial statements reflect all adjustments of a normal recurring nature which are, in the opinion of management, necessary for a fair presentation of financial results for the three months ended March 31, 1998, in accordance with generally accepted accounting principles for interim financial reporting.

                               NATIONSRENT, INC.

  Seasonality

     The Company's initial acquisitions have been in the Midwest region of the United States. The Company's revenue and income are dependent upon the activity in the construction industry in the markets served by the Company. Construction activity is dependent upon weather and the traditional seasons for construction work. Because of this variability in demand, the Company's quarterly revenue may fluctuate, and revenue for the first quarter of each year can be expected to be lower than the remaining quarters. Although the Company believes that the historical trend in quarterly revenue for the second, third and fourth quarters of each year is generally higher than the first quarter, there can be no assurance that this will occur in future periods. Accordingly, quarterly or other interim results should not be considered indicative of results to be expected for any quarter or for the full year.

  Impact of recently issued accounting standards

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company is required to adopt the provisions of these Statements in fiscal year 1998. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a primary financial statement. The Company is currently evaluating the reporting formats recommended under this Statement. SFAS No. 131 establishes a new method by which companies will report operating segment information. This method requires disclosure of information which is based on the manner in which management organizes the segments within a company for making operating decisions and assessing performance. The Company continues to evaluate the provisions of SFAS No. 131 and, upon adoption, the Company may report operating segments. In April 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5 ("SOP 98-5"). SOP 98-5 requires that all non-governmental entities expense costs of start-up activities, including pre-operating, pre-opening and organization activities, as those costs are incurred. In the opinion of management, the adoption of this statement will have no impact on its statement of operations.

2. ACQUISITIONS

     The Company is aggressively building a nationally branded network of equipment rental locations. Pursuant to this strategy, the Company has made five acquisitions during 1997. Consideration for these acquisitions has consisted of cash and debt payable to former owners. The acquisitions have been accounted for using the purchase method and, accordingly, the acquired assets and assumed liabilities, including goodwill, have been recorded at their estimated fair values as of the date of acquisition. Purchase accounting values for all acquisitions have been assigned on a preliminary basis, and are subject to adjustment when final information as to the fair values of the nets assets acquired is available. The operations of the acquired businesses have been included in the Company's consolidated statement of income since the date of each respective acquisition.

                               NATIONSRENT, INC.

     The following table sets forth businesses acquired during 1997 and the consideration paid:

                                                                               TOTAL
NAME OF BUSINESS                                      DATE OF ACQUISITION  CONSIDERATION
----------------                                      -------------------  --------------
                                                                           (IN THOUSANDS)
Sam's Equipment Rental, Inc.........................  August 31, 1997         $23,431
Ashland Rental and Sales, Inc. .....................  November 18, 1997         2,221
R. and R. Rental, Inc. .............................  December 10, 1997         8,000
C & E Rental and Service, Inc. .....................  December 23, 1997        12,250
Titan Rentals, Inc. ................................  December 31, 1997         5,900
                                                                              -------
          Total.....................................                          $51,802
                                                                              =======

     The following table sets forth the estimated fair value of the assets acquired and liabilities assumed for the above acquisitions (in thousands):

Assets, including cash......................................  $41,828
Goodwill....................................................   36,686
Other intangibles...........................................      599
Liabilities.................................................   27,311

     The following table sets forth the unaudited pro forma consolidated results of operations for the year ended December 31, 1997 giving effect to the above acquisitions as if such acquisitions had occurred on January 1, 1997 (in thousands, except per share data):

Revenue.....................................................  $42,085
Net income..................................................    2,816
Basic and diluted earnings per share........................  $  0.11

     The above unaudited pro forma consolidated results are based upon certain assumptions and estimates which the Company believes are reasonable. The unaudited pro forma consolidated results of operations may not be indicative of the operating results that actually would have been reported had the Company been in existence and had the acquisitions been consummated on January 1, 1997, nor are they necessarily indicative of results which will be reported in the future.

3. PROPERTY AND EQUIPMENT

     Property and equipment, net consists of the following:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
                                                                    (IN THOUSANDS)
Buildings and improvements..................................     $   96        $   60
Furniture, fixtures and office equipment....................        514           849
Vehicles, delivery and shop equipment.......................        906         1,207
Construction in process.....................................        923         1,435
                                                                 ------        ------
                                                                  2,439         3,551
Less -- accumulated depreciation and amortization...........       (105)         (236)
                                                                 ------        ------
  Property and equipment, net...............................     $2,334        $3,315
                                                                 ======        ======

                               NATIONSRENT, INC.

4. DEBT

     Debt consists of the following:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
                                                                    (IN THOUSANDS)
Subordinated promissory notes, bearing interest at 8.5%,
  interest payable quarterly and maturities through December
  2000......................................................    $ 6,091        $ 5,943
Subordinated convertible notes, bearing interest at 6.5%,
  interest payable quarterly and maturities through December
  2002......................................................     11,090         11,090
Mortgage payable, bearing interest at 9.5%, payable in
  monthly installments through July 2007....................        112            110
Note payable, with interest at 8.25%, payable in monthly
  installments through August 1998..........................         33             16
Equipment notes, bearing interest at 6.0% to 9.25%, payable
  in various monthly installments through June 2000, secured
  by equipment..............................................      5,144          8,971
Notes payable to financial institutions.....................     20,458         26,100
                                                                -------        -------
          Total debt........................................    $42,928        $52,230
                                                                =======        =======

     The subordinated promissory notes and the subordinated convertible notes were issued in connection with the acquisitions of certain businesses. The convertible notes have features that allow the holder to convert the principal, or portion thereof, of the note into common stock in the event the Company completes an initial public offering ("IPO") of its common stock. Such principal would be converted into common stock at the IPO price. Certain convertible notes have provisions that prospectively increase the interest rates to 8.5% if the Company does not complete an IPO of its common stock before March 1999.

     Notes payable to financial institutions at December 31, 1997 consist of amounts due under: (i) a $12,500,000 interest bearing term loan, with interest equal to the prime rate less 0.25%, payable in equal monthly installments of $20,833 and a final payment of $12,000,000 on September 22, 1999, (ii) a $6,000,000 interest bearing term loan, with interest equal to the prime rate less 0.25%, payable in equal monthly installments of $83,333 and a final payment of $5,500,000 on June 18, 1998 and (iii) a $2,000,000 revolving credit agreement, bearing interest equal to the prime rate less 0.25%, with the principal due on September 22, 1999. Each of the above notes imposes, among other covenants, an earnings to fixed charges covenant, a minimum net worth covenant and a liabilities to worth covenant, as defined. The notes also provide the financial institution with a security interest in all of the assets of the Company.

     In March 1998, the Company entered into a $165,000,000 Credit Facility, as amended, with a syndicate of lenders to provide letters of credit and cash borrowings. The agreement has a three year term and is scheduled to expire on May 15, 2001. Under the terms of the agreement, the credit facility can be used to complete permitted acquisitions, make capital expenditures, enter into standby letters of credit, or for working capital and other general corporate purposes. Cash borrowings bear interest at either the BankBoston base rate plus a percentage ranging from 0.00% to 0.50% or, at the Company's option, the Eurodollar market rate, plus a percentage ranging from 1.50% to 2.75%. The percentage over the BankBoston base rate or the Eurodollar market rate is based on the Company's financial performance as measured by a total funded debt ratio, as defined. The agreement provides the banks with a security interest in all of the assets of the Company. The agreement also imposes, among other covenants, a tangible assets to senior debt covenant, a restriction on all of the Company's retained earnings including the declaration and payment of cash dividends, consent requirements on certain acquisitions and a restriction on the ratio of total funded debt to earnings before interest, income taxes, deprecation and amortization. The proceeds from this Credit Facility were used to

                               NATIONSRENT, INC.

repay substantially all of the notes payable to financial institutions that were outstanding at December 31, 1997.

     The aggregate maturity of debt at December 31, 1997 for the five years ending December 31 is: 1998, $13,892,000; 1999, $17,039,000; 2000, $9,521,000;
2001, $184,000; 2002, $2,197,000; 2003 and thereafter, $95,000.

5. STOCKHOLDERS' EQUITY

  Preferred stock

     The Company has authorized 5,000,000 shares of $0.01 par value preferred stock. No shares of preferred stock have been issued at December 31, 1997 or March 31, 1998 (unaudited). The rights and preferences of the preferred stock will be fixed by the Board of Directors at the time such shares are issued. The preferred stock, when issued, will have dividend and liquidation preferences over those of the common stockholders.

  Stock options

     During 1997, the Company granted to certain employees options to purchase an aggregate of 282,527 shares of common stock, at exercise prices ranging from $2.96 to $4.40 per share. The weighted average exercise price per share for these stock options was $3.54. The exercise price per share was based on the estimated fair value of the Company's common stock at the time of the grant. As such, no compensation cost will be recognized for these stock options. The above options become exercisable in equal 25% increments commencing on the first anniversity of date of the grant, and expire 10 years from the date of grant. The impact of using the Black-Scholes model to measure compensation expense would not have resulted in pro forma net income or pro forma net income per share that is materially different than the historical amounts reflected herein.

6. INCOME TAXES

     The components of the provision for federal and state income taxes for the period from August 14, 1997 (inception) to December 31, 1997 are as follows (in thousands):

Current.....................................................  $409
Deferred....................................................   357
                                                              ----
                                                              $766
                                                              ====
Federal.....................................................  $602
State.......................................................   164
                                                              ----
                                                              $766
                                                              ====

     A reconciliation of the difference between the expected provision for income taxes using the statutory federal income tax rate of 34% and the Company's actual provision for the period from August 14, 1997 (inception) to December 31, 1997 is as follows:

Federal statutory income tax rate...........................  34.0%
Add:
  Non-deductible goodwill amortization......................   3.0
  State income taxes, net of federal tax benefit............   6.1
  Other, net................................................   0.3
                                                              ----
                                                              43.4%
                                                              ====

                               NATIONSRENT, INC.

     The components of deferred income tax liabilities (assets) at December 31, 1997 are as follows (in thousands):

Depreciation and amortization differences...................  $2,766
Accrued liabilities not deductible until paid...............    (761)
Bad debt provision not currently deductible.................    (233)
Adjustment for change in accounting method..................     773
                                                              ------
  Net deferred income tax liabilities.......................  $2,545
                                                              ======

     The provision for income taxes for the three months ended March 31, 1998 is calculated based on the Company's expected effective tax rate for the year ending December 31, 1998.

7. EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share:

                                                            PERIOD FROM
                                                          AUGUST 14, 1997
                                                          (INCEPTION) TO      THREE MONTHS
                                                           DECEMBER 31,          ENDED
                                                               1997          MARCH 31, 1998
                                                          ---------------    --------------
                                                                              (UNAUDITED)
                                                                (IN THOUSANDS, EXCEPT
                                                                   PER SHARE DATA)
Numerator:
  Net income............................................      $ 1,001           $    93
                                                              =======           =======
Denominator:
  Denominator for basic earnings per
     share -- weighted-average shares...................       25,000            25,000
  Effect of dilutive securities:
     Employee stock options.............................            7                69
                                                              -------           -------
  Denominator for diluted earnings per share -- adjusted
     weighted-average shares............................       25,007            25,069
                                                              =======           =======
Basic earnings per share................................      $  0.04           $  0.00
                                                              =======           =======
Diluted earnings per share..............................      $  0.04           $  0.00
                                                              =======           =======

     Options to purchase 113,752 shares of common stock at $4.40 per share were outstanding at December 31, 1997 but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average fair value of the common shares and, therefore, the effect would be antidilutive.

     See Note 10 for a description of certain transactions occurring in 1998 that would have significantly changed the number of common shares outstanding at December 31, 1997 if these transactions had occurred before December 31, 1997.

8. RELATED PARTY TRANSACTIONS

     The Company rents certain buildings from a related party. Such rental expense totaled $160,000 for the period from August 14, 1997 (inception) to December 31, 1997. One of the principal owners of the related party is an officer and director of the Company.

                               NATIONSRENT, INC.

9. COMMITMENTS AND CONTINGENCIES

  Operating leases

     The Company leases rental equipment, real estate and certain office equipment under operating leases. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals. Future minimum lease payments under noncancelable operating leases, including the related party lease discussed above, at December 31, 1997 total $1,108,000, $867,000, $555,000, $518,000 and $398,000 for the years ending
December 31, 1998, 1999, 2000, 2001 and 2002, respectively. There are no payments under noncancelable operating leases subsequent to the year ending December 31, 2002. Rent expense under noncancellable operating leases for the period from August 14, 1997 (inception) to December 31, 1997 was $410,000, including the related party lease discussed above.

  Legal matters

     The Company is subject to claims and lawsuits in the ordinary course of its business. In the opinion of management, the Company has either adequate legal defense, indemnification for such matters from previous owners or is adequately covered by insurance. If not insured, such matters will not, in the aggregate, have a material adverse impact upon the Company's consolidated financial position, results of future operations or cash flows.

  Environmental matters

     The Company and its operations are subject to various laws and related regulations governing environmental matters. Under such laws, an owner or lessee of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in, or emanating from, such property, as well as investigation of property damage. As part of the Company's acquisition due diligence, the Company performs extensive environmental analysis. The remediation has typically been the responsibility of the prior owner and is addressed prior to closing. The Company does not believe there are currently any environmental liabilities which should be recorded or disclosed in its financial statements. The Company anticipates that its compliance with various laws and regulations relating to the protection of the environment will not have a material effect on its capital expenditures, future earnings or financial position.

10. SUBSEQUENT EVENTS

     In June 1998, the then-current stockholders of the Company made an additional capital contribution of $17,400,000. Also, in June 1998, the Company sold an aggregate of 5,118,694 shares of common stock in a private placement for aggregate proceeds of $27,600,000. Investors in the private placement include Company employees and affiliates of a principal stockholder of the Company. The March 31, 1998 pro forma column included in the accompanying consolidated balance sheets gives effect to the above transactions as if they occurred on March 31, 1998.

     In May 1998, the Company received an unsecured subordinated loan in the amount of $17,400,000 from Huizenga Investments Limited Partnership, an entity controlled by a stockholder of the Company. The loan accrues interest at the prevailing prime rate which is payable quarterly. The loan matures on January 19, 2001. The loan was repaid in its entirety on June 3, 1998 using the proceeds from the aforementioned additional capital contribution.

     The Company has completed six acquisitions of rental equipment businesses since December 31, 1997 for aggregate consideration of $61,975,000. Such consideration consisted of $49,575,000 of cash, $12,400,000 of subordinated convertible debt and warrants to purchase approximately $800,000 of the Company's common stock at the IPO price. The cash portion of the consideration was funded through borrowings under the Company's Senior Credit Facility and the Huizenga Note. Each of the acquisitions has been accounted for

                               NATIONSRENT, INC.

using the purchase method. In addition, the Company has entered into either letters of intent or definitive purchase agreements to acquire an additional five businesses. The Company expects to close such acquisitions prior to June 30, 1998. As only one of the 1998 acquisitions was completed prior to March 31, 1998, unaudited pro forma consolidated results of operations for the three months ended March 31, 1998, giving effect to that acquisition as if such acquisition occurred on January 1, 1998, would not be materially different than the unaudited historical results reported herein.

     Subsequent to December 31, 1997, through April 20, 1998, the Company granted to certain employees options to purchase an aggregate of 805,044 shares of common stock, at exercise prices ranging from $4.40 to $6.69 per share. The weighted average exercise price per share for these stock options was $5.95. The exercise prices per share were based on the estimated fair value of the Company's common stock at the time of the grants. As such, no compensation cost will be recognized for these stock options.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Gabriel Trailer Manufacturing Company, Inc.:

We have audited the accompanying consolidated balance sheets of Gabriel Trailer Manufacturing Company, Inc. and subsidiary (an Ohio corporation) as of March 31, 1997 and August 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended March 31, 1996 and 1997 and for the period from April 1, 1997 through August 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gabriel Trailer Manufacturing Company, Inc. and subsidiary as of March 31, 1997 and August 31, 1997, and the results of their operations and their cash flows for the years ended March 31, 1996 and 1997 and for the period from April 1, 1997 through August 31, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  May 8, 1998.

                  GABRIEL TRAILER MANUFACTURING COMPANY, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                               MARCH 31,     AUGUST 31,
                                                                 1997           1997
                                                              -----------    -----------
                                         ASSETS
Cash and cash equivalents...................................  $    17,186    $   149,742
Accounts receivable, net of allowances for doubtful accounts of $265,000 and $330,000 as of March 31, and August 31,
  1997, respectively........................................    2,044,590      3,335,663
Inventories.................................................      947,322        991,902
Due from affiliates.........................................    1,421,199      1,357,990
Rental equipment, net.......................................   21,788,980     21,885,967
Property, plant and equipment, net..........................    1,208,147      1,145,612
Other assets................................................      186,704        221,186
                                                              -----------    -----------
          Total assets......................................  $27,614,128    $29,088,062
                                                              ===========    ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Accounts payable..........................................  $ 1,739,231    $   422,591
  Accrued expenses and other liabilities....................    1,667,030      1,759,464
  Debt......................................................   16,100,269     16,558,863
  Income taxes payable......................................    1,491,129      1,423,026
  Deferred income taxes.....................................    2,149,565      3,156,458
                                                              -----------    -----------
          Total liabilities.................................   23,147,224     23,320,402
                                                              -----------    -----------
COMMITMENTS AND CONTINGENCIES (Notes 7, 8 and 10)
STOCKHOLDERS' EQUITY:
  Common stock -- no par value, 10,000 shares authorized,
     issued and outstanding.................................          500            500
  Retained earnings.........................................    4,466,404      5,767,160
                                                              -----------    -----------
          Total stockholders' equity........................    4,466,904      5,767,660
                                                              -----------    -----------
          Total liabilities and stockholders' equity........  $27,614,128    $29,088,062
                                                              ===========    ===========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                  GABRIEL TRAILER MANUFACTURING COMPANY, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                         FOR THE
                                                                                       PERIOD FROM
                                                     FOR THE YEAR ENDED MARCH 31,     APRIL 1, 1997
                                                     ----------------------------          TO
                                                         1996            1997        AUGUST 31, 1997
                                                     ------------    ------------    ---------------
REVENUE:
  Equipment rentals................................  $11,871,114     $15,327,802       $8,514,810
  Sales of equipment, parts and supplies...........    4,301,865       4,177,194        1,204,708
                                                     -----------     -----------       ----------
                                                      16,172,979      19,504,996        9,719,518
COST OF REVENUE:
  Cost of equipment rentals, excluding
     depreciation..................................    4,379,534       6,029,585        2,192,790
  Rental equipment depreciation....................    2,052,534       3,465,293        1,847,567
  Cost of sales of equipment, parts and supplies...    4,490,975       2,790,666          984,147
                                                     -----------     -----------       ----------
                                                      10,923,043      12,285,544        5,024,504
                                                     -----------     -----------       ----------
          Gross profit.............................    5,249,936       7,219,452        4,695,014
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.......    2,972,337       3,563,930        1,683,311
NONRENTAL DEPRECIATION.............................      180,101         237,905          114,993
                                                     -----------     -----------       ----------
          Operating income.........................    2,097,498       3,417,617        2,896,710
OTHER INCOME (EXPENSE):
  Interest expense.................................     (582,807)       (866,284)        (580,107)
  Interest income..................................       71,103          15,941           15,710
  Other, net.......................................      125,468         187,044          (77,597)
                                                     -----------     -----------       ----------
          Total other income (expense), net........     (386,236)       (663,299)        (641,994)
                                                     -----------     -----------       ----------
          Income before provision for income
            taxes..................................    1,711,262       2,754,318        2,254,716
PROVISION FOR INCOME TAXES.........................      732,793       1,127,416          938,790
                                                     -----------     -----------       ----------
NET INCOME.........................................  $   978,469     $ 1,626,902       $1,315,926
                                                     ===========     ===========       ==========

  The accompanying notes to financial statements are an integral part of these statements.

                  GABRIEL TRAILER MANUFACTURING COMPANY, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                               COMMON STOCK
                                            ------------------
                                            NUMBER OF            TREASURY     RETAINED
                                             SHARES     AMOUNT     STOCK      EARNINGS      TOTAL
                                            ---------   ------   ---------   ----------   ----------
BALANCE, April 1, 1995....................   10,000      $500    $(190,000)  $2,051,033   $1,861,533
  Retirement of treasury stock............       --        --      190,000     (190,000)          --
  Net income..............................       --        --           --      978,469      978,469
                                             ------      ----    ---------   ----------   ----------
BALANCE, March 31, 1996...................   10,000       500           --    2,839,502    2,840,002
  Net income..............................       --        --           --    1,626,902    1,626,902
                                             ------      ----    ---------   ----------   ----------
BALANCE, March 31, 1997...................   10,000       500           --    4,466,404    4,466,904
  Distribution............................       --        --           --      (15,170)     (15,170)
  Net income..............................       --        --           --    1,315,926    1,315,926
                                             ------      ----    ---------   ----------   ----------
BALANCE, August 31, 1997..................   10,000      $500    $      --   $5,767,160   $5,767,660
                                             ======      ====    =========   ==========   ==========

  The accompanying notes to financial statements are an integral part of these consolidated statements.

                  GABRIEL TRAILER MANUFACTURING COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         FOR THE
                                                                                       PERIOD FROM
                                                      FOR THE YEAR ENDED MARCH 31,    APRIL 1, 1997
                                                      ----------------------------    TO AUGUST 31,
                                                          1996            1997            1997
                                                      ------------    ------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................................  $   978,469     $ 1,626,902      $ 1,315,926
  Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation...................................    2,232,635       3,703,200        1,962,560
     (Gain) loss on sale of assets..................       16,202         (68,548)          84,020
     Deferred income taxes..........................      486,450         809,283        1,006,893
     Changes in operating assets and liabilities:
       Accounts receivable..........................     (309,761)       (688,006)      (1,291,073)
       Inventories..................................     (122,582)       (187,075)         (44,580)
       Other assets.................................      (41,962)          8,601          (93,296)
       Accounts payable.............................      244,241         777,122       (1,316,640)
       Accrued expenses and other liabilities.......      446,252         503,630           92,434
       Income taxes payable.........................      246,343         318,133          (68,103)
                                                      -----------     -----------      -----------
          Net cash provided by operating
            activities..............................    4,176,287       6,803,242        1,648,141
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...............     (494,684)       (516,029)         (63,792)
  Proceeds from sale of property and equipment......      314,097          17,560            8,733
  Purchases of rental equipment.....................   (8,799,248)     (8,101,137)      (1,775,155)
  Proceeds from sale of rental equipment............      916,403       1,326,510          136,685
                                                      -----------     -----------      -----------
          Net cash used in investing activities.....   (8,063,432)     (7,273,096)      (1,693,529)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt................................   12,823,899      17,922,405        4,843,858
  Repayments of debt................................   (8,658,333)    (14,417,413)      (3,651,766)
  Payments of equipment financings..................           --      (1,928,097)      (1,045,871)
  (Advances to) repayments from affiliates, net.....     (316,721)     (1,094,105)          31,723
                                                      -----------     -----------      -----------
          Net cash provided by financing
            activities..............................    3,848,845         482,790          177,944
                                                      -----------     -----------      -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.......................................      (38,300)         12,936          132,556
CASH AND CASH EQUIVALENTS, beginning of period......       42,550           4,250           17,186
                                                      -----------     -----------      -----------
CASH AND CASH EQUIVALENTS, end of period............  $     4,250     $    17,186      $   149,742
                                                      ===========     ===========      ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest............................  $   553,206     $   821,349      $   546,085
                                                      ===========     ===========      ===========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
  Equipment financing...............................  $        --     $ 4,637,084      $   387,503
                                                      ===========     ===========      ===========
  Property dividends................................  $        --     $        --      $    15,170
                                                      ===========     ===========      ===========

  The accompanying notes to financial statements are an integral part of these consolidated statements.

                  GABRIEL TRAILER MANUFACTURING COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       MARCH 31, 1997 AND AUGUST 31, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION:

     Gabriel Trailer Manufacturing Company, Inc. ("Gabriel") (together with its subsidiary, the "Company") was incorporated in March 1970 to manufacture, buy, sell and deal in trailer equipment, other related equipment and parts and accessories. Gabriel's wholly-owned subsidiary, Sam's Equipment Rental, Inc. was formed for the purpose of renting and leasing construction related equipment. The Company currently rents a broad array of equipment to a diverse customer base including construction industry participants, industrial companies, homeowners and others. The Company also engages in related activities such as selling used equipment, acting as a distributor for certain new and used equipment, and selling related merchandise and parts. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying balance sheets are presented on an unclassified basis.

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash equivalents

     The Company considers all highly liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. At March 31, 1997 and August 31, 1997, the Company had no cash equivalents.

  Inventories

     Inventories consist of equipment, tools, parts, fuel and related rental equipment supplies and accessories. Inventories are stated at the lower of cost or market.

  Rental equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using the straight-line method. The range of useful lives estimated by management for rental equipment is five to seven years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Revenue recognition

     Revenue related to the sale of equipment, parts and supplies is recognized at the point of sale. Revenue related to the rental of equipment is recognized over the contract term.

  Property, plant and equipment

     Property, plant and equipment is recorded at cost and depreciated over the estimated useful life using the straight-line method. The range of useful lives estimated by management for property, plant and equipment is three to forty years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Impairment of long-lived assets

     The Company periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Company records impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

                  GABRIEL TRAILER MANUFACTURING COMPANY, INC.

  Fair value of financial instruments

     The carrying amounts reported in the accompanying consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities approximate fair value as of March 31, 1997 and August 31, 1997.

  Income taxes

     The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires, among other things, recognition of future tax effects measured at enacted rates attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities to the extent that realization of said effects is more likely than not.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of diverse customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits and monitoring procedures.

3. RENTAL EQUIPMENT:

     Rental equipment and related accumulated depreciation consist of the following:

                                                             MARCH 31,     AUGUST 31,
                                                               1997           1997
                                                            -----------    -----------
Rental equipment..........................................  $28,790,435    $30,641,146
Less -- accumulated depreciation..........................    7,001,455      8,755,179
                                                            -----------    -----------
     Rental equipment, net................................  $21,788,980    $21,885,967
                                                            ===========    ===========

4. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consists of the following:

                                                             MARCH 31,     AUGUST 31,
                                                               1997           1997
                                                            -----------    -----------
Land......................................................  $    49,863    $    49,863
Building..................................................      757,816        757,816
Furniture and fixtures....................................      355,131        339,593
Vehicles..................................................    1,134,204      1,113,193
                                                            -----------    -----------
                                                              2,297,014      2,260,465
Less -- accumulated depreciation..........................   (1,088,867)    (1,114,853)
                                                            -----------    -----------
          Property, plant and equipment, net..............  $ 1,208,147    $ 1,145,612
                                                            ===========    ===========

                  GABRIEL TRAILER MANUFACTURING COMPANY, INC.

5. ACCRUED EXPENSES AND OTHER LIABILITIES:

     Accrued expenses and other liabilities consists of the following:

                                                              MARCH 31,     AUGUST 31,
                                                                 1997          1997
                                                              ----------    ----------
Personal property taxes.....................................  $1,044,423    $1,172,905
Payroll-related.............................................     231,274       188,246
Tax penalties and interest..................................     248,000       248,000
Other.......................................................     143,333       150,313
                                                              ----------    ----------
          Accrued expenses and other liabilities............  $1,667,030    $1,759,464
                                                              ==========    ==========

6. DEBT:

     Debt consists of the following:

                                                             MARCH 31,     AUGUST 31,
                                                               1997           1997
                                                            -----------    -----------
  Lines of credit, with borrowings up to $6.3 million,
     secured by substantially all of the Company's assets,
     interest ranging from 8.25% to 8.50%, payable in
     monthly installments through September 1997..........  $ 4,091,315    $ 5,497,095
  Revolving term loans, secured by substantially all of
     the Company's assets, interest ranging from 8.25% to
     8.90%, payable in monthly installments through
     January 2000.........................................    6,444,444      6,233,334
  Equipment notes, secured by rental equipment, interest
     ranging from 6.90% to 9.00%, payable in monthly
     installments through June 2000.......................    5,312,900      4,656,172
  Mortgages payable, secured by real estate, interest
     ranging from 6.75% to 9.50%, payable in monthly
     installments through August 2005.....................      161,798        113,936
  Note payable to related party, secured by life insurance
     policy on officer, interest at 8.25%, payable in
     monthly installments through August 1998.............       89,812         58,326
                                                            -----------    -----------
          Total debt......................................  $16,100,269    $16,558,863
                                                            ===========    ===========

     Maturities of the Company's debt at August 31, 1997, for the years ended August 31, are as follows:

1998........................................................  $14,155,433
1999........................................................    1,677,753
2000........................................................      636,277
2001........................................................        9,853
2002........................................................       10,831
Thereafter..................................................       68,716
                                                              -----------
                                                              $16,558,863
                                                              ===========

                  GABRIEL TRAILER MANUFACTURING COMPANY, INC.

7. INCOME TAXES:

     The provision for Federal and state income taxes is as follows:

                                                                               FOR THE
                                                    FOR THE YEAR ENDED       PERIOD FROM
                                                        MARCH 31,           APRIL 1, 1997
                                                  ----------------------    TO AUGUST 31,
                                                    1996         1997           1997
                                                  --------    ----------    -------------
Current.........................................  $246,343    $  318,133     $  (68,103)
Deferred........................................   486,450       809,283      1,006,893
                                                  --------    ----------     ----------
                                                  $732,793    $1,127,416     $  938,790
                                                  ========    ==========     ==========
Federal.........................................  $575,542    $  885,481     $  737,333
State...........................................   157,251       241,935        201,457
                                                  --------    ----------     ----------
                                                  $732,793    $1,127,416     $  938,790
                                                  ========    ==========     ==========

     A reconciliation of the difference between the expected provision for income taxes using the statutory Federal income tax rate of 34% and the Company's actual provision is as follows:

                                                                               FOR THE
                                                    FOR THE YEAR ENDED       PERIOD FROM
                                                        MARCH 31,           APRIL 1, 1997
                                                  ----------------------    TO AUGUST 31,
                                                    1996         1997           1997
                                                  --------    ----------    -------------
Provision at the statutory tax rate.............  $581,829    $  936,468      $766,603
State income taxes..............................   103,786       159,677       132,962
Nondeductible expenses..........................    47,178        31,271        39,225
                                                  --------    ----------      --------
                                                  $732,793    $1,127,416      $938,790
                                                  ========    ==========      ========

     Deferred income taxes arise primarily due to temporary differences in recognizing certain revenues and expenses for tax purposes and the use of accelerated depreciation for tax purposes. The components of the deferred income tax liabilities are as follows:

                                                              MARCH 31,     AUGUST 31,
                                                                 1997          1997
                                                              ----------    ----------
Depreciation of property and equipment and rental
  equipment.................................................  $2,211,443    $2,708,783
Accrued liabilities.........................................    (871,739)     (349,825)
Accounts receivable.........................................     809,861      (118,830)
Section 481 cash to accrual election change.................          --       916,330
                                                              ----------    ----------
  Deferred income tax liability.............................  $2,149,565    $3,156,458
                                                              ==========    ==========

     The Company's income tax returns and related payments for the years ended March 31, 1995, 1996 and 1997 were not filed on a timely basis. It is not possible to predict the ultimate outcome of the Company's penalties for failure to file, and pay on a timely basis and underpayment. The Company has estimated an approximate liability of $175,000, which is included in accrued expenses and other liabilities.

8. COMMITMENTS AND CONTINGENCIES:

  Operating Leases

     The Company leases rental equipment, real estate and certain office equipment under operating leases. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals. The leases cover several operating locations and expire at various dates through September 2002. Future minimum lease payments to related and unrelated third parties, by

                  GABRIEL TRAILER MANUFACTURING COMPANY, INC.

year and in the aggregate, at August 31, 1997 for noncancelable operating leases with initial or remaining terms of one year or more are as follows:

                                                  RELATED PARTY     OTHER        TOTAL
                                                  -------------    --------    ----------
1998............................................   $  480,000      $328,322    $  808,322
1999............................................      368,000       228,866       596,866
2000............................................      256,000        67,821       323,821
2001............................................      192,000            --       192,000
2002............................................        8,000            --         8,000
                                                   ----------      --------    ----------
          Total                                    $1,304,000      $625,009    $1,929,009
                                                   ==========      ========    ==========

     Rent expense under noncancelable operating leases for the years ended March 31, 1996 and 1997 and the period from April 1, 1997 through August 31, 1997 is $784,354, $1,098,234 and $423,798, respectively. Included in total rent expense is rent to a related party of approximately $280,000, $357,000 and $200,000 for the years ended March 31, 1996 and 1997 and the period from April 1, 1997 through August 31, 1997, respectively.

  Litigation, Claims and Assessments

     From time to time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying financial statements.

9. EMPLOYEE BENEFIT PLAN:

     The Company has a 401(k) defined contribution profit-sharing plan under which employees having worked a minimum of twelve months are eligible to participate. Employer contributions, which are discretionary and depend on the Company's profitability, were approximately $54,600, $70,100 and $47,700 for the years ended March 31, 1996 and 1997 and for the period from April 1, 1997 through August 31, 1997, respectively.

10. SUBSEQUENT EVENT:

     Effective September 1, 1997, all of the outstanding stock of the Company was purchased by NationsRent, Inc., an unrelated third party, in exchange for cash and debt.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To R. and R. Rental, Inc.:

We have audited the accompanying balance sheet of R. and R. Rental, Inc. (an Ohio S corporation) at December 10, 1997, and the related statements of operations, stockholder's equity and cash flows for the period from January 1, 1997 through December 10, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of R. and R. Rental, Inc. at December 10, 1997, and the results of its operations and its cash flows for the period from January 1, 1997 through December 10, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  May 8, 1998.

                             R. AND R. RENTAL, INC.

                                 BALANCE SHEET

                            AS OF DECEMBER 10, 1997

                                 ASSETS
Cash and cash equivalents...................................  $  193,714
Accounts receivable, net of allowance for doubtful accounts
  of $150,000...............................................     649,193
Inventories.................................................     928,962
Rental equipment, net.......................................   4,002,825
Property and equipment, net.................................     267,903
Other assets................................................       3,400
                                                              ----------
          Total assets......................................  $6,045,997
                                                              ==========

                  LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
  Accounts payable..........................................  $   15,354
  Accrued expenses and other liabilities....................     108,996
  Note payable..............................................   1,523,139
                                                              ----------
          Total liabilities.................................   1,647,489
                                                              ----------
COMMITMENTS AND CONTINGENCIES (Notes 7 and 9)
STOCKHOLDER'S EQUITY:
  Common stock -- no par value, 250 shares authorized,
     issued and outstanding.................................         500
  Additional paid-in capital................................   5,327,477
  Accumulated deficit.......................................    (929,469)
                                                              ----------
          Total stockholder's equity........................   4,398,508
                                                              ----------
          Total liabilities and stockholder's equity........  $6,045,997
                                                              ==========

  The accompanying notes to financial statements are an integral part of this balance sheet.

                             R. AND R. RENTAL, INC.

                            STATEMENT OF OPERATIONS

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH DECEMBER 10, 1997

REVENUE:
  Equipment rentals.........................................  $2,409,518
  Sales of equipment, parts and supplies....................   2,106,695
                                                              ----------
                                                               4,516,213
COST OF REVENUE:
  Cost of equipment rentals, excluding depreciation.........   1,398,174
  Rental equipment depreciation.............................     630,548
  Cost of sales of equipment, parts and supplies............   1,808,076
                                                              ----------
                                                               3,836,798
                                                              ----------
          Gross profit......................................     679,415
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................     715,140
NONRENTAL DEPRECIATION......................................      76,630
                                                              ----------
          Operating loss....................................    (112,355)
OTHER INCOME (EXPENSE):
  Interest expense..........................................     (79,579)
  Other income..............................................      29,829
                                                              ----------
          Total other income (expense), net.................     (49,750)
                                                              ----------
          NET LOSS..........................................  $ (162,105)
                                                              ==========

  The accompanying notes to financial statements are an integral part of this statement.

                             R. AND R. RENTAL, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH DECEMBER 10, 1997

                                               COMMON STOCK
                                            ------------------   ADDITIONAL
                                             NUMBER               PAID-IN     ACCUMULATED
                                            OF SHARES   AMOUNT    CAPITAL       DEFICIT        TOTAL
                                            ---------   ------   ----------   ------------   ----------
BALANCE, January 1, 1997..................     250       $500    $3,761,380    $(767,364)    $2,994,516
  Capital contributions...................      --         --     1,566,097           --      1,566,097
  Net loss................................      --         --            --     (162,105)      (162,105)
                                               ---       ----    ----------    ---------     ----------
BALANCE, December 10, 1997................     250       $500    $5,327,477    $(929,469)    $4,398,508
                                               ===       ====    ==========    =========     ==========

  The accompanying notes to financial statements are an integral part of this statement.

                             R. AND R. RENTAL, INC.

                            STATEMENT OF CASH FLOWS

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH DECEMBER 10, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $  (162,105)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................      707,178
     Loss on sale of rental equipment.......................       65,326
     Changes in operating assets and liabilities:
       Accounts receivable..................................      (40,271)
       Inventories..........................................     (298,639)
       Other assets.........................................        4,523
       Accounts payable.....................................     (382,070)
       Accrued expenses and other liabilities...............       28,016
                                                              -----------
          Net cash used in operating activities.............      (78,042)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of rental equipment.............................   (2,208,233)
  Purchases of property and equipment.......................      (96,568)
  Proceeds from sale of rental equipment....................      307,793
                                                              -----------
          Net cash used in investing activities.............   (1,997,008)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from note payable................................    1,523,139
  Repayments of note payable................................     (935,609)
  Capital contributions.....................................    1,566,097
                                                              -----------
          Net cash provided by financing activities.........    2,153,627
                                                              -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................       78,577
CASH AND CASH EQUIVALENTS, beginning of period..............      115,137
                                                              -----------
CASH AND CASH EQUIVALENTS, end of period....................  $   193,714
                                                              ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $    79,579
                                                              ===========

  The accompanying notes to financial statements are an integral part of this statement.

                             R. AND R. RENTAL, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 10, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

     R. and R. Rentals, Inc. (the "Company") was incorporated in July 1988 in the State of Ohio. The Company rents a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies, homeowners and others. The Company also engages in related activities such as selling used equipment, acting as a distributor for certain new equipment and selling related merchandise and parts. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying balance sheet is presented on an unclassified basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents. At December 10, 1997, the Company had no cash equivalents.

  Inventories

     Inventories consist of equipment, tools, parts, fuel and related equipment supplies and accessories inventories are stated at the lower of weighted average cost or market.

  Rental equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using the straight-line method. The useful life estimated by management for rental equipment is seven years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Revenue recognition

     Revenue related to the sale of equipment is recognized at the point of sale. Revenue related to equipment rental is recognized over the contract term.

  Property and equipment

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. The range of useful lives estimated by management for property and equipment is three to fifteen years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Impairment of long-lived assets

     The Company periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Company records impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

  Fair value of financial instruments

     The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities and note payable approximate fair value as of December 10, 1997.

                             R. AND R. RENTAL, INC.

  Income taxes

     The Company is an S corporation for income tax purposes. Accordingly, income, losses and related temporary differences which arise in the recording of income and expense items for financial reporting and tax reporting purposes are included in the individual tax return of the stockholder. Therefore, no provision or liability for Federal and state income taxes has been included in the accompanying financial statements.

     On a pro forma basis, the Company would have had a tax benefit, however it would have been fully offset by a valuation allowance as the benefit would not have achieved the realization requirements of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes."

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of diverse customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures.

3. RENTAL EQUIPMENT

     Rental equipment and related accumulated depreciation as of December 10, 1997, consist of the following:

Rental equipment............................................  $ 5,349,321
Less -- accumulated depreciation............................   (1,346,496)
                                                              -----------
          Rental equipment, net.............................  $ 4,002,825
                                                              ===========

4. PROPERTY AND EQUIPMENT

     A summary of property and equipment as of December 10, 1997, is as follows:

Trucks and autos............................................  $ 255,842
Furniture and fixtures......................................    147,333
Computer equipment..........................................     81,986
Leasehold improvements......................................     38,466
                                                              ---------
                                                                523,627
Less -- accumulated depreciation............................   (255,724)
                                                              ---------
          Property and equipment, net.......................  $ 267,903
                                                              =========

                             R. AND R. RENTAL, INC.

5. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities as of December 10, 1997, consists of the following:

Accrued property taxes......................................  $100,000
Payroll-related.............................................     8,996
                                                              --------
          Accrued expenses and other liabilities............  $108,996
                                                              ========

6. DEBT

     The Company entered into a demand promissory note bearing interest at prime (8.5% at December 10, 1997), with interest payable quarterly. This note is secured by substantially all of the Company's rental equipment. The note had an outstanding balance of $1,523,139 at December 10, 1997.

7. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases various automobiles under operating leases. Future minimum lease payments, by year and in the aggregate, for noncancelable operating leases with initial or remaining terms of one year or more are as follows at December 10, 1997 for the following years ended December 10:

1998........................................................  $30,044
1999........................................................   17,875
2000........................................................    6,186
                                                              -------
          Total.............................................  $54,105
                                                              =======

     Expense under these operating leases for the period ended December 10, 1997 was $44,493 and is included under selling, general and administrative expenses in the accompanying statement of operations.

  Litigation, Claims and Assessments

     From time to time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying financial statements.

8. RELATED PARTY TRANSACTIONS

     The Company leases two buildings from the stockholder under monthly operating leases. For the period ended December 10, 1997, rent expense totaled approximately $56,500 and is included under selling, general and administrative expenses in the accompanying statement of operations.

9. SUBSEQUENT EVENT

     Effective December 11, 1997, substantially all of the Company's operating assets and liabilities were purchased by NationsRent, Inc., an unrelated third party, in exchange for cash and debt.

     The demand promissory note of $1,523,139 at December 10, 1997 was paid off by the stockholder of the Company with proceeds from the purchase of the Company's assets and liabilities.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To C & E Rental and Service, Inc.:

We have audited the accompanying balance sheets of C & E Rental and Service, Inc. (an Indiana S corporation) as of December 31, 1996 and December 22, 1997, and the related statements of income, stockholder's equity and cash flows for the year ended December 31, 1996 and the period from January 1, 1997 through December 22, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C & E Rental and Service, Inc. as of December 31, 1996 and December 22, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the period from January 1, 1997 through December 22, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  May 8, 1998.

                         C & E RENTAL AND SERVICE, INC.

                                 BALANCE SHEETS

                                                              DECEMBER 31,   DECEMBER 22,
                                                                  1996           1997
                                                              ------------   ------------
                                         ASSETS
Cash and cash equivalents...................................   $   43,390     $  184,318
Accounts receivable, net of allowances for doubtful accounts of $81,011 and $109,973 as of December 31, 1996, and
  December 22, 1997, respectively...........................      705,695        701,156
Inventories.................................................      134,491        213,934
Due from affiliate..........................................      372,115             --
Rental equipment, net.......................................    2,202,833      3,022,154
Property and equipment, net.................................      394,665        621,734
Other assets................................................       30,357         32,543
                                                               ----------     ----------
          Total assets......................................   $3,883,546     $4,775,839
                                                               ==========     ==========

                          LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
  Accounts payable..........................................   $  194,278     $  205,403
  Accrued expenses and other liabilities....................      198,443        185,087
  Debt......................................................    1,284,908        922,856
                                                               ----------     ----------
          Total liabilities.................................    1,677,629      1,313,346
                                                               ----------     ----------

COMMITMENTS AND CONTINGENCIES (Notes 8 and 10)

STOCKHOLDER'S EQUITY:
  Common stock -- no par value, 1,000 shares authorized,
     issued and outstanding.................................      200,000        200,000
  Retained earnings.........................................    2,588,781      3,845,357
  Less: Treasury stock -- 500 shares at cost................     (582,864)      (582,864)
                                                               ----------     ----------
          Total stockholder's equity........................    2,205,917      3,462,493
                                                               ----------     ----------
          Total liabilities and stockholder's equity........   $3,883,546     $4,775,839
                                                               ==========     ==========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                         C & E RENTAL AND SERVICE, INC.

                              STATEMENTS OF INCOME

                                                                             FOR THE PERIOD
                                                              FOR THE YEAR   FROM JANUARY 1,
                                                                 ENDED           1997 TO
                                                              DECEMBER 31,    DECEMBER 22,
                                                                  1996            1997
                                                              ------------   ---------------
REVENUE:
  Equipment rentals.........................................   $4,395,313      $4,506,274
  Sales of equipment, parts and supplies....................    1,961,510       2,638,935
  Other.....................................................      115,115         128,586
                                                               ----------      ----------
                                                                6,471,938       7,273,795
COST OF REVENUE:
  Cost of equipment rentals, excluding depreciation.........    1,752,011       1,846,084
  Rental equipment depreciation.............................      637,210         765,518
  Cost of sales of equipment, parts and supplies............    1,352,831       1,791,275
                                                               ----------      ----------
                                                                3,742,052       4,402,877
                                                               ----------      ----------
          Gross profit......................................    2,729,886       2,870,918
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................    1,760,595       1,417,097
NONRENTAL DEPRECIATION AND AMORTIZATION.....................      136,897         157,252
                                                               ----------      ----------
          Operating income..................................      832,394       1,296,569
OTHER INCOME (EXPENSE):
  Interest expense..........................................     (115,243)       (101,218)
  Other, net................................................       51,580          61,225
                                                               ----------      ----------
          Total other income (expense), net.................      (63,663)        (39,993)
                                                               ----------      ----------
          Net income........................................      768,731       1,256,576
PRO FORMA PROVISION FOR INCOME TAX..........................      307,492         502,630
                                                               ----------      ----------
PRO FORMA NET INCOME........................................   $  461,239      $  753,946
                                                               ==========      ==========

  The accompanying notes to financial statements are an integral part of these statements.

                         C & E RENTAL AND SERVICE, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND

              THE PERIOD FROM JANUARY 1, 1997 TO DECEMBER 22, 1997

                                               COMMON STOCK
                                           --------------------
                                            NUMBER                 RETAINED    TREASURY
                                           OF SHARES    AMOUNT     EARNINGS      STOCK       TOTAL
                                           ---------   --------   ----------   ---------   ----------
BALANCE, January 1, 1996.................    1,000     $200,000   $1,820,050   $(582,864)  $1,437,186
  Net income.............................       --           --      768,731          --      768,731
                                             -----     --------   ----------   ---------   ----------
BALANCE, December 31, 1996...............    1,000      200,000    2,588,781    (582,864)   2,205,917
  Net income.............................       --           --    1,256,576          --    1,256,576
                                             -----     --------   ----------   ---------   ----------
BALANCE, December 22, 1997...............    1,000     $200,000   $3,845,357   $(582,864)  $3,462,493
                                             =====     ========   ==========   =========   ==========

  The accompanying notes to financial statements are an integral part of this statement.

                         C & E RENTAL AND SERVICE, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                 FOR THE
                                                                               PERIOD FROM
                                                              FOR THE YEAR   JANUARY 1, 1997
                                                                 ENDED             TO
                                                              DECEMBER 31,    DECEMBER 22,
                                                                  1996            1997
                                                              ------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $   768,731      $ 1,256,576
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................      774,107          922,770
     Gain on sale of assets.................................     (473,908)        (705,063)
     Changes in operating assets and liabilities:
       Accounts receivable, net.............................     (199,095)           4,539
       Inventories..........................................       15,644          (79,443)
       Other assets.........................................        7,146           (2,186)
       Accounts payable.....................................       65,384           11,125
       Accrued expenses and other liabilities...............      (21,052)         (13,356)
                                                              -----------      -----------
          Net cash provided by operating activities.........      936,957        1,394,962
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of rental equipment.............................   (1,609,651)      (2,848,230)
  Proceeds from sale of rental equipment....................    1,271,362        1,968,454
  Purchases of property and equipment.......................     (102,209)        (384,321)
                                                              -----------      -----------
          Net cash used in investing activities.............     (440,498)      (1,264,097)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt........................................      612,000        1,488,000
  Repayments of debt........................................     (734,711)      (1,850,052)
  Payments from (advances to) affiliate.....................     (372,115)         372,115
                                                              -----------      -----------
          Net cash provided by (used in) financing
            activities......................................     (494,826)          10,063
                                                              -----------      -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS...................        1,633          140,928
CASH AND CASH EQUIVALENTS, beginning of period..............       41,757           43,390
                                                              -----------      -----------
CASH AND CASH EQUIVALENTS, end of period....................  $    43,390      $   184,318
                                                              ===========      ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $   115,243      $   101,218
                                                              ===========      ===========

  The accompanying notes to financial statements are an integral part of these statements.

                         C & E RENTAL AND SERVICE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1996 AND DECEMBER 22, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

     C & E Rental and Service, Inc. ("C & E Rental" or the "Company", formerly Bob's Rental & Supply, Inc.), was incorporated in the State of Indiana in August 1959 and is engaged in the rental of a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies, homeowners and others. The Company also engages in related activities such as selling new and used equipment, related merchandise and parts. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying balance sheets are presented on an unclassified basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 1996 and December 22, 1997, the Company had no cash equivalents.

  Inventories

     Inventories consist of equipment, tools, parts, fuel and related supply items. Inventories are stated at the lower of cost (first-in, first-out) or market.

  Rental equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using an accelerated method. The useful life estimated by management for rental equipment is seven years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Property and equipment

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using straight-line and accelerated methods. Ordinary maintenance and repair costs are charged to operations as incurred. The range of useful lives estimated by management for property and equipment is as follows:

                                                                  YEARS
                                                              -------------
Machinery and equipment.....................................        5
Furniture and fixtures......................................        5
Autos and trucks............................................        5
Buildings...................................................     20 - 30
Leasehold improvements......................................  Life of lease

  Impairment of long-lived assets

     The Company periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Company records impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

                         C & E RENTAL AND SERVICE, INC.

  Fair value of financial instruments

     The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other liabilities approximate fair value as of December 31, 1996 and December 22, 1997 and approximates the carrying value of such debt.

  Revenue recognition

     Revenue related to the sale of equipment, parts and supplies is recognized at the point of sale. Revenue related to rental equipment is recognized over the contract term.

  Income taxes

     The Company is an S corporation for income tax purposes. Accordingly, income, losses and related temporary differences which arise in the recording of income and expense items for financial reporting and tax reporting purposes are included in the individual tax return of the stockholder. Therefore, no provision or liability for Federal and state income taxes has been included in the accompanying financial statements.

     The pro forma adjustment to reflect income taxes in the accompanying statements of income is for informational purposes only. The pro forma provision for income tax has been provided at the estimated effective rate of 40%.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of diverse customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits and monitoring procedures.

3. RENTAL EQUIPMENT

     Rental equipment and related accumulated depreciation consist of the following:

                                                              DECEMBER 31,   DECEMBER 22,
                                                                  1996           1997
                                                              ------------   ------------
Rental equipment............................................  $ 4,245,254    $ 5,275,468
Less -- accumulated depreciation............................   (2,042,421)    (2,253,314)
                                                              -----------    -----------
          Rental equipment, net.............................  $ 2,202,833    $ 3,022,154
                                                              ===========    ===========

                         C & E RENTAL AND SERVICE, INC.

4. PROPERTY AND EQUIPMENT

     A summary of property and equipment consists of the following:

                                                              DECEMBER 31,   DECEMBER 22,
                                                                  1996           1997
                                                              ------------   ------------
Machinery and equipment.....................................   $   26,190     $   47,614
Furniture and fixtures......................................      153,241        245,779
Autos and trucks............................................      406,528        479,348
Buildings...................................................      349,743        349,743
Leasehold improvements......................................           --        195,351
Land........................................................       88,566         89,430
                                                               ----------     ----------
                                                                1,024,268      1,407,265
Less -- accumulated depreciation............................     (629,603)      (785,531)
                                                               ----------     ----------
          Property and equipment, net.......................   $  394,665     $  621,734
                                                               ==========     ==========

5. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities consists of the following:

                                                              DECEMBER 31,   DECEMBER 22,
                                                                  1996           1997
                                                              ------------   ------------
Payroll-related.............................................    $100,640       $ 70,069
Sales, property and other taxes.............................      97,803        115,018
                                                                --------       --------
          Accrued expenses and other liabilities............    $198,443       $185,087
                                                                ========       ========

6. DEBT

     Debt consists of the following:

                                                              DECEMBER 31,   DECEMBER 22,
                                                                  1996           1997
                                                              ------------   ------------
Line of credit, with borrowings up to $950,000, secured by
  substantially all of the Company's business assets,
  interest at 9.00% and 8.75%, as of 1996 and 1997,
  respectively, payable in monthly installments through
  November 1998.............................................   $  227,000      $150,000
Promissory note, secured by substantially all of the
  Company's business assets, interest at 8.00%, payable in
  monthly installments of $15,775 through July 2001.........      712,908       587,539
Note payable to officer, unsecured, interest at 9.50% and
  9.00%, as of 1996 and 1997, respectively, payable in
  December 1997.............................................      345,000        65,000
Note payable to bank, secured by certain real property,
  interest at 8.75%, payable in monthly installments of
  $1,583 through May 2000...................................           --       120,317
                                                               ----------      --------
          Total debt........................................   $1,284,908      $922,856
                                                               ==========      ========

                         C & E RENTAL AND SERVICE, INC.

     Maturities of the Company's debt at December 22, 1997, for the years ended December 22, are as follows:

1998........................................................  $371,459
1999........................................................   169,516
2000........................................................   275,014
2001........................................................   106,867
                                                              --------
          Total.............................................  $922,856
                                                              ========

7. RELATED-PARTY TRANSACTIONS

     In addition to the note payable to officer, described in Note 6, the Company made a $372,115 advance to an affiliated company during 1996 which is reflected as due from affiliate in the accompanying balance sheet as of December 31, 1996. The advance was repaid in 1997. During 1997, the Company entered into a monthly operating lease with the same affiliated company for one of its buildings. For the period ended December 22, 1997, such rental expense totaled approximately $40,000.

8. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases real estate under operating leases. Certain leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals. Future minimum lease payments, by year and in the aggregate, for noncancelable operating leases with initial or remaining terms of one year or more are as follows at December 22, 1997:

1998........................................................  $54,600
1999........................................................   28,935
                                                              -------
          Total.............................................  $83,535
                                                              =======

     Rent expense under operating leases for the year ended December 31, 1996 and the period ended December 22, 1997 were approximately $46,800 and $94,600, respectively.

  Litigation, Claims and Assessments

     From time to time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying financial statements.

9. EMPLOYEE BENEFIT PLAN

     The Company has a contributory 401(k) profit-sharing plan under which substantially all full-time employees are eligible to participate. Employer contributions were approximately $51,000 and $61,000 for 1996 and 1997, respectively.

10. SUBSEQUENT EVENT

     Effective December 23, 1997, substantially all of the Company's operating assets and liabilities were purchased by NationsRent, Inc., an unaffiliated third party, in exchange for cash and debt.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Titan Rentals, Inc.:

We have audited the accompanying balance sheet of Titan Rentals, Inc. (a West Virginia corporation) as of December 30, 1997, and the related statements of income, stockholders' equity and cash flows for the period from January 1, 1997 through December 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Titan Rentals, Inc. as of December 30, 1997, and the results of its operations and its cash flows for the period from January 1, 1997 through December 30, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  May 6, 1998.

                              TITAN RENTALS, INC.

                                 BALANCE SHEET

                            AS OF DECEMBER 30, 1997

                                 ASSETS
Cash and cash equivalents...................................  $  249,470
Accounts receivable, net of allowance for doubtful accounts
  of $37,360................................................     637,253
Inventories.................................................      93,120
Prepaid expenses and other assets...........................     117,205
Rental equipment, net.......................................   1,132,746
Property and equipment, net.................................      73,305
Income taxes receivable.....................................      70,352
                                                              ----------
          Total assets......................................  $2,373,451
                                                              ==========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Accounts payable..........................................  $  105,384
  Accrued expenses and other liabilities....................      97,354
  Debt......................................................     501,612
  Deferred income taxes.....................................     194,307
                                                              ----------
          Total liabilities.................................     898,657
                                                              ----------
COMMITMENTS AND CONTINGENCIES (Notes 9 and 11)
STOCKHOLDERS' EQUITY:
  Common stock -- $1,000 par value, 1,000 shares authorized,
     155 shares issued and outstanding......................     155,000
  Retained earnings.........................................   1,319,794
                                                              ----------
          Total stockholders' equity........................   1,474,794
                                                              ----------
          Total liabilities and stockholders' equity........  $2,373,451
                                                              ==========

  The accompanying notes to financial statements are an integral part of this balance sheet.

                              TITAN RENTALS, INC.

                              STATEMENT OF INCOME

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH DECEMBER 30, 1997

REVENUE:
  Equipment rentals.........................................  $1,926,760
  Sales of equipment, parts and supplies....................   2,991,843
  Other.....................................................      50,611
                                                              ----------
                                                               4,969,214
COST OF REVENUE:
  Cost of equipment rentals, excluding depreciation.........   1,302,454
  Rental equipment depreciation.............................     302,271
  Cost of sales of equipment, parts and supplies............   2,043,201
                                                              ----------
                                                               3,647,926
                                                              ----------
          Gross profit......................................   1,321,288
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................     823,906
NONRENTAL DEPRECIATION AND AMORTIZATION.....................      16,048
                                                              ----------
          Operating income..................................     481,334
OTHER INCOME (EXPENSE):
  Interest expense..........................................     (33,579)
  Other expense.............................................      (7,438)
                                                              ----------
          Total other income (expense), net.................     (41,017)
                                                              ----------
          Income before provision for income tax............     440,317
PROVISION FOR INCOME TAX....................................     168,085
                                                              ----------
NET INCOME..................................................  $  272,232
                                                              ==========

  The accompanying notes to financial statements are an integral part of this statement.

                              TITAN RENTALS, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH DECEMBER 30, 1997

                                                         COMMON STOCK
                                                     --------------------
                                                      NUMBER                 RETAINED
                                                     OF SHARES    AMOUNT     EARNINGS      TOTAL
                                                     ---------   --------   ----------   ----------
BALANCE, January 1, 1997...........................     155      $155,000   $1,047,562   $1,202,562
  Net income.......................................      --            --      272,232      272,232
                                                        ---      --------   ----------   ----------
BALANCE, December 30, 1997.........................     155      $155,000   $1,319,794   $1,474,794
                                                        ===      ========   ==========   ==========

  The accompanying notes to financial statements are an integral part of this statement.

                              TITAN RENTALS, INC.

                            STATEMENT OF CASH FLOWS

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH DECEMBER 30, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $   272,232
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................      318,319
     Gain on sale of rental equipment.......................     (666,617)
     Deferred income taxes..................................       56,199
     Changes in operating assets and liabilities:
       Accounts receivable..................................      (72,740)
       Inventories..........................................       (5,430)
       Prepaid expenses and other assets....................       49,703
       Income taxes receivable..............................      (41,127)
       Accounts payable.....................................     (184,448)
       Accrued expenses and other liabilities...............       49,522
                                                              -----------
          Net cash used in operating activities.............     (224,387)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of rental equipment.............................   (1,063,670)
  Purchases of property and equipment.......................      (61,822)
  Proceeds from sale of rental equipment....................    1,510,660
                                                              -----------
          Net cash provided by investing activities.........      385,168
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt........................................      417,271
  Repayments of debt........................................     (578,759)
                                                              -----------
          Net cash used in financing activities.............     (161,488)
                                                              -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................         (707)
CASH AND CASH EQUIVALENTS, beginning of period..............      250,177
                                                              -----------
CASH AND CASH EQUIVALENTS, end of period....................  $   249,470
                                                              ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $    33,579
                                                              ===========
  Cash paid for income taxes................................  $   154,467
                                                              ===========

  The accompanying notes to financial statements are an integral part of this statement.

                              TITAN RENTALS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 30, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

     Titan Rentals, Inc. (the "Company") was incorporated in the state of West Virginia in January 1990 for the purpose of creating an equipment rental company. The Company rents a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies, homeowners and others. The Company also engages in related activities such as selling used equipment, acting as a distributor for certain new equipment and selling related merchandise and parts. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying balance sheet is presented on an unclassified basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents. At December 30, 1997, the Company had no cash equivalents.

  Inventories

     Inventories consist of equipment, tools, parts, fuel and related supply items. Inventories are stated at the lower of average cost or market.

  Rental equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using accelerated and straight-line methods. The range of useful lives estimated by management for rental equipment is three to seven years. Rental equipment having a cost of $500 or less is expensed at the time of purchase. Ordinary maintenance and repair costs are charged to operations as incurred.

  Revenue recognition

     Revenue related to the sale of equipment, parts and supplies is recognized at the point of sale. Revenue related to rental equipment is recognized over the contract term.

  Property and equipment

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using accelerated and straight-line methods. The range of useful lives estimated by management for property and equipment is five to seven years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Impairment of long-lived assets

     The Company periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Company records impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

                              TITAN RENTALS, INC.

  Fair value of financial instruments

     The carrying amounts reported in the accompanying balance sheet for cash and cash equivalents, accounts receivable, income taxes receivable, accounts payable, accrued expenses and other liabilities and debt approximate fair value as of December 30, 1997 and approximates the carrying value of such debt.

  Income taxes

     The Company follows Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires, among other things, recognition of future tax effects measured at enacted rates attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities to the extent that realization of said effects is more likely than not.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of diverse customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits and monitoring procedures.

3. RENTAL EQUIPMENT

     As of December 30, 1997, rental equipment and related accumulated depreciation consist of the following:

Rental equipment............................................  $1,491,084
Less -- accumulated depreciation............................    (358,338)
                                                              ----------
          Rental equipment, net.............................  $1,132,746
                                                              ==========

4. PROPERTY AND EQUIPMENT

     A summary of property and equipment as of December 30, 1997, is as follows:

Furniture, fixtures and office equipment....................  $121,175
Less -- accumulated depreciation............................   (47,870)
                                                              --------
          Property and equipment, net.......................  $ 73,305
                                                              ========

                              TITAN RENTALS, INC.

5. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities as of December 30, 1997, consists of the following:

Payroll-related.............................................  $12,746
Property and sales tax......................................   30,469
Other.......................................................   54,139
                                                              -------
          Accrued expenses and other liabilities............  $97,354
                                                              =======

6. DEBT

     As of December 30, 1997, debt consists of the following:

Line of credit, secured by accounts receivable and
  inventory, interest at prime plus .50% (9.5% at December
  30, 1997), payable in monthly installments through
  December 2002.............................................  $ 33,303
Equipment notes, secured by equipment, interest from 7.90%
  to 9.25%, payable in various monthly installments through
  January 2000..............................................   468,309
                                                              --------
          Total debt........................................  $501,612
                                                              ========

     Maturities of the Company's debt at December 30, 1997, for the years ended December 30, are as follows:

1998........................................................  $247,731
1999........................................................   158,804
2000........................................................    95,077
                                                              --------
          Total.............................................  $501,612
                                                              ========

7. INCOME TAXES

     The provision for Federal and state income taxes for the period from January 1, 1997 through December 30, 1997, is as follows:

Current.....................................................  $111,886
Deferred....................................................    56,199
                                                              --------
                                                              $168,085
                                                              ========
Federal.....................................................  $112,552
State.......................................................    55,533
                                                              --------
                                                              $168,085
                                                              ========

     A reconciliation of the difference between the expected provision for income taxes for the period from January 1, 1997 through December 30, 1997, using the statutory federal income tax rate of 34% and the Company's effective tax rate is as follows:

Provision at statutory tax rate.............................  $149,700
State income taxes, net of federal benefit..................    36,652
Other.......................................................   (18,267)
                                                              --------
                                                              $168,085
                                                              ========

                              TITAN RENTALS, INC.

     The components of deferred income tax assets and (liabilities) as of December 30, 1997, are as follows:

Accrued liabilities.........................................  $  22,000
Accounts receivable.........................................    (36,504)
Prepaid expenses............................................    (13,429)
Property and equipment......................................   (166,374)
                                                              ---------
          Deferred tax liability............................  $(194,307)
                                                              =========

8. RELATED-PARTY TRANSACTIONS

     Effective January 1, 1994, the Company entered into a lease with a related party to lease its office and operating facilities. The minimum annual rental payments amount to $84,000 per year and are paid on a month-to-month basis.

     The accompanying financial statements include revenue of $173,499 for the period from January 1, 1997 through December 30, 1997 and outstanding accounts receivable as of December 30, 1997 of $24,117 related to sales to a related party.

9. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases rental equipment under operating leases. Future minimum lease payments, by year and in the aggregate, for noncancelable operating leases with initial or remaining terms of one year or more are as follows at December 30, 1997:

1998........................................................  $74,292
1999........................................................   39,893

     Rental equipment expense under noncancelable operating leases was $74,292 for the period from January 1, 1997 through December 30, 1997.

  Litigation, Claims and Assessments

     From time to time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying financial statements.

10. EMPLOYEE BENEFIT PLAN

     The Company has a defined contribution profit-sharing plan under which employees having worked a minimum of twelve months are eligible to participate. Employer contributions, which are discretionary and depend on the Company's profitability, were approximately $49,000 for 1997.

11. SUBSEQUENT EVENT

     Effective December 31, 1997, all of the outstanding stock of the Company was purchased by NationsRent, Inc., an unrelated third party, in exchange for cash and debt.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Bode-Finn Company:

We have audited the accompanying balance sheets of The Bode-Finn Company (an Ohio corporation) as of December 31, 1996 and 1997, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Bode-Finn Company as of December 31, 1996 and 1997, and the results of its operations and cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  May 12, 1998.

                             THE BODE-FINN COMPANY

                                 BALANCE SHEETS

                                                             DECEMBER 31,
                                                      --------------------------     MARCH 31,
                                                         1996           1997           1998
                                                      -----------    -----------    -----------
                                                                                    (UNAUDITED)
                                            ASSETS
Cash and cash equivalents...........................  $   244,625    $   398,042    $   887,170
Accounts receivable, net of allowance for doubtful
  accounts of $770,000, $760,000 and $798,180
  (unaudited) for 1996, 1997 and 1998,
  respectively......................................    8,013,745      7,840,930      7,250,208
Inventories, net....................................    4,635,371      3,823,388      4,855,835
Rental equipment, net...............................   20,438,368     21,560,523     21,920,589
Property and equipment, net.........................    1,041,681        956,768        989,588
Other assets........................................      879,378        886,487        849,219
                                                      -----------    -----------    -----------
          Total assets..............................  $35,253,168    $35,466,138    $36,752,609
                                                      ===========    ===========    ===========

                             LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Accounts payable..................................  $ 3,951,392    $ 2,350,332    $ 3,921,807
  Accrued expenses and other liabilities............    4,623,823      5,374,820      5,094,374
  Debt..............................................   16,407,989     16,086,500     15,839,363
                                                      -----------    -----------    -----------
          Total liabilities.........................   24,983,204     23,811,652     24,855,544
                                                      -----------    -----------    -----------
COMMITMENTS AND CONTINGENCIES (Notes 9 and 12)
STOCKHOLDERS' EQUITY:
  Common stock, no par value, 2,500 shares
     authorized, 1,250 shares issued and
     outstanding....................................      125,000        125,000        125,000
  Retained earnings.................................   10,144,964     11,529,486     11,772,065
                                                      -----------    -----------    -----------
          Total stockholders' equity................   10,269,964     11,654,486     11,897,065
                                                      -----------    -----------    -----------
          Total liabilities and stockholders'
            equity..................................  $35,253,168    $35,466,138    $36,752,609
                                                      ===========    ===========    ===========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                             THE BODE-FINN COMPANY

                              STATEMENTS OF INCOME

                                                                                FOR THE THREE MONTH
                                                                                   PERIOD ENDED
                                       FOR THE YEAR ENDED DECEMBER 31,               MARCH 31,
                                   ---------------------------------------   -------------------------
                                      1995          1996          1997          1997          1998
                                   -----------   -----------   -----------   -----------   -----------
                                                                                    (UNAUDITED)
REVENUE:
  Equipment rentals..............  $18,231,447   $19,772,670   $20,211,679   $ 4,742,679   $ 4,687,176
  Sales of equipment, parts and
     supplies....................   26,599,122    32,722,336    33,821,681     7,324,630     8,254,837
  Service and other..............    5,468,525     6,251,936     7,216,815     1,753,068     1,768,973
                                   -----------   -----------   -----------   -----------   -----------
                                    50,299,094    58,746,942    61,250,175    13,820,377    14,710,986
COST OF REVENUE:
  Cost of equipment rentals,
     excluding depreciation......    4,771,698     5,229,390     4,978,411     1,323,300     1,399,440
  Rental equipment
     depreciation................    5,436,903     6,515,970     7,265,763     1,745,328     1,832,972
  Cost of sales of equipment,
     parts and supplies..........   20,161,831    25,937,735    26,425,012     5,752,417     6,177,680
  Other..........................    2,052,764     1,895,993     2,159,402       589,033       576,602
                                   -----------   -----------   -----------   -----------   -----------
                                    32,423,196    39,579,088    40,828,588     9,410,078     9,986,694
                                   -----------   -----------   -----------   -----------   -----------
          Gross profit...........   17,875,898    19,167,854    20,421,587     4,410,299     4,724,292
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES........   14,093,787    15,443,249    16,596,595     3,755,319     3,964,404
NONRENTAL DEPRECIATION AND
  AMORTIZATION...................      205,564       260,652       256,808        72,853        61,814
                                   -----------   -----------   -----------   -----------   -----------
          Operating income.......    3,576,547     3,463,953     3,568,184       582,127       698,074
OTHER INCOME (EXPENSE):
  Interest expense...............   (1,329,494)   (1,494,310)   (1,601,831)     (349,526)     (379,571)
  Other income...................      227,106       212,218       347,947        39,326        85,795
                                   -----------   -----------   -----------   -----------   -----------
          Other income (expense),
            net..................   (1,102,388)   (1,282,092)   (1,253,884)     (310,200)     (293,776)
                                   -----------   -----------   -----------   -----------   -----------
          Income before provision
            for income taxes.....    2,474,159     2,181,861     2,314,300       271,927       404,298
PROVISION FOR INCOME TAXES.......    1,036,771       936,241       929,778       137,461       161,719
                                   -----------   -----------   -----------   -----------   -----------
NET INCOME.......................  $ 1,437,388   $ 1,245,620   $ 1,384,522   $   134,466   $   242,579
                                   ===========   ===========   ===========   ===========   ===========

  The accompanying notes to financial statements are an integral part of these statements.

                             THE BODE-FINN COMPANY

                       STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1997

          AND THE THREE MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)

                                                  COMMON STOCK
                                              ---------------------
                                               NUMBER                                     TOTAL
                                                 OF                     RETAINED      STOCKHOLDERS'
                                               SHARES       AMOUNT      EARNINGS         EQUITY
                                              ---------    --------    -----------    -------------
BALANCE, January 1, 1995....................    1,250      $125,000    $ 7,461,956     $ 7,586,956
  Net income................................       --            --      1,437,388       1,437,388
                                                -----      --------    -----------     -----------
BALANCE, December 31, 1995..................    1,250       125,000      8,899,344       9,024,344
  Net income................................       --            --      1,245,620       1,245,620
                                                -----      --------    -----------     -----------
BALANCE, December 31, 1996..................    1,250       125,000     10,144,964      10,269,964
  Net income................................       --            --      1,384,522       1,384,522
                                                -----      --------    -----------     -----------
BALANCE, December 31, 1997..................    1,250       125,000     11,529,486      11,654,486
  Net income (unaudited)....................       --            --        242,579         242,579
                                                -----      --------    -----------     -----------
BALANCE, March 31, 1998 (unaudited).........    1,250      $125,000    $11,772,065     $11,897,065
                                                =====      ========    ===========     ===========

  The accompanying notes to financial statements are an integral part of these statements.

                             THE BODE-FINN COMPANY

                            STATEMENTS OF CASH FLOWS

                                                                                        FOR THE THREE MONTH
                                             FOR THE YEAR ENDED DECEMBER 31,           PERIOD ENDED MARCH 31,
                                        ------------------------------------------   --------------------------
                                            1995           1996           1997           1997          1998
                                        ------------   ------------   ------------   ------------   -----------
                                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................  $  1,437,388   $  1,245,620   $  1,384,522   $    134,466   $   242,579
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
    Depreciation and amortization.....     5,642,467      6,776,622      7,522,571      1,818,181     1,899,786
    Provision for bad debts...........       291,256        413,151        244,184         54,550        57,169
    Provision for inventory
      obsolescence....................            --             --         50,000             --            --
    Gain on sale of rental
      equipment.......................      (618,322)      (712,961)      (800,940)      (121,132)     (131,185)
    (Gain) loss on sale of property
      and equipment...................           740        (22,522)      (230,537)         1,231       (29,649)
    Changes in operating assets and
      liabilities:
      Accounts receivable.............      (220,880)      (810,847)       (71,369)       390,384       533,553
      Inventories.....................    (1,359,110)     1,198,655      1,614,587        553,534      (795,309)
      Other assets....................       275,012        140,938         (7,109)       (16,922)       37,268
      Accounts payable................       604,748      1,179,194     (1,601,060)    (1,008,860)    1,571,475
      Accrued expenses and other
         liabilities..................       383,309       (274,895)       750,997        141,046      (280,446)
                                        ------------   ------------   ------------   ------------   -----------
         Total adjustments............     4,999,220      7,887,335      7,471,324      1,812,012     2,862,662
                                        ------------   ------------   ------------   ------------   -----------
         Net cash provided by
           operating activities.......     6,436,608      9,132,955      8,855,846      1,946,478     3,105,241
CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of rental equipment...   (10,733,785)   (10,254,290)   (10,364,431)    (2,720,488)   (2,588,134)
      Purchases of property and
         equipment....................      (419,435)      (702,564)      (211,398)       (43,803)     (101,984)
      Proceeds from sale of rental
         equipment....................     1,690,437      1,850,831      1,736,844        283,554       289,142
      Proceeds from sale of property
         and equipment................        16,422         42,378        458,045          1,200        32,000
                                        ------------   ------------   ------------   ------------   -----------
         Net cash used in investing
           activities.................    (9,446,361)    (9,063,645)    (8,380,940)    (2,479,537)   (2,368,976)
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from debt................     8,236,990     10,797,136     17,437,380     18,054,160       758,150
    Repayments of debt................    (5,331,819)   (10,831,673)   (17,758,869)   (17,066,355)   (1,005,287)
                                        ------------   ------------   ------------   ------------   -----------
    Net cash provided by (used in)
      financing activities............     2,905,171        (34,537)      (321,489)       987,805      (247,137)
                                        ------------   ------------   ------------   ------------   -----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS....................      (104,582)        34,773        153,417        454,746       489,128
CASH AND CASH EQUIVALENTS, beginning
  of period...........................       314,434        209,852        244,625        244,625       398,042
                                        ------------   ------------   ------------   ------------   -----------
CASH AND CASH EQUIVALENTS, end of
  period..............................  $    209,852   $    244,625   $    398,042   $    699,371   $   887,170
                                        ============   ============   ============   ============   ===========

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION:
  Cash paid for interest..............  $  1,441,462   $ $1,476,730   $  1,582,877   $    349,380   $   373,420
                                        ============   ============   ============   ============   ===========
  Cash paid for income taxes..........  $    832,954   $    915,026   $    812,481   $     98,200   $    88,000
                                        ============   ============   ============   ============   ===========

  The accompanying notes to financial statements are an integral part of these statements.

                             THE BODE-FINN COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1997

1. ORGANIZATION AND BASIS OF PRESENTATION:

     The Bode-Finn Company (the "Company") was incorporated in Ohio in January 1938. The Company rents a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies and others in the states of Ohio, Kentucky, West Virginia and Indiana. The Company also engages in related activities such as selling used equipment, acting as a distributor for certain new equipment and selling related merchandise and parts. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying audited and unaudited balance sheets are presented on an unclassified basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents.

  Inventories

     Inventories consist of equipment, parts and related supply items. New and used equipment inventories are stated at the lower of cost (determined using a first-in, first-out "FIFO" basis) or market. Parts inventories are determined using a combination of the last-in, first-out "LIFO" and FIFO methods and are stated at replacement cost which approximates market.

  Rental equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using an accelerated method. The range of useful lives estimated by management for rental equipment is five to seven years. Rental equipment is depreciated to a salvage value of ten to twenty percent of cost. Rental equipment having a cost of $2,000 or less is expensed at the time of purchase. Ordinary maintenance and repair costs are charged to operations as incurred.

  Revenue recognition

     Revenue related to the sale of equipment, parts and supplies is recognized at the point of sale. Revenue related to rental equipment is recognized over the contract term.

  Property and equipment

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using an accelerated method. The range of useful lives estimated by management for property and equipment is two to thirty-nine years. Property and equipment is depreciated to a salvage value of zero to twenty percent of cost. Ordinary maintenance and repair costs are charged to operations as incurred.

  Impairment of long-lived assets

     The Company periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Company records impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

                             THE BODE-FINN COMPANY

  Fair value of financial instruments

     The carrying amounts for accounts receivable, accounts payable and accrued expenses and other liabilities approximate fair value due to the short-term nature of these accounts. The fair value of debt is determined using current interest rates for similar instruments as of December 31, 1996 and 1997 and approximates the carrying value of these notes due to the fact that the underlying instruments include provisions to adjust note balances and interest rates to approximate fair market value.

  Income taxes

     The Company follows Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires, among other things, recognition of future tax benefits measured at enacted rates attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities and to tax net operating loss carryforwards to the extent that realization of said benefits is more likely than not.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Interim financial information

     In the opinion of management, the unaudited interim financial information as of March 31, 1998 and for the three month periods ended March 31, 1997 and 1998 furnished herein reflects all adjustments consisting of normal recurring accruals that, in the opinion of management, are necessary for a fair presentation of the results for the interim period. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for the entire year.

3. INVENTORIES:

     Inventories are comprised of the following:

                                                   DECEMBER 31,
                                           ----------------------------     MARCH 31,
                                               1996            1997            1998
                                           ------------    ------------    ------------
                                                                           (UNAUDITED)
New and used equipment, FIFO.............  $  2,581,561    $  1,590,860    $  2,319,053
Parts, LIFO..............................       645,076         801,055         747,327
Parts, FIFO..............................       900,780         901,854         921,799
Work in progress, at cost................       682,954         754,619       1,092,656
Allowance for obsolete inventory.........      (175,000)       (225,000)       (225,000)
                                           ------------    ------------    ------------
          Total inventories, net.........  $  4,635,371    $  3,823,388    $  4,855,835
                                           ============    ============    ============

                             THE BODE-FINN COMPANY

     The current costs, determined by using the FIFO basis, of LIFO inventories was $1,122,383, $1,301,380 and $1,247,652 (unaudited) at December 31, 1996 and
1997 and March 31, 1998.

4. RENTAL EQUIPMENT:

     Rental equipment and related accumulated depreciation consist of the following:

                                                   DECEMBER 31,
                                           ----------------------------     MARCH 31,
                                               1996            1997            1998
                                           ------------    ------------    ------------
                                                                           (UNAUDITED)
Rental equipment.........................  $ 46,719,676    $ 50,299,100    $ 51,198,041
Less -- accumulated depreciation.........   (26,281,308)    (28,738,577)    (29,277,452)
                                           ------------    ------------    ------------
          Rental equipment, net..........  $ 20,438,368    $ 21,560,523    $ 21,920,589
                                           ============    ============    ============

5. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                   DECEMBER 31,
                                           ----------------------------     MARCH 31,
                                               1996            1997            1998
                                           ------------    ------------    ------------
                                                                           (UNAUDITED)
Furniture, fixtures and office
  equipment..............................  $  3,728,682    $  3,588,314    $  3,621,218
Less -- accumulated depreciation.........    (2,687,001)     (2,631,546)     (2,631,630)
                                           ------------    ------------    ------------
          Property and equipment, net....  $  1,041,681    $    956,768    $    989,588
                                           ============    ============    ============

6. ACCRUED EXPENSES AND OTHER LIABILITIES:

     Accrued expenses and other liabilities consists of the following:

                                                       DECEMBER 31,
                                                 ------------------------     MARCH 31,
                                                    1996          1997          1998
                                                 ----------    ----------    -----------
                                                                             (UNAUDITED)
Compensation and payroll-related...............  $2,083,332    $2,422,240    $1,723,623
Deferred income-rental and maintenance.........     777,237       955,808       999,391
Taxes..........................................     532,373       698,314       737,698
Medical insurance reserve......................     232,256       302,381       302,381
Other..........................................     998,625       996,077     1,331,281
                                                 ----------    ----------    ----------
Accrued expenses and other liabilities.........  $4,623,823    $5,374,820    $5,094,374
                                                 ==========    ==========    ==========

                             THE BODE-FINN COMPANY

7. DEBT:

     Debt consists of the following:

                                                     DECEMBER 31,
                                              --------------------------     MARCH 31,
                                                 1996           1997           1998
                                              -----------    -----------    -----------
                                                                            (UNAUDITED)
Notes payable, unsecured, interest at 6%,
  payable on demand.........................  $    28,095    $    35,525    $    43,675
Revolving $7,000,000 credit agreement,
  secured by rental equipment and inventory,
  interest at prime, 8.5% at December 31,
  1997 and March 31, 1998 (unaudited), due
  1999......................................           --      2,950,000      3,350,000
Revolving $15,000,000 credit agreement,
  secured by rental equipment and inventory,
  interest at 9.25%, payable in monthly
  installments through February 2003........           --     12,916,670     12,291,674
Revolving $8,000,000 credit agreement,
  secured by rental equipment and inventory,
  interest at prime 8.5% at December 31,
  1997 and March 31, 1998 (unaudited),
  repaid during 1997........................    6,650,000             --             --
Notes payable, secured by rental equipment
  and inventory, interest at prime plus
   1/2% (9.0% at December 31, 1997 and March
  31, 1998 (unaudited)), payable in monthly
  installments, repaid during 1997..........    9,123,939             --             --
Note payable, secured by property and
  equipment, interest at 9.1%, payable in
  monthly installments, repaid during
  1997......................................      317,337             --             --
Rental equipment notes, secured by rental
  equipment and inventory, interest from
  8.5% to 10.5%, payable in various monthly
  installments through 2001.................      288,618        184,305        154,014
                                              -----------    -----------    -----------
          Total debt........................  $16,407,989    $16,086,500    $15,839,363
                                              ===========    ===========    ===========

     Maturities of the Company's debt at December 31, 1997 for the years ended December 31, are as follows:

1998........................................................  $ 2,610,563
1999........................................................    5,497,943
2000........................................................    2,536,997
2001........................................................    2,524,034
2002........................................................    2,500,297
2003 and thereafter.........................................      416,666
                                                              -----------
                                                              $16,086,500
                                                              ===========

                             THE BODE-FINN COMPANY

8. INCOME TAXES:

     The provision (benefit) for Federal and state income taxes is as follows:

                                                                                 FOR THE THREE MONTH
                                                                                    PERIOD ENDED
                                             FOR THE YEAR ENDED DECEMBER 31,          MARCH 31,
                                            ----------------------------------   -------------------
                                               1995         1996        1997       1997       1998
                                            ----------   ----------   --------   --------   --------
                                                                                     (UNAUDITED)
Current...................................  $  800,518   $1,157,016   $828,793   $128,263   $150,404
Deferred..................................     236,253     (220,775)   100,985      9,198     11,315
                                            ----------   ----------   --------   --------   --------
                                            $1,036,771   $  936,241   $929,778   $137,461   $161,719
                                            ==========   ==========   ========   ========   ========
Federal...................................  $  888,321   $  805,329   $789,496   $116,774   $137,462
State and local...........................     148,450      130,912    140,282     20,687     24,257
                                            ----------   ----------   --------   --------   --------
                                            $1,036,771   $  936,241   $929,778   $137,461   $161,719
                                            ==========   ==========   ========   ========   ========

     The deferred income tax results from temporary differences in the recognition of certain items for tax and financial statement purposes, principally from differences in depreciation methods, allowance for doubtful accounts and other expenses not currently deductible for tax purposes. For financial statement purposes, the credit has been recognized in 1997 as a deferred tax asset.

     A reconciliation of the difference between the expected provision for income taxes using the statutory federal income tax rate of 34% and the Company's actual provision is as follows:

                                                                                 FOR THE THREE MONTH
                                                                                    PERIOD ENDED
                                              FOR THE YEAR ENDED DECEMBER 31,         MARCH 31,
                                              --------------------------------   -------------------
                                                 1995        1996       1997       1997       1998
                                              ----------   --------   --------   --------   --------
                                                                                     (UNAUDITED)
Provision at statutory tax rate.............  $  841,214   $741,832   $786,862   $117,225   $137,462
State and local income taxes, net of federal
  benefit...................................      97,977     86,402     92,586     13,653     16,010
Other.......................................      97,580    108,007     50,330      6,583      8,247
                                              ----------   --------   --------   --------   --------
                                              $1,036,771   $936,241   $929,778   $137,461   $161,719
                                              ==========   ========   ========   ========   ========

     The components of deferred income tax assets (liabilities) are as follows:

                                                             DECEMBER 31,
                                                      --------------------------     MARCH 31,
                                                         1996           1997           1998
                                                      -----------    -----------    -----------
                                                                                    (UNAUDITED)
Reserves and accruals not deductible until paid.....  $   945,915    $ 1,103,736    $ 1,116,255
Depreciation........................................   (1,274,973)    (1,394,170)    (1,320,000)
Alternative minimum tax credit carryforward.........      392,356        252,747        252,747
                                                      -----------    -----------    -----------
          Net deferred tax asset (liability)........  $    63,298    $   (37,687)   $    49,002
                                                      ===========    ===========    ===========

     Net deferred tax assets and net deferred tax liability are reported in the accompanying balance sheets as components of other assets and accrued expenses and other liabilities, respectively.

                             THE BODE-FINN COMPANY

9. COMMITMENTS AND CONTINGENCIES:

  Operating Leases

     The Company leases rental equipment, real estate and certain office equipment under noncancelable operating leases. These leases expire at various dates through September 30, 2010. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals. Future minimum lease payments for noncancelable operating leases with initial or remaining terms of one year or more are as follows at December 31, 1997:

1998.....................................................  $1,644,419
1999.....................................................   1,055,192
2000.....................................................     568,309
2001.....................................................     356,649
2002.....................................................     166,289
Thereafter...............................................   1,196,538
                                                           ----------
                                                           $4,987,396
                                                           ==========

     Rent expense under noncancelable operating leases for the years ended December 31, 1995, 1996 and 1997 were $1,537,082, $1,598,979 and $1,824,938, respectively.

  Litigation

     From time to time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying consolidated financial statements.

10. RELATED PARTY TRANSACTIONS:

     The Company leases land and buildings used in its operations from its stockholders and officers. The leases cover several operating locations and expire at various dates through September 30, 2010. The leases require minimum monthly payments plus override amounts when certain conditions are met or exceeded. The total rent expense related to these leases for the years ended December 31, 1995, 1996 and 1997 was $661,481, $739,781 and $768,716,
respectively.

11. EMPLOYEE BENEFIT PLANS:

  401(k) Plan

     The Company participates in a 401(k) plan (the "Plan") which covers certain full-time employees over 21 years old who have worked a minimum of one year for the Company. The Plan is funded by employee deferrals of income and discretionary contributions by the Company. The Company's matching contributions totaled $207,982, $262,267 and $302,769 for the years ended December 31, 1995, 1996 and 1997. No amount was due to the Plan as of December 31, 1997.

  Profit Sharing Plan

     All full-time employees over 21 years old who have worked a minimum of one year for the Company may participate in the Company's Profit Sharing Retirement Plan (the "Profit Sharing Plan"). The Profit Sharing Plan is funded by contributions made by the Company. The Company's Board of Directors determines the annual amount of contributions. The Company's Profit Sharing retirement contributions totaled $550,000, $400,000 and $508,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

                             THE BODE-FINN COMPANY

  Deferred Compensation Plan

     The Company has deferred compensation agreements with various employees. Under the terms of the agreements, the Company will pay these employees a defined amount for ten years subsequent to their retirement from the Company, if retirement from the Company is after the agreed retirement date. A deferred compensation accrual of approximately $534,226, $539,585 and $539,585 (unaudited) is included in the accompanying balance sheets in accrued expenses and other liabilities at December 31, 1996 and 1997 and March 31, 1998.

12. SUBSEQUENT EVENT:

     Effective May 5, 1998, substantially all of the outstanding stock of the Company was purchased by NationsRent, Inc., an unrelated third party, in exchange for cash and stock.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To RFL Enterprises, Inc.:

We have audited the accompanying balance sheet of RFL Enterprises, Inc. (an Indiana S corporation) as of December 31, 1997, and the related statements of income, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RFL Enterprises, Inc. as of December 31, 1997, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  May 8, 1998.

                             RFL ENTERPRISES, INC.

                                 BALANCE SHEETS

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
                                         ASSETS
Cash and cash equivalents...................................   $   50,158    $  390,055
Accounts receivable, net of allowances for doubtful accounts of $10,000 and $10,000 (unaudited) as of December 31, 1997
  and March 31, 1998, respectively..........................      215,240       170,300
Inventories.................................................      185,366       180,962
Rental equipment, net.......................................    1,622,404     1,333,136
Property, plant and equipment, net..........................      199,192       197,592
                                                               ----------    ----------
          Total assets......................................   $2,272,360    $2,272,045
                                                               ==========    ==========

                          LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
  Accounts payable..........................................   $    1,791    $    1,362
  Accrued expenses and other liabilities....................       58,041        54,940
  Debt......................................................      844,871       742,877
                                                               ----------    ----------
          Total liabilities.................................      904,703       799,179
                                                               ----------    ----------
COMMITMENTS AND CONTINGENCIES (Notes 7 and 8)
STOCKHOLDER'S EQUITY:
  Common stock -- no par value, 1,000 shares authorized, 100
     issued and outstanding.................................       10,000        10,000
  Retained earnings.........................................    1,357,657     1,462,866
                                                               ----------    ----------
          Total stockholder's equity........................    1,367,657     1,472,866
                                                               ----------    ----------
          Total liabilities and stockholder's equity........   $2,272,360    $2,272,045
                                                               ==========    ==========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                             RFL ENTERPRISES, INC.

                              STATEMENTS OF INCOME

                                                               FOR THE         FOR THE THREE MONTH
                                                              YEAR ENDED     PERIOD ENDED MARCH 31,
                                                             DECEMBER 31,   -------------------------
                                                                 1997          1997          1998
                                                             ------------   -----------   -----------
                                                                                   (UNAUDITED)
REVENUE:
  Equipment rentals........................................   $  966,277     $241,591      $201,806
  Sales of equipment, parts and supplies...................    1,950,382      522,518       473,635
  Other....................................................      126,511       27,454        33,913
                                                              ----------     --------      --------
                                                               3,043,170      791,563       709,354
COST OF REVENUE:
  Cost of equipment rentals................................      463,165      105,353       102,899
  Rental equipment depreciation............................      261,405       58,259        77,144
  Cost of sales of equipment, parts and supplies...........    1,471,807      334,783       326,984
                                                              ----------     --------      --------
                                                               2,196,377      498,395       507,027
                                                              ----------     --------      --------
          Gross profit.....................................      846,793      293,168       202,327
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...............      208,694       47,470        46,365
NONRENTAL DEPRECIATION.....................................       23,307        1,600         1,600
                                                              ----------     --------      --------
          Operating income.................................      614,792      244,098       154,362
OTHER INCOME (EXPENSE):
  Interest expense.........................................      (92,293)     (20,654)      (16,891)
  Interest income..........................................       14,925        2,356           348
                                                              ----------     --------      --------
          Total other income (expense), net................      (77,368)     (18,298)      (16,543)
                                                              ----------     --------      --------
          Net income.......................................      537,424      225,800       137,819
PRO FORMA PROVISION FOR INCOME TAXES.......................      214,970       90,320        55,128
                                                              ----------     --------      --------
PRO FORMA NET INCOME.......................................   $  322,454     $135,480      $ 82,691
                                                              ==========     ========      ========

  The accompanying notes to financial statements are an integral part of these statements.

                             RFL ENTERPRISES, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                  FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE
                    THREE MONTH PERIOD ENDED MARCH 31, 1998

                                                         COMMON STOCK
                                                         NO PAR VALUE
                                                      -------------------
                                                       NUMBER                RETAINED
                                                      OF SHARES   AMOUNT     EARNINGS      TOTAL
                                                      ---------   -------   ----------   ----------
BALANCE, January 1, 1997............................     100      $10,000   $  940,484   $  950,484
  Distribution......................................      --           --     (120,251)    (120,251)
  Net income........................................      --           --      537,424      537,424
                                                         ---      -------   ----------   ----------
BALANCE, December 31, 1997..........................     100       10,000    1,357,657    1,367,657
  Distribution (unaudited)..........................      --           --      (32,610)     (32,610)
  Net income (unaudited)............................      --           --      137,819      137,819
                                                         ---      -------   ----------   ----------
BALANCE, March 31, 1998 (unaudited).................     100      $10,000   $1,462,866   $1,472,866
                                                         ===      =======   ==========   ==========

  The accompanying notes to financial statements are an integral part of these statements.

                             RFL ENTERPRISES, INC.

                            STATEMENTS OF CASH FLOWS

                                                              FOR THE         FOR THE THREE MONTH
                                                             YEAR ENDED     PERIOD ENDED MARCH 31,
                                                            DECEMBER 31,   -------------------------
                                                                1997          1997          1998
                                                            ------------   -----------   -----------
                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................  $   537,424     $ 225,800     $ 137,819
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation.........................................      284,712        59,859        78,744
     Gain on sale of rental equipment.....................     (471,986)     (177,803)     (150,519)
     Changes in operating assets and liabilities:
       Accounts receivable, net...........................       56,067        97,997        44,940
       Inventories........................................      (29,941)       (3,529)        4,404
       Accounts payable...................................          968       174,349          (429)
       Accrued expenses and other liabilities.............       31,674       (11,446)       (3,101)
                                                            -----------     ---------     ---------
          Net cash provided by operating activities.......      408,918       365,227       111,858
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of rental equipment...........................   (2,077,859)     (616,880)     (110,992)
  Proceeds from sale of rental equipment..................    1,914,038       522,518       473,635
                                                            -----------     ---------     ---------
          Net cash provided by (used in) investing
            activities....................................     (163,821)      (94,362)      362,643
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of distributions................................     (120,251)     (120,000)      (32,610)
  Repayments of debt......................................     (133,202)     (101,752)     (101,994)
                                                            -----------     ---------     ---------
          Net cash used in financing activities...........     (253,453)     (221,752)     (134,604)
                                                            -----------     ---------     ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......       (8,356)       49,113       339,897
CASH AND CASH EQUIVALENTS, beginning of period............       58,514        58,514        50,158
                                                            -----------     ---------     ---------
CASH AND CASH EQUIVALENTS, end of period..................  $    50,158     $ 107,627     $ 390,055
                                                            ===========     =========     =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest..................................  $    87,293     $  20,654     $  16,891
                                                            ===========     =========     =========

  The accompanying notes to financial statements are an integral part of these statements.

                             RFL ENTERPRISES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

     RFL Enterprises, Inc. (the "Company") was incorporated in 1983 as an Indiana S corporation. The Company rents a broad array of equipment to a customer base that includes principally construction industry participants and industrial companies. The Company also engages in related activities such as selling used equipment, acting as a distributor for certain new equipment and selling related merchandise and parts. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying audited and unaudited balance sheets are presented on an unclassified basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents at December 31, 1997 and March 31, 1998 (unaudited).

  Inventories

     Inventories consist of equipment, tools, parts, fuel and related supply items and are stated at the lower of average weighted cost or market.

  Rental equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using the straight-line method. The range of useful lives estimated by management for rental equipment is five to ten years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Revenue recognition

     Revenue related to the sale of equipment, parts and supplies is recognized at the point of sale. Revenue related to rental equipment is recognized over the contract term.

  Property, plant and equipment

     Property, plant and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. The range of useful lives estimated by management for property and equipment is five to thirty-nine years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Impairment of long-lived assets

     The Company periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Company records impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

  Fair value of financial instruments

     The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other liabilities approximate fair value as of December 31, 1997 and March 31, 1998 (unaudited).

                             RFL ENTERPRISES, INC.

  Income taxes

     The Company is an S corporation for income tax purposes. Accordingly, income, losses and related temporary differences which arise in the recording of income and expense items for financial reporting and tax reporting purposes are included in the individual tax return of the shareholder. Therefore, no provision or liability for Federal and state income taxes has been included in the accompanying financial statements.

     The pro forma adjustment to reflect income taxes in the accompanying statements of income is for information purposes only. The pro forma provision for income tax has been provided at the estimated rate of 40%.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Three customers each represent greater than 10% of total accounts receivable. As of December 31, 1997, these accounts represented 40% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures.

  Interim financial information

     In the opinion of management, the unaudited interim financial information as of March 31, 1998 and for the three month periods ended March 31, 1997 and 1998 furnished herein reflects all adjustments consisting of normal recurring accruals that, in the opinion of management, are necessary for a fair presentation of the results for the interim period. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for the entire year primarily due to seasonal variations.

3. RENTAL EQUIPMENT

     Rental equipment and related accumulated depreciation consist of the following:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
Rental equipment............................................   $2,161,788    $1,880,998
Less -- accumulated depreciation............................     (539,384)     (547,862)
                                                               ----------    ----------
          Rental equipment, net.............................   $1,622,404    $1,333,136
                                                               ==========    ==========

                             RFL ENTERPRISES, INC.

4. PROPERTY, PLANT AND EQUIPMENT

     A summary of property, plant and equipment is as follows:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
Furniture, fixtures and office equipment....................    $ 20,603      $ 20,603
Building....................................................     140,820       140,820
Land........................................................      80,000        80,000
                                                                --------      --------
                                                                 241,423       241,423
Less -- accumulated depreciation............................     (42,231)      (43,831)
                                                                --------      --------
          Property and equipment, net.......................    $199,192      $197,592
                                                                ========      ========

5. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities consists of the following:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
Deferred revenues...........................................    $36,000        $36,000
Sales and property tax......................................     12,197         13,183
Other.......................................................      9,844          5,757
                                                                -------        -------
          Accrued expenses and other liabilities............    $58,041        $54,940
                                                                =======        =======

6. DEBT

     Debt consists of the following:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
Line of credit, interest at 8.75%, payable on demand........    $550,000      $ 64,000
Term loan, secured by accounts receivable, inventories and
  equipment, interest at 9.9%, payable in semi annual
  installments through December 1999........................     114,000       500,000
Mortgage, secured by building and land, interest at 9.18%,
  payable in monthly installments through June 2009.........     157,871       155,877
Unsecured note payable to stockholder, interest at 10%,
  payable on demand.........................................      23,000        23,000
                                                                --------      --------
          Total debt........................................    $844,871      $742,877
                                                                ========      ========

                             RFL ENTERPRISES, INC.

     Subsequent to December 31, 1997, the Company retired the line of credit, term loan and note payable to stockholder in connection with its purchase by NationsRent, Inc., an unrelated third party. Maturities of the mortgage at December 31, 1997, for the years ended December 31, are as follows:

1998........................................................  $ 12,000
1999........................................................    12,000
2000........................................................    12,000
2001........................................................    12,000
2002........................................................    12,000
Thereafter..................................................    97,871
                                                              --------
          Total.............................................  $157,871
                                                              ========

7. COMMITMENTS AND CONTINGENCIES

     From time to time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying financial statements.

8. SUBSEQUENT EVENT

     Effective April 15, 1998, substantially all of the Company's operating assets and liabilities were purchased by NationsRent, Inc. in exchange for cash and debt.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Naples Rent-All & Sales Company, Inc.:

We have audited the accompanying balance sheet of Naples Rent-All & Sales Company, Inc. (a Florida S corporation) as of December 31, 1997, and the related statements of income, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Naples Rent-All & Sales Company, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  May 1, 1998.

                     NAPLES RENT-ALL & SALES COMPANY, INC.

                                 BALANCE SHEETS

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
                                         ASSETS
Cash and cash equivalents...................................   $   98,660    $   87,208
Accounts receivable, net of allowances for doubtful accounts of $34,035 and $24,072 (unaudited) as of December 31, 1997
  and March 31, 1998, respectively..........................      408,579       447,831
Inventories.................................................      816,397       957,373
Rental equipment, net.......................................      913,137       866,056
Property and equipment, net.................................      119,647       144,475
Other assets................................................       27,259        55,240
                                                               ----------    ----------
          Total assets......................................   $2,383,679    $2,558,183
                                                               ==========    ==========

                          LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
  Accounts payable..........................................   $  428,714    $  564,619
  Accrued expenses and other liabilities....................      148,452       172,948
  Debt......................................................      176,128       171,420
                                                               ----------    ----------
          Total liabilities.................................      753,294       908,987
                                                               ----------    ----------
COMMITMENTS AND CONTINGENCIES (Notes 7 and 9)
STOCKHOLDER'S EQUITY:
  Common stock -- $10 par value, 5,500 shares authorized,
     5,129 shares issued....................................       51,290        51,290
  Additional paid-in capital................................        6,826         6,826
  Retained earnings.........................................    1,901,639     1,920,450
  Treasury stock -- 1,709 shares at cost....................     (329,370)     (329,370)
                                                               ----------    ----------
          Total stockholder's equity........................    1,630,385     1,649,196
                                                               ----------    ----------
          Total liabilities and stockholder's equity........   $2,383,679    $2,558,183
                                                               ==========    ==========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                     NAPLES RENT-ALL & SALES COMPANY, INC.

                              STATEMENTS OF INCOME

                                                              FOR THE         FOR THE THREE MONTH
                                                             YEAR ENDED     PERIOD ENDED MARCH 31,
                                                            DECEMBER 31,   -------------------------
                                                                1997          1997          1998
                                                            ------------   -----------   -----------
                                                                                  (UNAUDITED)
REVENUE:
  Equipment rentals.......................................   $2,262,014    $  509,684    $  512,784
  Sales of equipment, parts and supplies..................    3,747,704       807,151       867,976
  Other...................................................       57,121        19,900        24,782
                                                             ----------    ----------    ----------
                                                              6,066,839     1,336,735     1,405,542
COST OF REVENUE:
  Cost of equipment rentals, excluding depreciation.......    1,706,311       360,942       394,948
  Rental equipment depreciation...........................      440,152        93,437        94,377
  Cost of sales of equipment, parts and supplies..........    2,967,261       627,675       686,811
                                                             ----------    ----------    ----------
                                                              5,113,724     1,082,054     1,176,136
                                                             ----------    ----------    ----------
          Gross profit....................................      953,115       254,681       229,406
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES..............      517,662       109,503       119,820
NONRENTAL DEPRECIATION AND AMORTIZATION...................       44,970         6,981         9,333
                                                             ----------    ----------    ----------
          Operating income................................      390,483       138,197       100,253
OTHER INCOME (EXPENSE):
  Interest expense........................................      (23,535)       (4,976)       (3,976)
  Other income, net.......................................       52,433        14,907        13,054
                                                             ----------    ----------    ----------
          Total other income (expense), net...............       28,898         9,931         9,078
                                                             ----------    ----------    ----------
          Net income......................................      419,381       148,128       109,331
PRO FORMA PROVISION FOR INCOME TAX........................      167,752        59,251        43,732
                                                             ----------    ----------    ----------
PRO FORMA NET INCOME......................................   $  251,629    $   88,877    $   65,599
                                                             ==========    ==========    ==========

  The accompanying notes to financial statements are an integral part of these statements.

                     NAPLES RENT-ALL & SALES COMPANY, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                      COMMON STOCK
                                   -------------------   ADDITIONAL
                                    NUMBER                PAID-IN      RETAINED    TREASURY
                                   OF SHARES   AMOUNT     CAPITAL      EARNINGS      STOCK       TOTAL
                                   ---------   -------   ----------   ----------   ---------   ----------
BALANCE, January 1, 1997.........    5,129     $51,290     $6,826     $1,810,258   $(329,370)  $1,539,004
  Stockholder distributions......       --          --         --       (328,000)         --     (328,000)
  Net income.....................       --          --         --        419,381          --      419,381
                                     -----     -------     ------     ----------   ---------   ----------
BALANCE, December 31, 1997.......    5,129      51,290      6,826      1,901,639    (329,370)   1,630,385
  Stockholder distributions
     (unaudited).................       --          --         --        (90,520)         --      (90,520)
  Net income (unaudited).........       --          --         --        109,331          --      109,331
                                     -----     -------     ------     ----------   ---------   ----------
BALANCE, March 31, 1998
  (unaudited)....................    5,129     $51,290     $6,826     $1,920,450   $(329,370)  $1,649,196
                                     =====     =======     ======     ==========   =========   ==========

  The accompanying notes to financial statements are an integral part of these statements.

                     NAPLES RENT-ALL & SALES COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                                                               FOR THE         FOR THE THREE MONTH
                                                              YEAR ENDED     PERIOD ENDED MARCH 31,
                                                             DECEMBER 31,   -------------------------
                                                                 1997          1997          1998
                                                             ------------   -----------   -----------
                                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...............................................   $ 419,381      $148,128      $109,331
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization.........................     485,122       100,418       103,710
     Gain on sale of rental equipment......................    (212,328)      (35,288)      (69,563)
     Gain on sale of property and equipment................      (4,637)           --            --
     Changes in operating assets and liabilities:
       Accounts receivable, net............................     (64,496)      (13,733)      (39,252)
       Inventories.........................................      64,926       (17,837)     (140,976)
       Other assets........................................       1,533       (53,435)      (27,981)
       Accounts payable....................................     (18,273)       29,397       135,905
       Accrued expenses and other liabilities..............      31,964       (12,133)       24,496
                                                              ---------      --------      --------
          Net cash provided by operating activities........     703,192       145,517        95,670
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of rental equipment............................    (560,004)     (112,088)      (85,472)
  Purchases of property and equipment......................     (71,997)       (2,869)      (34,161)
  Proceeds from sale of rental equipment...................     393,040        65,646       107,739
  Proceeds from sale of property and equipment.............      16,320            --            --
                                                              ---------      --------      --------
          Net cash used in investing activities............    (222,641)      (49,311)      (11,894)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Stockholder distributions................................    (328,000)      (72,132)      (90,520)
  Proceeds from debt.......................................      65,000        10,632            --
  Repayments of debt.......................................    (188,261)      (35,000)       (4,708)
                                                              ---------      --------      --------
          Net cash used in financing activities............    (451,261)      (96,500)      (95,228)
                                                              ---------      --------      --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.......      29,290          (294)      (11,452)
CASH AND CASH EQUIVALENTS, beginning of period.............      69,370        69,370        98,660
                                                              ---------      --------      --------
CASH AND CASH EQUIVALENTS, end of period...................   $  98,660      $ 69,076      $ 87,208
                                                              =========      ========      ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest...................................   $  23,535      $  4,976      $  3,976
                                                              =========      ========      ========

  The accompanying notes to financial statements are an integral part of these statements.

                     NAPLES RENT-ALL & SALES COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

     Naples Rent-All & Sales Company, Inc. (the "Company") was incorporated in January 1968 to serve as a rental center for homeowners and contractors equipment, lawn and garden equipment, and golf course and turf maintenance equipment. The Company also engages in related activities such as selling used equipment, acting as a distributor for certain new equipment and selling related merchandise and parts. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying audited and unaudited balance sheets are presented on an unclassified basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents. As of December 31, 1997 and March 31, 1998 (unaudited), the Company had no cash equivalents.

  Inventories

     Inventories consist of equipment, tools, parts, fuel and related supply items. Inventories are stated at the lower of weighted average cost or market.

  Rental equipment

     Rental equipment is recorded at cost and depreciated over a five-year life using accelerated methods. Rental equipment is depreciated to a salvage value of five percent of cost. Rental equipment having a cost of $500 or less is expensed at the time of purchase. Ordinary maintenance and repair costs are charged to operations as incurred.

  Property and equipment

     Property and equipment are recorded at cost and depreciated over an estimated useful life of five years using the straight-line method. Ordinary maintenance and repair costs are charged to operations as incurred. The range of useful lives estimated by management for property and equipment is as follows:

                                                                  YEARS
                                                              -------------
Furniture and fixtures......................................        5
Equipment...................................................        5
Leasehold improvements......................................  Life of lease

  Impairment of long-lived assets

     The Company periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Company records impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

                     NAPLES RENT-ALL & SALES COMPANY, INC.

  Fair value of financial instruments

     The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities and debt approximate fair value as of December 31, 1997 and March 31, 1998 (unaudited).

  Revenue recognition

     Revenue related to the sale of equipment, parts and supplies is recognized at the point of sale. Revenue related to rental equipment is recognized over the contract term.

  Income taxes

     The Company is an S corporation for tax purposes. Accordingly, income, losses and related temporary differences which arise in the recording of income and expense items for financial reporting and tax reporting purposes are included in the individual tax return of the stockholder. Therefore, no provision or liability for Federal and state income taxes has been included in the accompanying financial statements.

     The pro forma adjustment to reflect income taxes in the accompanying statements of income is for informational purposes only. The pro forma provision for income tax has been provided at the estimated effective tax rate of 40%.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures.

  Interim financial information

     In the opinion of management, the unaudited interim financial information as of March 31, 1998 and for the three month periods ended March 31, 1997 and 1998 furnished herein reflects all adjustments consisting of normal recurring accruals that, in the opinion of management, are necessary for a fair presentation of the results for the interim period. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for the entire year primarily due to seasonal variations.

                     NAPLES RENT-ALL & SALES COMPANY, INC.

3. RENTAL EQUIPMENT

     Rental equipment and related accumulated depreciation consist of the following:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
Rental equipment............................................  $ 2,033,651    $ 2,051,524
Less -- accumulated depreciation............................   (1,120,514)    (1,185,468)
                                                              -----------    -----------
          Rental equipment, net.............................  $   913,137    $   866,056
                                                              ===========    ===========

4. PROPERTY AND EQUIPMENT

     A summary of property and equipment is as follows:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
Furniture and fixtures......................................   $  32,697      $  32,032
Equipment...................................................     278,072        291,313
Leasehold improvements......................................      36,847         38,362
                                                               ---------      ---------
                                                                 347,616        361,707
Less -- accumulated depreciation............................    (227,969)      (217,232)
                                                               ---------      ---------
          Property and equipment, net.......................   $ 119,647      $ 144,475
                                                               =========      =========

5. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities consists of the following:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
Payroll-related.............................................    $ 55,247      $ 56,988
Accrued dividends payable...................................      45,000        50,429
Accrued property taxes......................................      15,187         4,978
Other.......................................................      33,018        60,553
                                                                --------      --------
          Accrued expenses and other liabilities............    $148,452      $172,948
                                                                ========      ========

                     NAPLES RENT-ALL & SALES COMPANY, INC.

6. DEBT

     Debt consists of the following:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
Revolving line of credit, with borrowings up to $350,000,
  secured by substantially all of the Company's receivables, interest at prime plus .25% (8.75% at December 31, 1997
  and March 31, 1998), payable in monthly installments
  through November 1998.....................................    $ 50,000      $ 50,000
Equipment notes, secured by equipment, interest at rates
  averaging approximately 7%, payable in monthly
  installments through December 2000........................     126,128       121,420
                                                                --------      --------
          Total debt........................................    $176,128      $171,420
                                                                ========      ========

     Maturities of the Company's debt at December 31, 1997 for the years ended December 31, are as follows:

1998........................................................  $122,090
1999........................................................    36,168
2000........................................................    17,870
                                                              --------
          Total.............................................  $176,128
                                                              ========

7. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases real estate under operating leases. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals. Future minimum lease payments, by year and in the aggregate, for noncancelable operating leases with initial or remaining terms of one year or more are as follows at December 31, 1997:

1998........................................................  $221,710
1999........................................................   203,234
                                                              --------
          Total.............................................  $424,944
                                                              ========

     Rent expense under operating leases for the year ended December 31, 1997 and three month periods ended March 31, 1997 and 1998 was approximately $222,000, $58,000 (unaudited) and $55,000 (unaudited), respectively.

  Consulting Agreement

     The Company has a consulting agreement with a former stockholder in which the Company is required to pay the former stockholder $30,000 per year through November 1, 1999. Consulting fees for the year ended December 31, 1997 under the terms of this agreement were $30,000. Subsequent to year-end, all future amounts owed under this agreement were settled in exchange for approximately $40,000.

  Litigation, Claims and Assessments

     From time to time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying financial statements.

                     NAPLES RENT-ALL & SALES COMPANY, INC.

8. EMPLOYEE BENEFIT PLAN

     The Company has a contributory 401(k) profit-sharing plan under which substantially all full-time employees are eligible to participate. The plan allows for discretionary employer contributions as determined by the Company. Employees vest in contributions made by the employer over a seven-year period. Employer contributions for the year ended December 31, 1997 and three month periods ended March 31, 1997 and 1998 were approximately $17,000, $0 (unaudited) and $3,000 (unaudited), respectively.

9. SUBSEQUENT EVENT

     Effective April 30, 1998, substantially all of the Company's operating assets and liabilities were purchased by NationsRent, Inc., an unrelated third party, in exchange for cash and debt.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Raymond Equipment Company, Inc.:

We have audited the accompanying balance sheets of Raymond Equipment Company, Inc. (a Kentucky S corporation) as of June 30, 1996 and 1997, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Raymond Equipment Company, Inc. as of June 30, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  May 13, 1998.

                        RAYMOND EQUIPMENT COMPANY, INC.

                                 BALANCE SHEETS

                                                                  JUNE 30,
                                                          -------------------------    MARCH 31,
                                                             1996          1997          1998
                                                          -----------   -----------   -----------
                                                                                      (UNAUDITED)
                                             ASSETS
Cash and cash equivalents...............................  $   749,276   $   224,684   $   427,366
Marketable securities at market value...................    1,227,355       777,860       914,335
Accounts receivable.....................................    3,390,079     3,608,443     2,198,061
Inventories.............................................      644,061       586,321       752,124
Rental equipment, net...................................   28,865,568    32,685,787    33,704,468
Property and equipment, net.............................    2,709,715     2,719,656     2,868,278
Other assets............................................      195,664       399,687       397,243
                                                          -----------   -----------   -----------
          Total assets..................................  $37,781,718   $41,002,438   $41,261,875
                                                          ===========   ===========   ===========

                              LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Accounts payable......................................  $   974,322   $   793,087   $   883,350
  Accrued expenses and other liabilities................    1,059,130       539,020       328,848
  Debt..................................................   24,498,329    25,883,180    23,468,571
                                                          -----------   -----------   -----------
          Total liabilities.............................   26,531,781    27,215,287    24,680,769
                                                          -----------   -----------   -----------
COMMITMENTS AND CONTINGENCIES (Notes 9 and 10)
STOCKHOLDERS' EQUITY:
  Common stock, no par value, 500,000 shares authorized,
     207,650, 209,651 and 210,975 (unaudited) shares
     issued and outstanding at June 30, 1996, 1997 and
     March 31, 1998, respectively.......................      439,116       544,168       629,513
  Retained earnings.....................................   10,461,809    12,969,978    15,442,113
          Net unrealized gain on marketable
            securities..................................      349,012       273,005       509,480
                                                          -----------   -----------   -----------
          Total stockholders' equity....................   11,249,937    13,787,151    16,581,106
                                                          -----------   -----------   -----------
          Total liabilities and stockholders' equity....  $37,781,718   $41,002,438   $41,261,875
                                                          ===========   ===========   ===========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                        RAYMOND EQUIPMENT COMPANY, INC.

                              STATEMENTS OF INCOME

                                                                            FOR THE NINE MONTH PERIOD
                                              FOR THE YEAR ENDED JUNE 30,        ENDED MARCH 31,
                                              ---------------------------   -------------------------
                                                  1996           1997          1997          1998
                                              ------------   ------------   -----------   -----------
                                                                                   (UNAUDITED)
REVENUE:
  Equipment rentals.........................  $10,427,708    $11,997,902    $ 8,082,542   $ 9,113,745
  Sales of equipment, parts and supplies....    8,700,165      9,323,810      7,318,745     6,923,388
                                              -----------    -----------    -----------   -----------
                                               19,127,873     21,321,712     15,401,287    16,037,133
COST OF REVENUE:
  Cost of equipment rentals, excluding
     depreciation...........................    3,172,008      3,329,502      2,506,446     2,291,828
  Rental equipment depreciation.............    3,652,589      4,198,076      3,049,772     3,565,429
  Cost of sales of equipment, parts and
     supplies...............................    5,287,538      5,991,061      4,178,088     4,123,883
                                              -----------    -----------    -----------   -----------
                                               12,112,135     13,518,639      9,734,306     9,981,140
                                              -----------    -----------    -----------   -----------
          Gross profit......................    7,015,738      7,803,073      5,666,981     6,055,993
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..................................    2,361,132      2,837,207      1,865,711     1,952,962
NONRENTAL DEPRECIATION AND AMORTIZATION.....      147,637        182,783        150,571       167,226
                                              -----------    -----------    -----------   -----------
          Operating income..................    4,506,969      4,783,083      3,650,699     3,935,805
OTHER INCOME (EXPENSE):
  Interest expense..........................   (1,670,707)    (1,801,706)    (1,303,290)   (1,429,917)
  Interest income...........................       28,544         23,812         11,619        20,190
  Other, net................................       93,829        121,010        112,418       258,086
                                              -----------    -----------    -----------   -----------
          Total other expense, net..........   (1,548,334)    (1,656,884)    (1,179,253)   (1,151,641)
                                              -----------    -----------    -----------   -----------
          Net income........................    2,958,635      3,126,199      2,471,446     2,784,164
PRO FORMA PROVISION FOR INCOME TAXES........    1,239,454      1,306,480      1,044,578     1,169,665
                                              -----------    -----------    -----------   -----------
PRO FORMA NET INCOME........................  $ 1,719,181    $ 1,819,719    $ 1,426,868   $ 1,614,499
                                              ===========    ===========    ===========   ===========

  The accompanying notes to financial statements are an integral part of these statements.

                        RAYMOND EQUIPMENT COMPANY, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                NET
                                            COMMON STOCK                     UNREALIZED
                                        --------------------                  GAIN ON         TOTAL
                                        NUMBER OF               RETAINED     MARKETABLE   STOCKHOLDERS'
                                         SHARES      AMOUNT     EARNINGS     SECURITIES      EQUITY
                                        ---------   --------   -----------   ----------   -------------
BALANCE, July 1, 1995.................   202,880    $256,651   $ 8,595,607    $174,455     $ 9,026,713
  Issuance of common stock............     4,770     182,465            --          --         182,465
  Distributions to stockholders.......        --          --    (1,092,433)         --      (1,092,433)
  Net income..........................        --          --     2,958,635          --       2,958,635
  Net increase in unrealized gain on
     marketable securities............        --          --            --     174,557         174,557
                                         -------    --------   -----------    --------     -----------
BALANCE, June 30, 1996................   207,650     439,116    10,461,809     349,012      11,249,937
  Issuance of common stock............     2,001     105,052            --          --         105,052
  Distributions to stockholders.......        --          --      (618,030)         --        (618,030)
  Net income..........................        --          --     3,126,199          --       3,126,199
  Net decrease in unrealized gain on
     marketable securities............        --          --            --     (76,007)        (76,007)
                                         -------    --------   -----------    --------     -----------
BALANCE, June 30, 1997................   209,651     544,168    12,969,978     273,005      13,787,151
  Issuance of common stock
     (unaudited)......................     1,324      85,345            --          --          85,345
  Distributions to stockholders
     (unaudited)......................        --          --      (312,029)         --        (312,029)
  Net income (unaudited)..............        --          --     2,784,164          --       2,784,164
  Net increase in unrealized gain on
     marketable securities
     (unaudited)......................        --          --            --     236,475         236,475
                                         -------    --------   -----------    --------     -----------
BALANCE, March 31, 1998 (unaudited)...   210,975    $629,513   $15,442,113    $509,480     $16,581,106
                                         =======    ========   ===========    ========     ===========

  The accompanying notes to financial statements are an integral part of these statements.

                        RAYMOND EQUIPMENT COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                   FOR THE NINE MONTH PERIOD
                                                     FOR THE YEAR ENDED JUNE 30,        ENDED MARCH 31,
                                                     ---------------------------   --------------------------
                                                         1996           1997          1997           1998
                                                     ------------   ------------   -----------   ------------
                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.......................................  $  2,958,635   $  3,126,199   $ 2,471,446   $  2,784,164
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization..................     3,800,226      4,380,859     3,200,343      3,732,655
    Gain on sale of rental equipment...............    (1,540,076)    (1,385,381)   (1,195,800)      (867,733)
    Realized gain on sale of marketable
      securities...................................       (27,458)       (73,615)      (73,615)       (50,000)
    Charitable contribution marketable
      securities...................................            --        297,103            --             --
    Changes in operating assets and liabilities:
      Accounts receivable..........................       (83,880)      (218,364)    1,900,804      1,410,382
      Inventories..................................      (239,521)        57,740       103,038       (165,803)
      Other assets.................................        (3,724)      (204,023)       29,620          2,444
      Accounts payable.............................       497,168       (181,235)    1,210,542         90,263
      Accrued expenses and other liabilities.......        48,138       (520,110)     (784,978)      (210,172)
                                                     ------------   ------------   -----------   ------------
         Net cash provided by operating
           activities..............................     5,409,508      5,279,173     6,861,400      6,726,200

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of marketable securities...............      (490,000)            --            --             --
  Proceeds from the sale of marketable
    securities.....................................        99,997        150,000       150,000        150,000
  Purchases of rental equipment....................   (10,790,192)   (11,300,675)   (7,291,951)    (7,650,313)
  Purchases of property and equipment..............    (1,223,457)      (217,559)     (138,068)      (363,494)
  Proceeds from sale of rental equipment...........     4,258,338      4,678,959     4,295,084      3,947,732
  Proceeds from sale of property and equipment.....       173,075         13,637        13,637         33,850
                                                     ------------   ------------   -----------   ------------
         Net cash used in investing activities.....    (7,972,239)    (6,675,638)   (2,971,298)    (3,882,225)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock, net of
    issuance costs.................................       182,465        105,052       105,052         85,345
  Proceeds from debt...............................    15,404,343     15,329,825     4,907,186      9,839,377
  Principal payments on debt.......................   (11,416,600)   (13,944,974)   (9,183,049)   (12,253,986)
  Distributions to stockholders....................    (1,092,433)      (618,030)     (246,761)      (312,029)
                                                     ------------   ------------   -----------   ------------
         Net cash provided by (used in) financing
           activities..............................     3,077,775        871,873    (4,417,572)    (2,641,293)
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS......................................       515,044       (524,592)     (527,470)       202,682
CASH AND CASH EQUIVALENTS, beginning of period.....       234,232        749,276       749,276        224,684
                                                     ------------   ------------   -----------   ------------
CASH AND CASH EQUIVALENTS, end of period...........  $    749,276   $    224,684   $   221,806   $    427,366
                                                     ============   ============   ===========   ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest...........................  $  1,653,083   $  1,832,804   $ 1,364,318   $  1,407,413
                                                     ============   ============   ===========   ============

  The accompanying notes to financial statements are an integral part of these statements.

                        RAYMOND EQUIPMENT COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                        JUNE 30, 1996 AND JUNE 30, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

     Raymond Equipment Company, Inc. (the "Company") was incorporated in the state of Kentucky in 1955. The Company rents a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies, homeowners and others. The Company also engages in related activities such as selling used equipment, acting as a distributor for certain new equipment and selling related merchandise parts and supplies. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying audited and unaudited balance sheets are presented on an unclassified basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents. At June 30, 1996 and 1997 and March 31, 1998 (unaudited), the Company had no cash equivalents.

  Marketable securities

     In accordance with the provisions of Statement of Financial Accounting Standards No. 115, unrealized gains and losses on investments available-for-sale (which are stated at quoted fair value) are included as a separate component of stockholders' equity. All of the Company's marketable securities are held as available-for-sale.

  Inventories

     Inventories consist of equipment, tools, parts, fuel and related supply items. Inventories are stated at the lower of weighted average cost or market.

  Rental equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using the straight-line method. The range of useful lives estimated by management for rental equipment is two to ten years. Rental equipment is depreciated to a salvage value of zero to ten percent of cost. All rental equipment is capitalized at the time of purchase. Ordinary maintenance and repair costs are charged to operations as incurred.

  Property and equipment

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. The range of useful lives estimated by management are as follows:

                                                               YEARS
                                                              -------
Buildings and improvements..................................  20 - 25
Automobiles and trucks......................................   3 - 7
Office furniture and fixtures...............................   5 - 10

     Ordinary maintenance and repair costs are charged to operations as incurred.

                        RAYMOND EQUIPMENT COMPANY, INC.

  Impairment of long-lived assets

     The Company periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Company records impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

  Fair value of financial instruments

     The carrying amount reported in the accompanying balance sheets for cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities and debt approximates fair value as of June 30, 1996 and 1997 and March 31, 1998 (unaudited).

  Revenue recognition

     Revenue related to the sale of equipment, parts and supplies is recognized at the point of sale. Revenue related to rental equipment is recognized over the contract term.

  Income taxes

     The Company is an S corporation for income tax purposes. Accordingly, income, losses and related temporary differences which arise in the recording of income and expense items for financial reporting and tax reporting purposes are proportionally included in the individual tax returns of the stockholders. Therefore, no provision or liability for Federal and state income taxes has been included in the accompanying financial statements.

     The pro forma adjustment to reflect income taxes in the accompanying statements of income is for informational purposes only. The pro forma provision for income tax has been provided at the estimated effective rate of 40% of taxable net income.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments, marketable securities and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of diverse customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits and monitoring procedures.

  Interim financial information

     In the opinion of management, the unaudited financial information as of March 31, 1998 and for the nine month periods ended March 31, 1997 and 1998 furnished herein reflects all adjustments consisting of normal recurring accruals that are necessary for a fair presentation of the results for the interim periods. The results of operations for the nine months ended March 31, 1998 are not necessarily indicative of the results to be expected for the entire year.

                        RAYMOND EQUIPMENT COMPANY, INC.

3. MARKETABLE SECURITIES

     The cost and estimated market value of marketable securities are as follows:

                                                            JUNE 30,
                                                      ---------------------    MARCH 31,
                                                         1996        1997        1998
                                                      ----------   --------   -----------
                                                                              (UNAUDITED)
Cost................................................  $  878,343   $504,855    $404,855
Unrealized gains....................................     349,012    273,005     509,480
                                                      ----------   --------    --------
Estimated market value..............................  $1,227,355   $777,860    $914,335
                                                      ==========   ========    ========

4. RENTAL EQUIPMENT

     Rental equipment and related accumulated depreciation consist of the following:

                                                         JUNE 30,
                                                 -------------------------    MARCH 31,
                                                    1996          1997           1998
                                                 -----------   -----------   ------------
                                                                             (UNAUDITED)
Rental equipment...............................  $35,794,948   $41,753,287   $ 44,188,277
Less -- accumulated depreciation...............   (6,929,380)   (9,067,500)   (10,483,809)
                                                 -----------   -----------   ------------
          Rental equipment, net................  $28,865,568   $32,685,787   $ 33,704,468
                                                 ===========   ===========   ============

5. PROPERTY AND EQUIPMENT

     Property and equipment and related accumulated depreciation consist of the following:

                                                           JUNE 30,
                                                   ------------------------    MARCH 31,
                                                      1996         1997          1998
                                                   ----------   -----------   -----------
                                                                              (UNAUDITED)
Furniture, fixtures and office equipment.........  $3,615,247   $ 3,740,810   $ 3,994,517
Less -- accumulated depreciation.................    (905,532)   (1,021,154)   (1,126,239)
                                                   ----------   -----------   -----------
          Property and equipment, net............  $2,709,715   $ 2,719,656   $ 2,868,278
                                                   ==========   ===========   ===========

6. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities consists of the following:

                                                            JUNE 30,
                                                      ---------------------    MARCH 31,
                                                         1996        1997        1998
                                                      ----------   --------   -----------
                                                                              (UNAUDITED)
Payroll-related.....................................  $  769,254   $279,162    $ 39,308
Accrued interest....................................     129,231     64,308      86,812
Accrued property taxes..............................     123,830    161,723     200,066
Other...............................................      36,815     33,827       2,662
                                                      ----------   --------    --------
Accrued expenses and other liabilities..............  $1,059,130   $539,020    $328,848
                                                      ==========   ========    ========

                        RAYMOND EQUIPMENT COMPANY, INC.

7. DEBT

     Debt consists of the following:

                                                          JUNE 30,
                                                  -------------------------    MARCH 31,
                                                     1996          1997          1998
                                                  -----------   -----------   -----------
                                                                              (UNAUDITED)
Equipment notes, secured by equipment, interest
  at an average of approximately 8.00% payable
  in various monthly installments through March
  2002..........................................  $18,977,807   $21,303,549   $19,614,353
Two installment notes with a local bank, secured
  by property, interest at 8.00% and 9.00%,
  payable in various monthly installments
  through December 1998 and June 2006,
  respectively..................................    5,520,522     4,579,631     3,854,218
                                                  -----------   -----------   -----------
                                                  $24,498,329   $25,883,180   $23,468,571
                                                  ===========   ===========   ===========

     Maturities of the Company's debt at June 30, 1997 for the year ended June 30, are as follows:

1998........................................................  $10,670,581
1999........................................................    6,404,076
2000........................................................    6,489,429
2001........................................................    1,743,065
2002........................................................       95,915
Thereafter..................................................      480,114
                                                              -----------
          Total.............................................  $25,883,180
                                                              ===========

8. PROFIT SHARING PLAN

     The Company has a profit sharing plan the ("Plan") that covers substantially all employees. The Plan allows for discretionary employer contributions as determined by the Company's Board of Directors. Employer contributions for the years ended June 30, 1996 and 1997 and the nine months ended March 31, 1997 and 1998 were $150,000, $150,000, $150,000 (unaudited) and
$112,000 (unaudited), respectively.

9. COMMITMENTS AND CONTINGENCIES

     From time to time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying financial statements.

10. SUBSEQUENT EVENT

     Effective May 7, 1998, the Company entered into a definitive agreement for the sale of all of the outstanding stock of the Company to NationsRent, Inc., an unrelated third party, in exchange for cash and debt.

When the transaction referred to in Note 11 to the division financial statements is completed, we expect to be in a position to issue the following auditors' report.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  May 29, 1998.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To General Rental, Inc.:

We have audited the accompanying division balance sheet for the Florida Panhandle and Southeast Texas Divisions of General Rental, Inc. (a Delaware corporation) as of December 31, 1997, and the related statements of division operations, division equity and division cash flows for the year then ended. These division financial statements are the responsibility of the Divisions' management. Our responsibility is to express an opinion on these division financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the division financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the division financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall division financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the division financial statements referred to above present fairly, in all material respects, the financial position of the Florida Panhandle and Southeast Texas Divisions of General Rental, Inc. as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

Fort Lauderdale, Florida,
  May 29, 1998 (except with respect
  to the matter referred to in Note 11 as
  to which the date is June __, 1998).

              THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS

                            OF GENERAL RENTAL, INC.

                            DIVISION BALANCE SHEETS

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
                                         ASSETS
Cash........................................................  $     7,550    $     6,244
Accounts receivable, net of allowance for doubtful accounts
  of $214,626 and $185,355 (unaudited) for December 31, 1997
  and March 31, 1998, respectively..........................    1,912,175      1,655,344
Inventories.................................................      381,576        246,871
Rental equipment, net.......................................   11,970,725     11,610,015
Property and equipment, net.................................      392,292        373,888
Goodwill, net...............................................    2,067,955      2,050,136
Non-compete agreements, net.................................    1,390,000      1,311,000
Prepaid expenses and other assets...........................       19,402         18,744
                                                              -----------    -----------
          Total assets......................................  $18,141,675    $17,272,242
                                                              ===========    ===========

                            LIABILITIES AND DIVISION EQUITY
LIABILITIES:
  Accounts payable..........................................  $ 1,462,325    $ 1,315,244
  Accrued expenses and other liabilities....................    1,837,982      1,893,161
  Revolver debt.............................................    4,125,533      4,125,533
  Notes payable.............................................    8,648,739      8,212,220
                                                              -----------    -----------
          Total liabilities.................................   16,074,579     15,546,158
                                                              -----------    -----------
COMMITMENTS AND CONTINGENCIES (Notes 8, 9 and 11)
DIVISION EQUITY.............................................    2,067,096      1,726,084
                                                              -----------    -----------
          Total liabilities and division equity.............  $18,141,675    $17,272,242
                                                              ===========    ===========

The accompanying notes to division financial statements are an integral part of these division balance sheets.

              THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS

                            OF GENERAL RENTAL, INC.

                       STATEMENTS OF DIVISION OPERATIONS

                                                                                FOR THE THREE MONTH
                                                           FOR THE YEAR       PERIOD ENDED MARCH 31,
                                                               ENDED         -------------------------
                                                         DECEMBER 31, 1997      1997          1998
                                                         -----------------   -----------   -----------
                                                                                    (UNAUDITED)
REVENUE:
  Equipment rentals....................................     $7,238,033        $646,230     $2,209,487
  Sales of equipment, parts and supplies...............      1,875,624         234,000        311,184
                                                            ----------        --------     ----------
          Total revenue................................      9,113,657         880,230      2,520,671
COST OF REVENUE:
  Cost of equipment rentals, excluding depreciation....      4,017,826         386,493      1,377,633
  Rental equipment depreciation........................        941,665         117,406        291,246
  Cost of sales of equipment, parts and supplies.......      1,203,840         156,721        204,305
                                                            ----------        --------     ----------
          Total cost of revenue........................      6,163,331         660,620      1,873,184
                                                            ----------        --------     ----------
          Gross profit.................................      2,950,326         219,610        647,487
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...........      1,494,933         119,442        298,139
NONRENTAL DEPRECIATION AND AMORTIZATION................        407,605          27,279        115,420
                                                            ----------        --------     ----------
          Operating income.............................      1,047,788          72,889        233,928
INTEREST EXPENSE.......................................        703,775          41,660        294,860
                                                            ----------        --------     ----------
          Income (loss) before provision for income
            taxes......................................        344,013          31,229        (60,932)
PROVISION FOR INCOME TAXES.............................        137,605          12,492             --
                                                            ----------        --------     ----------
NET INCOME (LOSS)......................................     $  206,408        $ 18,737     $  (60,932)
                                                            ==========        ========     ==========

The accompanying notes to division financial statements are an integral part of these division statements.

              THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS

                            OF GENERAL RENTAL, INC.

                         STATEMENTS OF DIVISION EQUITY

                  FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE

              THREE MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)

BALANCE, December 31, 1996..................................  $1,326,099
  Net income................................................     206,408
  Net transfers from corporate..............................     534,589
                                                              ----------
BALANCE, December 31, 1997..................................   2,067,096
  Net loss (unaudited)......................................     (60,932)
  Net distributions to corporate (unaudited)................    (280,080)
                                                              ----------
BALANCE, March 31, 1998 (unaudited).........................  $1,726,084
                                                              ==========

The accompanying notes to division financial statements are an integral part of these division statements.

              THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS

                            OF GENERAL RENTAL, INC.

                       STATEMENTS OF DIVISION CASH FLOWS

                                                                             FOR THE THREE MONTH
                                                       FOR THE YEAR         PERIOD ENDED MARCH 31,
                                                           ENDED          --------------------------
                                                     DECEMBER 31, 1997       1997           1998
                                                     -----------------    -----------    -----------
                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)................................     $   206,408        $  18,737      $ (60,932)
  Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation and amortization.................       1,349,270          144,685        406,666
     (Gain) loss on sale of rental equipment.......        (221,170)          17,050         (8,868)
     Changes in operating assets and liabilities:
       Accounts receivable.........................        (705,914)        (183,219)       256,831
       Inventories.................................         (91,421)          43,516        134,705
       Prepaid expenses and other assets...........         (19,402)         (27,761)           658
       Accounts payable............................         368,097           91,252       (147,081)
       Accrued expenses and other liabilities......         243,240           43,465         55,179
                                                        -----------        ---------      ---------
          Total adjustments........................         922,700          128,988        698,090
                                                        -----------        ---------      ---------
          Net cash provided by operating
            activities.............................       1,129,108          147,725        637,158
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash used in acquisitions........................      (4,125,533)              --             --
  Purchases of rental equipment....................      (4,191,992)        (855,787)        (2,141)
  Purchases of property and equipment..............        (167,407)         (19,577)        (3,357)
  Proceeds from sale of rental equipment...........         695,353           35,473         83,633
                                                        -----------        ---------      ---------
     Net cash provided by (used in) investing
       activities..................................      (7,789,579)        (839,891)        78,135
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from revolver debt......................       4,125,533               --             --
  Proceeds from notes payable......................       3,735,697          519,938             --
  Repayments of notes payable......................      (1,729,748)        (109,249)      (436,519)
  Net transfers from (distributions to)
     corporate.....................................         534,589          281,477       (280,080)
                                                        -----------        ---------      ---------
          Net cash provided by (used in) financing
            activities.............................       6,666,071          692,166       (716,599)
NET INCREASE (DECREASE) IN CASH....................           5,600               --         (1,306)
CASH, beginning of period..........................           1,950            1,950          7,550
CASH, end of period................................     $     7,550        $   1,950      $   6,244
                                                        ===========        =========      =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest........................     $   703,775        $  41,660      $ 294,860
                                                        ===========        =========      =========

The accompanying notes to division financial statements are an integral part of these division statements.

              THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS

                            OF GENERAL RENTAL, INC.

                     NOTES TO DIVISION FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. ORGANIZATION

     General Rental, Inc. ("General"), a Delaware corporation, was incorporated in 1996. General operates through various geographical divisions including the Florida Panhandle and Southeast Texas Divisions (the "Divisions"). The Divisions consist of six stores in the Florida Panhandle and seven stores in Texas. The principal business of the Divisions is rental of a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies and others in Florida and Texas. The Divisions also engage in related activities such as selling used equipment, acting as a distributor for certain new equipment and selling related merchandise and parts. The nature of the Divisions' business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying audited and unaudited division balance sheets are presented on an unclassified basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying division financial statements include only the Florida Panhandle and Southeast Texas Divisions of General. These division financial statements were carved out of the financial statements of General on a specific identification basis or by using the following allocations, as required.

  Allocations

     The accompanying division balance sheets and statements of division operations include allocations of certain liabilities and expenses where specific identification is not practicable. Management of the Divisions believes that the following allocation methods used are reasonable:

FINANCIAL STATEMENT CAPTION                        ALLOCATION METHOD
---------------------------                        -----------------
- Accounts payable             - Portion based on the percentage of revenues related to
                                 the Divisions
- Accrued expenses and         - Portion based on the percentage of revenues or debt
  other liabilities              related to the Divisions
- Revolver debt                - Based on the cash required for acquisitions (see Note 3)
- Notes payable                - Based on the percentage of rental equipment financed
                                 related to the Divisions
- Selling, general and         - Portion based on the percentage of revenues related to
  administrative expenses        the Divisions
- Interest expense             - Based on the average debt balance allocated to the
                                 Divisions using an average interest rate of 9.5%
- Provision for income         - Provided at an assumed income tax rate of 40%, no
  taxes                          benefit is recorded for losses

  Inventories

     Inventories consist of equipment and parts. New equipment and parts inventories are stated at the lower of average cost or market.

              THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS

                            OF GENERAL RENTAL, INC.

             NOTES TO DIVISION FINANCIAL STATEMENTS -- (CONTINUED)

  Rental equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment on a straight-line basis. The range of useful lives estimated by management for rental equipment is three to ten years. Rental equipment is depreciated to a salvage value of 20% of cost. Ordinary maintenance and repair costs are charged to operations as incurred.

  Revenue recognition

     Revenue related to the sale of equipment, parts and supplies is recognized at the point of sale. Revenue related to rental equipment is recognized over the contract term. Earned but not billed revenue included in accounts receivable was $221,206 at December 31, 1997 and $229,420 (unaudited) at March 31, 1998, respectively.

  Property and equipment

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using a straight-line basis. The range of useful lives estimated by management for property and equipment is three to ten years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Long-lived assets

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of " requires that long-lived assets, including certain identifiable intangibles and the goodwill related to those assets, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. Management has reviewed the long-lived assets of the Divisions and has determined that there are no events requiring impairment loss recognition.

  Fair value of financial instruments

     The carrying amounts for accounts receivable, accounts payable and accrued expenses and other liabilities as of December 31, 1997 is not significantly different than fair value due to the short-term nature of these accounts. The fair value of revolver debt and notes payable is determined using current applicable interest rates for similar instruments as of December 31, 1997 and is not significantly different than the carrying value of such debt.

  Division equity

     Division equity represents the difference between division assets and division liabilities. Changes in division equity result from operating results of the Divisions and any net transfers from or net distributions to corporate. These transfers and distributions to and from corporate consist mainly of funding for operating losses, funding of purchases of rental equipment and fixed assets, funding of debt service costs and distributions of excess cash.

  Concentrations of credit risk

     Financial instruments that potentially subject the Divisions to significant concentrations of credit risk consist principally of accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Divisions' customer base. No

              THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS

                            OF GENERAL RENTAL, INC.

             NOTES TO DIVISION FINANCIAL STATEMENTS -- (CONTINUED)

single customer represents greater than 10% of total accounts receivable. The Divisions control credit risk through credit approvals, credit limits, and monitoring, generally without requiring collateral.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the division financial statements and accompanying notes. Actual results could differ from those estimates.

  Interim financial information

     In the opinion of management, the unaudited interim financial information as of March 31, 1998 and for the three month periods ended March 31, 1997 and 1998 furnished herein reflects all adjustments consisting of normal recurring accruals that, in the opinion of management, are necessary for a fair presentation of the results for the interim period. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for the entire year.

3. ACQUISITIONS

     During 1997, General purchased the assets and assumed certain liabilities of stores (the "Acquired Stores") which are included in the division financial statements beginning on their dates of acquisition. The acquisitions of the Acquired Stores were accounted for under the purchase method. As a result, the Divisions recorded approximately $1.0 million of goodwill and $1.4 million of non-compete agreement costs. The assets and liabilities of the Acquired Stores at their dates of acquisition are as follows:

Accounts receivable, net of allowance for doubtful accounts
  of $27,361................................................  $   932,877
Inventories.................................................       45,000
Prepaid expenses and other assets...........................      100,000
Rental equipment............................................    6,780,603
Property and equipment......................................       51,760
Goodwill....................................................      977,833
Non-compete agreements......................................    1,430,000
Accounts payable............................................     (348,726)
Accrued expenses and other liabilities......................   (1,386,018)
Notes payable...............................................   (4,457,796)
                                                              -----------
          Cash paid for acquisitions........................  $ 4,125,533
                                                              ===========

4. RENTAL EQUIPMENT

     Rental equipment and related accumulated depreciation consist of the following:

                                                            DECEMBER 31,     MARCH 31,
                                                                1997           1998
                                                            ------------    -----------
                                                                            (UNAUDITED)
Rental equipment..........................................  $12,959,442     $12,862,897
Less -- accumulated depreciation..........................     (988,717)     (1,252,882)
                                                            -----------     -----------
          Rental equipment, net...........................  $11,970,725     $11,610,015
                                                            ===========     ===========

              THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS

                            OF GENERAL RENTAL, INC.

             NOTES TO DIVISION FINANCIAL STATEMENTS -- (CONTINUED)

5. PROPERTY AND EQUIPMENT

     Property and equipment and related accumulated depreciation consist of the following:

                                                              DECEMBER 31,     MARCH 31,
                                                                  1997           1998
                                                              ------------    -----------
                                                                              (UNAUDITED)
Property and equipment......................................   $ 507,909       $ 511,266
Less -- accumulated depreciation............................    (115,617)       (137,378)
                                                               ---------       ---------
          Property and equipment, net.......................   $ 392,292       $ 373,888
                                                               =========       =========

6. INTANGIBLE ASSETS

     Goodwill and related accumulated amortization consist of the following:

                                                             DECEMBER 31,     MARCH 31,
                                                                 1997           1998
                                                             ------------    -----------
                                                                             (UNAUDITED)
Goodwill...................................................   $2,138,270     $2,138,270
Less -- accumulated amortization...........................      (70,315)       (88,134)
                                                              ----------     ----------
          Goodwill, net....................................   $2,067,955     $2,050,136
                                                              ==========     ==========

     Goodwill amortization expense was $47,930 for the year ended December 31, 1997 and $9,693 (unaudited) and $17,819 (unaudited) for the three months ended March 31, 1997 and 1998, respectively.

     Non-compete agreements and related accumulated amortization consist of the following:

                                                             DECEMBER 31,     MARCH 31,
                                                                 1997           1998
                                                             ------------    -----------
                                                                             (UNAUDITED)
Non-compete agreements.....................................   $1,580,000     $1,580,000
Less -- accumulated amortization...........................     (190,000)      (269,000)
                                                              ----------     ----------
          Non-compete agreements, net......................   $1,390,000     $1,311,000
                                                              ==========     ==========

     Non-compete agreements amortization expense was $187,500 for the year ended December 31, 1997 and $7,500 (unaudited) and $79,000 (unaudited) for the three months ended March 31, 1997 and 1998, respectively.

     Goodwill and non-compete agreements are amortized over their estimated useful lives of 30 years and 5 years, respectively.

              THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS

                            OF GENERAL RENTAL, INC.

             NOTES TO DIVISION FINANCIAL STATEMENTS -- (CONTINUED)

7. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities consist of the following:

                                                             DECEMBER 31,     MARCH 31,
                                                                 1997           1998
                                                             ------------    -----------
                                                                             (UNAUDITED)
Payroll-related accrued expenses...........................   $  181,893     $  187,354
Non-payroll tax-related accrued expenses...................      144,484        148,822
Non-compete agreement liabilities..........................    1,353,412      1,394,043
Other......................................................      158,193        162,942
                                                              ----------     ----------
          Accrued expenses and other liabilities...........   $1,837,982     $1,893,161
                                                              ==========     ==========

8. REVOLVER DEBT AND NOTES PAYABLE

     The revolver debt and notes payable have been allocated from General as discussed in Note 2. All assets of the Divisions are pledged as collateral for General's debt. As a result of cash flow difficulties at General, all such debt is currently in default and is due on demand. The interest rate on such debt was at a variable rate for the revolver debt and a fixed rate for the notes payable, and approximated 9.5% for all periods presented in the accompanying division financial statements.

9. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Divisions lease rental equipment, real estate, vehicles and certain office equipment under noncancelable operating leases. These leases expire at various dates through January 31, 2011. Certain real estate leases require the Divisions to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals. Future minimum lease payments, by year and in the aggregate, for noncancelable operating leases with initial or remaining terms of one year or more are as follows at December 31, 1997:

1998........................................................  $  764,393
1999........................................................     732,495
2000........................................................     782,424
2001........................................................     449,930
2002........................................................     157,550
Thereafter..................................................     339,099
                                                              ----------
                                                              $3,225,891
                                                              ==========

     Rent expense under noncancelable operating leases was $567,163 for the year ended December 31, 1997 and $74,020 (unaudited) and $141,791 (unaudited) for the three months ended March 31, 1997 and 1998.

10. EMPLOYEE BENEFIT PLAN

     The Divisions participate in a 401(k) plan (the "Plan") which covers certain full-time employees over 21 years old who have worked a minimum of one year for the Divisions. The Plan is funded by employee deferrals of income and matching contributions by the Divisions of $.50 per $1.00 up to a matching contribution of 3% of a participant's compensation. The Divisions' matching contributions totaled $8,000 for the year ended December 31, 1997, and $1,000 (unaudited) and $2,000 (unaudited) for the three months ended March 31, 1997 and 1998, respectively.

              THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS

                            OF GENERAL RENTAL, INC.

             NOTES TO DIVISION FINANCIAL STATEMENTS -- (CONTINUED)

11. SUBSEQUENT EVENT

     In May 1998, General entered into a definitive agreement to sell the assets of the Divisions to NationsRent, Inc., an unrelated third party, in exchange for cash and the assumption of certain accrued liabilities. General's management intends to utilize the proceeds of the sale to reduce its debt obligations. Management expects this transaction to be completed in June 1998.

======================================================

  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. UNDER NO CIRCUMSTANCES SHALL THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE PURSUANT TO THIS PROSPECTUS CREATE ANY IMPLICATION THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
Prospectus Summary...................     3
Risk Factors.........................     9
Use of Proceeds......................    14
Dividend Policy......................    14
Capitalization.......................    15
Dilution.............................    16
Selected Consolidated Historical and
  Pro Forma Financial Information and
  Operating Data.....................    17
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................    19
Business.............................    20
Management...........................    30
Principal Stockholders...............    36
Certain Relationships and
  Transactions.......................    36
Description of Certain
  Indebtedness.......................    37
Description of Capital Stock.........    38
Shares Eligible for Future Sale......    41
Underwriting.........................    43
Legal Matters........................    45
Experts..............................    45
Additional Information...............    45
Index to Pro Forma Consolidated
  Financial Statements...............  PF-1
Index to Financial Statements........   F-1

======================================================
======================================================
                                             SHARES

                               NATIONSRENT, INC.

                                     [LOGO]

                                  COMMON STOCK

                          ----------------------------
                                   PROSPECTUS
                          ----------------------------

                            BEAR, STEARNS & CO. INC.

                                 BT ALEX. BROWN

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC

                                          , 1998
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth expenses and costs payable by the Company (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities described in this Registration Statement. All amounts are estimated except for the SEC registration fee, the National Association of Securities Dealers, Inc. ("NASD") filing fee and the New York Stock Exchange listing fee.

                                                                AMOUNT
                                                              ----------
Registration fee under Securities Act.......................
NASD filing fee.............................................
New York Stock Exchange original listing fees...............
Legal fees and expenses.....................................
Accounting fees and expenses................................
Blue Sky fees and expenses..................................
Printing and engraving expenses.............................
Registrar and transfer agent fees...........................
Miscellaneous expenses......................................
          Total.............................................

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificate provides that the Company shall indemnify to the fullest extent permitted by Section 145 of the DGCL, each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Company, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Bylaws provides that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon receipt by the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

     Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Pursuant to Section 102(b)(7) of the DGCL, the Certificate eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.

     The Company intends to obtain primary and excess insurance policies insuring the directors and officers of the Company and its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of the Company, may also pay amounts for which the Company has granted indemnification to the directors or officers.

     Additionally, reference is made to the Underwriting Agreement filed as
Exhibit 1.1 hereto, which provides for indemnification by the Underwriters of the Company, its directors and officers who sign the Registration Statement and persons who control the Company, under certain circumstances.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Since its formation in August 1997, the Company has issued securities in the following transactions, each of which was intended to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereunder.

     In September 1997, the Company issued 12,500,000 shares of Common Stock to
H. Family Investments, Inc. and 12,500,000 shares to James L. Kirk in exchange for an aggregate of approximately $47.1 million of equity capital which was funded at various times from September 1997 through June 2, 1998 as required to complete acquisitions.

     In September 1997, in connection with the acquisition of Sam's, the Company issued promissory notes in an aggregate principal amount of $7,690,000, which are convertible into shares of Common Stock at the option of the holder at the initial public offering price.

     From November 1997 to April 1998, the Company granted options to certain of its employees to purchase an aggregate of 1,087,571 shares of Common Stock at exercise prices ranging from $2.96 to $6.67 per share and a weighted average exercise price of $5.33 per share. These options vest over a four year period at the rate of 25% per year beginning on the first anniversary of the date of grant.

     In December 1997, in connection with the acquisition of certain assets of C&E, the Company issued a promissory note in the principal amount of $2,000,000, which is convertible into shares of Common Stock at the option of the holder at the initial public offering price.

     In December 1997, in connection with the acquisition of certain assets of Titan, the Company issued promissory notes in an aggregate principal amount of $1,399,998, which are convertible into shares of Common Stock at the option of the holders at the initial public offering price.

     In April 1998, in connection with the acquisition of certain assets of Florida Equipment, the Company issued a promissory note in the principal amount of $900,000, which is convertible into shares of Common Stock at the option of the holder at the initial public offering price.

     In April 1998, in connection with the acquisition of certain assets of Naples, the Company issued a promissory note in the principal amount of $1,000,000, which is convertible into shares of Common Stock at the option of the holder at the initial public offering price.

     In May 1998, in connection with the acquisition of Bode-Finn, the Company issued promissory notes in an aggregate principal amount of $10,000,000, which are convertible into shares of Common Stock at the option of the holder at the initial public offering price. The Company also issued warrants to purchase a number of shares of Common Stock equal to $800,000 divided by the initial public offering price at an exercise price equal to the initial public offering price and with a term of five years commencing 18 months following the consummation of the Offering.

     In May 1998, in connection with the acquisition of certain assets of U-Rent-It, the Company issued a promissory note in the principal amount of $500,000, which is convertible into shares of Common Stock at the option of the holder at the initial public offering price.

     In June 1998, the Company issued an aggregate of 5,118,694 shares of Common Stock to accredited investors in a private placement transaction for aggregate proceeds of $27.6 million.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following documents are filed as exhibits to this registration statement:

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
     1.1*  Form of Underwriting Agreement.
     3.1*  Certificate of Incorporation of the Company, as amended.
     3.2*  By-Laws of the Company, as amended.
     4.1*  Form of Certificate of Common Stock.
     4.2*  Revolving Credit Agreement, dated as of March 18, 1998, by and among the Company, BankBoston, N.A., LaSalle National
           Bank, BancBoston Securities, Inc. and other lending
           institutions named therein.
     4.3*  Amendment No. 1 to Revolving Credit Agreement dated as of
           May 13, 1998
     5.1*  Opinion of Akerman, Senterfitt & Eidson, P.A.
    10.1*  Stock Purchase Agreement dated August 15, 1997, among Sam's and the Company
    10.2*  Form of Unsecured Subordinated Promissory Notes -- Sam's
    10.3*  Form of Unsecured Convertible Subordinated Promissory
           Note -- Sam's
    10.4*  Form of Unsecured Contingent Convertible Subordinated
           Promissory Notes -- Sam's
    10.5*  Agreement, dated September 22, 1997, between the Company and
           Gary L. Gabriel
    10.6*  Asset Purchase Agreement dated December 8, 1997 among
           NationsRent of Ohio, Inc., R&R and the shareholder of R&R
    10.7*  Form of Unsecured Subordinated Promissory Note -- R&R
    10.8*  Asset Purchase Agreement dated December 8, 1997, as amended, among NationsRent of Indiana, Inc., C&E and the shareholders of C&E
    10.9*  Form of Unsecured Convertible Subordinated Promissory
           Note -- C&E
    10.10* Stock Purchase Agreement dated December 20, 1997, as amended, among NationsRent of West Virginia, Inc., Titan and the shareholders of Titan
    10.11* Form of Unsecured Convertible Subordinated Promissory
           Notes -- Titan
    10.12* Stock Purchase Agreement dated March 24, 1998 among the
           Company, Bode-Finn and the shareholders of Bode-Finn
    10.13* Form of Unsecured Convertible Subordinated Promissory
           Notes -- Bode-Finn
    10.14* Form of Warrant -- Bode-Finn
    10.15* Registration Rights Agreement dated May 5, 1998 among the
           Company, Bode-Finn, L.P. and Raymond E. Mason Foundation
    10.16* Asset Purchase Agreement dated March 25, 1998 among
           NationsRent of Indiana, Inc., RFL Enterprises, Inc. and the
           shareholders of RFL Enterprises, Inc.
    10.17* Asset Purchase Agreement dated April 21, 1998 among
           NationsRent of Florida, Inc., Naples and the shareholders of
           Naples
    10.18* Form of Unsecured Convertible Subordinated Promissory
           Note -- Naples

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
    10.19* Stock Purchase Agreement dated May 7, 1998 among the
           Company, Jobs and the shareholders of Jobs
    10.20* Form of Unsecured Subordinated Promissory Notes -- Jobs
    10.21* Form of Unsecured Convertible Subordinated Promissory
           Note -- Jobs
    10.22* Asset Purchase Agreement dated May 14, 1998 among the
           Company, General Rental and the shareholders of General
           Rental
    10.23* Stock Purchase Agreement dated May 30, 1998 among the
           Company, J. Kelly and the shareholders of J. Kelly
    10.24* Form of Unsecured Convertible Subordinated Promissory
           Note -- J. Kelly
    10.25* Form of Registration Rights Agreement among the Company and the shareholders of J. Kelly
    10.26* Letter of Agreement dated May 15, 1998 among the Company,
           Associated and the shareholders of Associated
    10.27* Form of Subscription Agreement, dated May 1998, between the
           Company and certain subscribers
    10.28* NationsRent 1998 Stock Option Plan
    21.1*  Subsidiaries of the Company
    23.1   Consent of Arthur Andersen LLP
    23.3*  Consent of Akerman, Senterfitt & Eidson, P.A. (included in
           Exhibit 5.1 above)
    24.1   Power of Attorney (included on Signature Page of this
           Registration Statement)
    27.1   Financial data schedule.

---------------
* To be filed by amendment.

     (b) Financial Statement Schedule. The following financial statement schedule together with report of independent certified public accountants is filed on pages S-1 and S-2 herewith:

          Financial Statement Schedule II, Valuation and Qualifying Accounts and Reserves, for the Period Ended December 31, 1997.

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) To provide to the Underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          (2) For purposes of determining any liability under the Securities Act, each filing of the registrant's annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (4) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on June 5, 1998.

                                          NATIONSRENT, INC.

                                          By: /s/ JAMES L. KIRK
                                            ------------------------------------
                                            James L. Kirk
                                            President and Chief Executive
                                              Officer

     Each of the undersigned hereby constitutes and appoints James L. Kirk and Gene J. Ostrow and each of them with full power to act without the other and with full power of substitution and resubstitution, his true and lawful attorneys-in-fact with full power to execute in his name and behalf in the capacities indicated below this Registration Statement on Form S-1 and any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission and hereby ratifies and confirms all that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                       DATE
                     ---------                                     -----                       ----

                 /s/ JAMES L. KIRK                   Chairman of the Board, President      June 5, 1998
---------------------------------------------------  and Chief Executive Officer
                   James L. Kirk                     (principal executive officer)

                /s/ GENE J. OSTROW                   Executive Vice President and Chief    June 5, 1998
---------------------------------------------------  Financial Officer (principal
                  Gene J. Ostrow                     financial officer)

                /s/ KRIS E. HANSEL                   Vice President and Controller         June 5, 1998
---------------------------------------------------  (principal accounting officer)
                  Kris E. Hansel

              /s/ THOMAS H. BRUINOOGE                Director                              June 5, 1998
---------------------------------------------------
                Thomas H. Bruinooge

                /s/ GARY L. GABRIEL                  Director                              June 5, 1998
---------------------------------------------------
                  Gary L. Gabriel

               /s/ H. WAYNE HUIZENGA                 Director                              June 5, 1998
---------------------------------------------------
                 H. Wayne Huizenga

               /s/ HARRIS W. HUDSON                  Director                              June 5, 1998
---------------------------------------------------
                 Harris W. Hudson

         REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON SCHEDULE

To the Stockholders of NationsRent, Inc.:

We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of NationsRent, Inc., and subsidiaries included in this registration statement and have issued our report thereon dated June 3, 1998. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule included under Item 16(b) is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  June 3, 1998.

                               NATIONSRENT, INC.

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                  SCHEDULE II
                                 (IN THOUSANDS)

                                           BALANCE AT    CHARGED TO   ACCOUNTS              BALANCE AT
                                           BEGINNING     COSTS AND    WRITTEN                  END
              DESCRIPTIONS                OF PERIOD(1)    EXPENSES      OFF      OTHER(2)    OF YEAR
              ------------                ------------   ----------   --------   --------   ----------
Period ended December 31, 1997
  Allowance for Doubtful Accounts.......    $     --            --         (40)       627      $587

---------------

(1) August 14, 1997 (inception).
(2) Represents the historical allowances of the acquired companies.

                               INDEX TO EXHIBITS

23.1   Consent of Arthur Andersen LLP
24.1   Power of Attorney
27.1   Financial Data Schedule